                                                                  EXECUTION COPY

                                 $1,100,000,000

                              AMENDED AND RESTATED
                         CREDIT AND GUARANTEE AGREEMENT

                                   dated as of

                                February 26, 1998

                 and amended and restated as of August 23, 1999

                                      among

                             SFX Entertainment, Inc.

                            SFX U.K. Holdings Limited

                  The Eligible Subsidiaries Referred to Herein

                            The Lenders Party Hereto

                     The LC Issuing Bank Referred to Herein

                     The Apollo LC Issuer Referred to Herein

                          Lehman Commercial Paper Inc.,
                              as Syndication Agent

                                Societe Generale,
                             as Documentation Agent

                                       and

                              The Bank of New York,
                             as Administrative Agent

                          -----------------------------

                            BNY Capital Markets, Inc.
                              Lehman Brothers Inc.

                Joint-Lead Arrangers and Joint-Lead Book Managers

                                TABLE OF CONTENTS

                             -----------------------

                                                                            PAGE

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Definitions.....................................................1
SECTION 1.02.  Accounting Terms and Determinations............................35
SECTION 1.03.  Classes and Types of Loans and Borrowings......................35

                                    ARTICLE 2
                                   THE CREDITS

SECTION 2.01.  Commitments to Lend............................................36
SECTION 2.02.  Method of Borrowing............................................37
SECTION 2.03.  Maturity of Loans; Mandatory Repayments and
               Prepayments of Loans; Mandatory Termination and
               Reductions of Commitments......................................39
SECTION 2.04.  Interest Rates.................................................45
SECTION 2.05.  Method of Electing Interest Rates..............................46
SECTION 2.06.  Fees...........................................................48
SECTION 2.07.  Optional Termination or Reduction of Commitments...............50
SECTION 2.08.  Optional Prepayments...........................................50
SECTION 2.09.  Option of Tranche B Lenders Not to Accept Prepayments..........51
SECTION 2.10.  General Provisions as to Payments..............................53
SECTION 2.11.  Funding Losses.................................................55
SECTION 2.12.  Computation of Interest and Fees...............................55
SECTION 2.13.  Notes; Registry................................................55
SECTION 2.14.  Letters of Credit..............................................57
SECTION 2.15.  Apollo Letter of Credit........................................64
SECTION 2.16.  Judgment Currency..............................................70
SECTION 2.17.  Designation of Subsidiary as a Borrower; Termination of
               Designation....................................................70
SECTION 2.18.  Foreign Subsidiary Costs.......................................71
SECTION 2.19.  Determining Dollar Amounts of Alternative Currency
               Loans, Alternative Currency Letters of Credit and Apollo
               Letters of Credit; Related Mandatory Prepayments...............72
SECTION 2.20.  Additional Reserve Costs.......................................74
SECTION 2.21.  Changes in Market Practice Following EMU.......................75
SECTION 2.22.  General Cash Collateral Account; Term Loan-A Cash
               Collateral Account.............................................75
SECTION 2.23.  Fronted Swedish Kroner Loans...................................77

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                                                                            PAGE

                                    ARTICLE 3
                                   CONDITIONS

SECTION 3.01.  Effectiveness..................................................81
SECTION 3.02.  Consequence of Effectiveness...................................84
SECTION 3.03.  Borrowings, Issuances of Letters of Credit and Issuances
               of Apollo Letters of Credit....................................84
SECTION 3.04.  Additional Conditions on Issuance of Apollo Letters of
               Credit; First Borrowing by or Issuance of Letter of Credit
               for Account of UKHC............................................85
SECTION 3.05.  First Borrowing by Each Eligible Subsidiary....................88

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Organization.........................................91
SECTION 4.02.  Authorization; No Conflict.....................................92
SECTION 4.03.  Binding Effect.................................................92
SECTION 4.04.  Financial Statements...........................................92
SECTION 4.05.  Litigation.....................................................93
SECTION 4.06.  Compliance with ERISA..........................................93
SECTION 4.07.  Environmental Matters..........................................93
SECTION 4.08.  Taxes..........................................................94
SECTION 4.09.  Subsidiaries; Domestic Subsidiary Guarantors...................94
SECTION 4.10.  No Regulatory Restrictions on Borrowing........................94
SECTION 4.11.  Full Disclosure................................................94
SECTION 4.12.  Properties.....................................................95
SECTION 4.13.  Collateral Documents...........................................95
SECTION 4.14.  No Burdensome Restrictions.....................................95
SECTION 4.15.  Labor Matters..................................................95
SECTION 4.16.  Compliance with Laws and Agreements............................95
SECTION 4.17.  Solvency.......................................................96
SECTION 4.18.  Status as Senior Debt..........................................96
SECTION 4.19.  Year 2000 Compliance...........................................96
SECTION 4.20.  Eligible Subsidiaries..........................................96
SECTION 4.21.  UKHC...........................................................97

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                                                                            PAGE

                                    ARTICLE 5
                                    COVENANTS

SECTION 5.01.  Financial Statements and Other Information.....................98
SECTION 5.02.  Payment of Obligations........................................101
SECTION 5.03.  Maintenance of Property; Insurance............................101
SECTION 5.04.  Conduct of Business and Maintenance of Existence..............102
SECTION 5.05.  Compliance with Laws .........................................102
SECTION 5.06.  Inspection of Property, Books and Records.....................102
SECTION 5.07.  Mergers; Consolidations; Asset Sales..........................103
SECTION 5.08.  Use of Proceeds and Letters of Credit.........................103
SECTION 5.09.  Subordinated Debt.............................................104
SECTION 5.10.  Negative Pledge...............................................104
SECTION 5.11.  Limitation on Indebtedness....................................105
SECTION 5.12.  Total Leverage Ratio..........................................106
SECTION 5.13.  Senior Leverage Ratio.........................................107
SECTION 5.14.  Pro Forma Interest Expense Ratio..............................107
SECTION 5.15.  Pro Forma Debt Service Ratio..................................107
SECTION 5.16.  Fixed Charges Ratio...........................................107
SECTION 5.17.  Adjusted Total Debt to Rental Expense Ratio...................108
SECTION 5.18.  Limitation on Adjusted Operating Cash Flow from Foreign
               Subsidiaries..................................................108
SECTION 5.19.  Restricted Payments...........................................108
SECTION 5.20.  Investments...................................................108
SECTION 5.21.  Acquisitions; Acquisition Deposits............................109
SECTION 5.22.  Transactions with Affiliates..................................110
SECTION 5.23.  Limitation on Restrictions Affecting Subsidiaries.............111
SECTION 5.24.  Sale and Leaseback............................................111
SECTION 5.25.  Limitation of Interest Rate Risk..............................111
SECTION 5.26.  Year 2000.....................................................112
SECTION 5.27.  Limitation on Activities by Certain Subsidiaries..............112
SECTION 5.28.  Modification of Certain Documents.............................112
SECTION 5.29.  Further Assurances............................................112

                                    ARTICLE 6
                                    DEFAULTS

SECTION 6.01.  Events of Default.............................................119
SECTION 6.02.  Notice of Default.............................................122
SECTION 6.03.  General Cash Collateral.......................................122

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                                                                            PAGE

                                    ARTICLE 7
                                   THE AGENTS

SECTION 7.01.  Appointment and Authorization.................................122
SECTION 7.02.  Agents and Affiliates.........................................123
SECTION 7.03.  Action by Agents..............................................123
SECTION 7.04.  Consultation with Experts.....................................123
SECTION 7.05.  Liability of Agents...........................................123
SECTION 7.06.  Indemnification...............................................124
SECTION 7.07.  Credit Decision...............................................124
SECTION 7.08.  Successor Administrative Agent................................124
SECTION 7.09.  Agents' Fee...................................................124
SECTION 7.10.  Other Agents and Arrangers....................................124

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair......125
SECTION 8.02.  Illegality....................................................125
SECTION 8.03.  Increased Cost and Reduced Return.............................126
SECTION 8.04.  Taxes.........................................................127
SECTION 8.05.  ABR Loans Substituted for Affected Euro-Currency Loans........130

                                    ARTICLE 9
             REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

SECTION 9.01.  Corporate Existence and Power.................................131
SECTION 9.02.  Corporate and Governmental Authorization;
               Contravention.................................................131
SECTION 9.03.  Binding Effect................................................131
SECTION 9.04.  Limited Activities............................................132
SECTION 9.05.  Taxes.........................................................132

                                   ARTICLE 10
                                COMPANY GUARANTY

SECTION 10.01.  The Company Guaranty.........................................132
SECTION 10.02.  Guaranty Unconditional.......................................133
SECTION 10.03.  Discharge Only upon Payment in Full; Reinstatement in
                Certain Circumstances........................................133
SECTION 10.04.  Waiver by the Company........................................134
SECTION 10.05.  Subrogation..................................................134

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                                                                            PAGE

SECTION 10.06.  Stay of Acceleration.........................................134

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01.  Notices......................................................135
SECTION 11.02.  No Waivers...................................................135
SECTION 11.03.  Expenses; Indemnification....................................135
SECTION 11.04.  Set-Offs.....................................................136
SECTION 11.05.  Amendments and Waivers.......................................137
SECTION 11.06.  Successors; Participations and Assignments...................140
SECTION 11.07.  Designated Lenders...........................................142
SECTION 11.08.  No Reliance on Margin Stock..................................143
SECTION 11.09.  Governing Law; Judicial Proceedings..........................144
SECTION 11.10.  Counterparts; Effectiveness..................................145
SECTION 11.11.  WAIVER OF JURY TRIAL.........................................145
SECTION 11.12.  Acknowledgment of Lender Addendum............................145


PRICING SCHEDULE
Schedule 4.09 -- Subsidiaries of the Company
Schedule 5.10 -- Existing Liens
Schedule 5.11 -- Existing Indebtedness
Schedule 5.20 -- Existing Investments
Schedule 5.29 -- Designated Mortgaged Properties

EXHIBIT A     -  NOTE
EXHIBIT B     -  FORM OF DOMESTIC SECURITY AGREEMENT
EXHIBIT C     -  FORM OF MORTGAGE
EXHIBIT D     -  FORM OF DOMESTIC SUBSIDIARY GUARANTEE
EXHIBIT E     -  FORM OF DOMESTIC SUBSIDIARY GUARANTEE SUPPLEMENT
EXHIBIT F     -  FORM OF UKHC ACQUISITION HOLDCO PLEDGE AGREEMENT
EXHIBIT G     -  FORM OF UKHC COMPOSITE GUARANTEE AND DEBENTURE
EXHIBIT H     -  [RESERVED]
EXHIBIT I     -  MASTER ASSIGNMENT AGREEMENT
EXHIBIT J     -  [RESERVED]
EXHIBIT K-1   -  OPINION OF WINSTON & STRAWN, SPECIAL COUNSEL FOR THE OBLIGORS
EXHIBIT K-2   -  OPINION OF ASSOCIATE GENERAL COUNSEL OF THE COMPANY

EXHIBIT L-1   -  OPINION OF DAVIS POLK & WARDWELL, SPECIAL COUNSEL FOR THE
                 ADMINISTRATIVE AGENT
EXHIBIT L-2   -  OPINION OF NORTON ROSE, SPECIAL ENGLISH COUNSEL FOR THE
                 ADMINISTRATIVE AGENT
EXHIBIT L-3   -  POST-EFFECTIVE OPINION OF NORTON ROSE, SPECIAL ENGLISH COUNSEL
                 FOR THE ADMINISTRATIVE AGENT
EXHIBIT M     -  FORM OF ELECTION TO PARTICIPATE
EXHIBIT N     -  FORM OF ELECTION TO TERMINATE
EXHIBIT O     -  OPINION OF COUNSEL FOR ELIGIBLE SUBSIDIARY
EXHIBIT P     -  FORM OF OPINION OF REAL ESTATE COUNSEL FOR THE OBLIGORS
EXHIBIT Q     -  ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT R     -  DESIGNATION AGREEMENT
EXHIBIT S     -  FORM OF COMPLIANCE CERTIFICATE
EXHIBIT T     -  MANDATORY COSTS RATE
EXHIBIT U     -  EXISTING LETTERS OF CREDIT

         AGREEMENT dated as of February 26, 1998 and amended and restated as of August 23, 1999 among SFX ENTERTAINMENT, INC., SFX U.K. HOLDINGS LIMITED, the ELIGIBLE SUBSIDIARIES referred to herein, the LENDERS party hereto, the LC ISSUING BANK referred to herein, the APOLLO LC ISSUER referred to herein, LEHMAN COMMERCIAL PAPER INC., as Syndication Agent, SOCIETE GENERALE, as Documentation Agent, and THE BANK OF NEW YORK, as Administrative Agent.

                                   WITNESSETH:

         WHEREAS, certain of the parties hereto have heretofore entered into a Credit and Guarantee Agreement dated as of February 26, 1998 (the "EXISTING CREDIT AGREEMENT"); and

         WHEREAS, the parties hereto desire to amend and restate the Existing Credit Agreement to read in its entirety as set forth herein;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "ABR LOAN" means a Loan that bears interest based on the Alternate Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the last sentence of Section 2.05(a) or Article 8.

         "ABR MARGIN" has the meaning specified in the Pricing Schedule.

         "ACQUISITION" means any acquisition, whether in a single transaction or series of related transactions, by the Company or any one or more Subsidiaries, or any combination thereof, of (i) all or a substantial part of the assets, or a going business or division, of any Person, whether through purchase of assets or securities, by merger or otherwise, (ii) control of at least a majority of securities of an existing corporation or other Person ordinarily (apart from rights accruing under special circumstances) having the right to vote in the election of the board of directors of such corporation or other Person or (iii) control of a greater than 50% ownership interest in any existing partnership, joint venture or other Person.

         "ACQUISITION CONSIDERATION" means, with respect to any Acquisition, the sum of (i) the cash consideration to be paid in connection with such Acquisition, plus (ii) the fair market value of all non-cash consideration paid or agreed to be paid in connection with such Acquisition, plus (iii) an amount equal to the principal or stated amount of all liabilities assumed or incurred by any Obligor in connection with such Acquisition.

         "ACQUISITION HOLDCO" means UKHC or any other Wholly Owned Foreign Subsidiary of the Company which, (i) as a result of one or more Specified Acquisitions or other Investments permitted hereunder, directly owns (or, after giving effect to any such Specified Acquisition or other Investment, will directly own) Capital Stock of one or more Foreign Operating Companies, and (ii) does not (and will not, after giving effect to any Specified Acquisition or other Investment hereunder) own any other assets, and "ACQUISITION HOLDCOS" means all of the foregoing.

         "ACQUISITION HOLDCO PLEDGE AGREEMENT" means a pledge agreement between each Acquisition Holdco and the Administrative Agent, (i) in the case of UKHC, substantially in the form of Exhibit F hereto, and (ii) in the case of each other Acquisition Holdco, in such form and with such changes as may be required or advisable pursuant to laws of the relevant jurisdiction as requested or approved by the Administrative Agent, in each case as amended from time to time, and "ACQUISITION HOLDCO PLEDGE AGREEMENTS" means all of the foregoing.

         "ADJUSTED LONDON INTERBANK OFFERED RATE" has the meaning specified in
Section 2.04(b).

         "ADJUSTED OPERATING CASH FLOW" means, for any period, Operating Cash Flow in respect of such period, provided, however, that, for purposes of this definition only, Operating Cash Flow shall be computed, on a consistent basis, to reflect each of the following during such period as if they had occurred at the beginning of such period: Material Venue lease expirations and terminations (except to the extent replaced with other venues), and acquisitions and dispositions made by the Company and its Consolidated Subsidiaries.

         "ADJUSTED TOTAL DEBT" means, as of any date, the sum of (i) Total Debt as of such date less cash and Temporary Cash Investments held by the Company and its Subsidiaries at such time in excess of $5,000,000 plus (ii) the product of
(x) 8 multiplied by (y) Rental Expense for the most recently completed period of four Fiscal Quarters.

         "ADJUSTED TOTAL DEBT TO RENTAL EXPENSE RATIO" means, at any date, the ratio of (i) Adjusted Total Debt as of such date to (ii) the sum of Adjusted Operating Cash Flow and Rental Expense for the most recently completed period of four Fiscal Quarters.

         "ADMINISTRATIVE AGENT" means The Bank of New York, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent, completed by such Lender and returned to the Administrative Agent (with a copy to the Company).

         "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "CONTROLLING PERSON") or
(ii) any Person (other than the Company or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGENTS" means the Administrative Agent, the Syndication Agent and the Documentation Agent and "AGENT" means any or all of the foregoing, as the context may require.

         "AGGREGATE APOLLO LC EXPOSURE" means, at any time, the sum, without duplication, of (i) the aggregate Dollar Amount that is (or may thereafter become) available for drawing under the Apollo Letters of Credit outstanding at such time and (ii) the aggregate unpaid Dollar Amount of all Apollo LC Reimbursement Obligations at such time. The Aggregate Apollo LC Exposure of any Lender at any time shall be its Term Loan-A Percentage of the Aggregate Apollo LC Exposure at such time.

         "AGGREGATE REVOLVING LC EXPOSURE" means, at any time, the sum, without duplication, of (i) the aggregate Dollar Amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time and (ii) the aggregate unpaid Dollar Amount of all LC Reimbursement Obligations at such time. The Aggregate Revolving LC Exposure of any Lender at any time shall be its Revolving Credit Percentage of the Aggregate Revolving LC Exposure at such time. For avoidance of doubt, Aggregate Revolving LC Exposure does not include Aggregate Apollo LC Exposure.

         "AGREEMENT" means the Existing Credit Agreement, as amended and restated by this Amended Agreement and as the same may be further amended from time to time.

         "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "ALTERNATIVE CURRENCIES" means Sterling and Euro; provided that Swedish Kroner shall also be an Alternative Currency if (i) the Company requests at any time, by notice to the Administrative Agent, that such currency be included as an additional Alternative Currency for purposes of this Agreement, (ii) such currency is freely transferable and is freely convertible into Dollars in the London foreign exchange market, (iii) deposits in such currency are customarily offered to banks in the London interbank market and (iv) every Lender affected by such Alternative Currency request, by notice to the Administrative Agent, approves the inclusion of such currency as an additional Alternative Currency for purposes hereof.

         "ALTERNATIVE CURRENCY LETTER OF CREDIT" means a Letter of Credit that is available for drawing in an Alternative Currency.

         "ALTERNATIVE CURRENCY LOAN" means a Loan (including, without limitation, a Fronted Swedish Kroner Loan) that is made in an Alternative Currency (including, without limitation, a Fronted Swedish Kroner Loan) pursuant to the applicable Notice of Borrowing. Any Loan in the currency of a Participating Member State shall be denominated in Euro Units. Any Loan made in the currency of a Participating Member State before the date on which such Participating Member State adopts the Euro as its currency (the "ENTRY DATE") and still outstanding on the Entry Date shall be prepaid on the last day of the Interest Period applicable thereto on the Entry Date.

         "AMENDED AGREEMENT" means this Amended and Restated Credit and Guarantee Agreement dated as of August 23, 1999, as it may be amended from time to time.

         "APOLLO ACQUISITION" means the series of transactions consisting of (i) the acquisition by the Company of 50% of the Capital Stock of Apollo Parent,
(ii) the acquisition by UKHC of 50% of the Capital Stock of Apollo Parent and
(iii) within 45 days after the consummation of the transactions described in clauses (i) and (ii), the contribution by the Company to UKHC of 50% of the Capital Stock of Apollo Parent, with the result that UKHC owns 100% of the Capital Stock of Apollo Parent.

         "APOLLO ACQUISITION DOCUMENTS" means (i) the Apollo Purchase Agreement and (ii) the Apollo Loan Notes.

         "APOLLO LC ISSUER" means The Bank of New York, London Branch, in its capacity as the Apollo LC Issuer under the letter of credit facility described in Section 2.15.

         "APOLLO LC REIMBURSEMENT OBLIGATIONS" means, at any time, all obligations of the Company or UKHC, as the case may be, to reimburse the Apollo LC Issuer for amounts paid by the Apollo LC Issuer in respect of drawings under Apollo Letters of Credit, including any portion of any such obligations to which a Lender has become subrogated pursuant to Section 2.15(i)(i).

         "APOLLO LETTER OF CREDIT" means a letter of credit issued by the Apollo LC Issuer hereunder on or after the Effective Date for the account of the Company or UKHC.

         "APOLLO LOAN NOTES" means the Guaranteed (A) Loan Notes 2005 and the Guaranteed (B) Loan Notes 2005 to be issued by the Company upon consummation of the Apollo Acquisition and the Guaranteed (A) Loan Notes 2005 and the Guaranteed
(B) Loan Notes 2005 to be issued by UKHC upon consummation of the Apollo Acquisition, as evidenced by Loan Note Instruments substantially in the form distributed to the Lenders prior to the Effective Date, in an aggregate amount for all such instruments not to exceed (pound)129.0 million.

         "APOLLO MORTGAGED PROPERTIES" means each property owned or leased by Apollo Parent or any of its Subsidiaries (i) with respect to which a certificate of title has been (or will be) issued in connection with the consummation of the Apollo Acquisition or (ii) which the Administrative Agent has requested be subject to a Mortgage.

         "APOLLO PARENT" means (i) prior to the consummation of the Apollo Acquisition, Apollo Leisure Group plc, an English public limited company and
(ii) on and after the consummation of the Apollo Acquisition, Apollo Leisure Group plc, an English private limited company.

         "APOLLO PURCHASE AGREEMENT" means the Share Purchase Agreement dated as of August 3, 1999 among the Company and the Apollo Sellers.

         "APOLLO SELLERS" mean Anita Kim Gregg, Paul Richard Gregg, David Charles Rogers, Julie Diane Rogers, Samuel John Schrouder, David Clifford Gregg and Simon Paul Gregg.

         "APOLLO SUBSIDIARY" means any one of the direct and indirect Subsidiaries of Apollo Parent, and "APOLLO SUBSIDIARIES" means two or more of them, as the context may require.

         "APPLICABLE LENDING OFFICE" means, with respect to any Lender, (i) in the case of its ABR Loans and its participations in Dollar-Denominated Letters of Credit, its Domestic Lending Office and (ii) in the case of its Euro-Currency Loans and its participation in Alternative Currency Letters of Credit and Apollo Letters of Credit, its Euro-Currency Lending Office.

         "APPLICABLE MARGIN" means, on any date, with respect to any ABR Loan or Eurocurrency Loan of any Class, or with respect to any Letter of Credit participation fee payable hereunder, or with respect to any Apollo Letter of Credit participation fee payable hereunder, as the case may be, the "ABR MARGIN", "EUROCURRENCY MARGIN", "LC FEE RATE" or "APOLLO LC FEE RATE", as the case may be, which is applicable on such date in accordance with the Pricing Schedule.

         "ARRANGERS" means BNY Capital Markets, Inc. and Lehman Brothers Inc.

         "ASSET SALE" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) (each, a "DISPOSITION") by the Company or any of its Subsidiaries of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) any disposition of inventory, cash, cash equivalents and other cash management investments and obsolete and unused or unnecessary equipment, in each case in the ordinary course of business, (ii) any disposition to the Company or a Domestic Subsidiary Guarantor and (iii) any other sale, assignment, lease, transfer or other disposition of any property or assets by the Borrower or any Subsidiary, provided that the fair market value of all consideration received by the Borrower and its Subsidiaries in connection with each such transaction (or related series of transactions) under this clause
(iii) shall not exceed $5,000,000.

         "ASSIGNEE" has the meaning specified in Section 11.06(c).

         "BORROWER" means the Company, UKHC or any Eligible Subsidiary, as the context may require, and their respective successors, and "BORROWERS" means all of the foregoing. When used in connection with a specific Loan, Borrowing, Letter of Credit or Apollo Letter of Credit, the term "BORROWER" means the obligor (or proposed obligor) with respect thereto.

         "BORROWING" has the meaning specified in Section 1.03.

         "CAPITAL STOCK" means, as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

         "CHANGE OF CONTROL" means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act), other than Robert F.X. Sillerman ("SILLERMAN") and his Related Parties (as hereinafter defined), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the combined voting power of all classes of issued and outstanding Capital Stock of the Company that is entitled to vote in the election of the Board of Directors of the Company. For purposes of this definition, "RELATED PARTIES" means, with respect to Sillerman, (i) a spouse or immediate family member of Sillerman or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, owners, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of Sillerman and or such other Persons referred to in the immediately preceding clause (i).

         "CLASS" has the meaning specified in Section 1.03.

         "COLLATERAL" means the collateral subject to the Collateral Documents.

         "COLLATERAL DOCUMENTS" means the Pledge Agreements, the Security Agreements, the Mortgages (including each Foreign Borrower Subsidiary Mortgage), any additional pledge agreements, security agreements or mortgages required to be delivered pursuant to the Loan Documents (including without limitation pursuant to Section 5.29 of this Agreement) and any instruments of assignment or other instruments or agreements executed pursuant to the foregoing.

         "COMMITMENT" means any Term Commitment or Revolving Commitment, and "COMMITMENTS" means all or any combination of the foregoing, as the context may require.

         "COMMITMENT FEE RATE" has the meaning set forth in the Pricing
Schedule.

         "COMPANY" means SFX Entertainment, Inc., a Delaware corporation, and its successors.

          "COMPANY'S 1998 FORM 10-K" means the Company's annual report on Form 10-K for 1998, as filed with the SEC pursuant to the Exchange Act.

         "COMPANY'S LATEST FORM 10-Q" means the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999, as filed with the SEC pursuant to the Exchange Act.

         "COMPLIANCE CERTIFICATE" has the meaning specified in Section 5.01(c).

         "CONSOLIDATED CAPITAL EXPENDITURES" means for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP during such period for fixed or capital assets (excluding any capitalized interest and any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations and excluding any replacement assets acquired with Major Casualty Proceeds).

         "CONSOLIDATED SUBSIDIARY" means, at any date, each Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

         "CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum, without duplication, of (i) such Lender's Revolving Commitment (whether used or unused) at such time or, if its Revolving Commitment shall have been terminated in its entirety, the aggregate amount of such Lender's Revolving Outstandings at such time plus (ii) the sum of (x) the aggregate amount of such Lender's unused Term Loan-A Commitment at such time plus (y) the aggregate amount of such Lender's Term Loan-A Outstandings at such time plus (iii) such Lender's Term Loan-B Commitment at such time or, if its Term Loan-B Commitment shall have terminated in its entirety, the aggregate outstanding Dollar Amount of such Lender's Term Loans-B at such time.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "DESIGNATED LENDER" means, with respect to any Designating Lender, an Eligible Designee designated by it pursuant to Section 11.07(a) as a Designated Lender for purposes of this Agreement.

         "DESIGNATED MORTGAGED PROPERTIES" means each property identified on
Schedule 5.29 hereto.

         "DESIGNATING LENDER" means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 11.07(a).

         "DISQUALIFIED STOCK" means any Capital Stock of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which those Subordinated Notes issued pursuant to the Subordinated Indenture dated as of February 11, 1998 mature; provided, however, that (x) Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require such Person to repurchase such Capital Stock upon the occurrence of certain events shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 5.19 of this Agreement, and (y) with respect to the Company, the 750,000 shares of Class A common stock of the Company issued to the sellers in connection with the acquisition of PACE Entertainment subject to the right of such sellers to put such shares to the Company at a purchase price of $22.00 per share (i.e. a total purchase price of up to $16,500,000) shall constitute Disqualified Capital Stock only when the price of the Class A common stock of the Company is less than $22 per share.

         "DOCUMENTATION AGENT" means Societe Generale, in its capacity as documentation agent in connection with the credit facility provided under this Agreement.

         "DOLLAR AMOUNT" means, at any time:

              (i) with respect to any Dollar-Denominated Loan, the principal amount thereof then outstanding;

              (ii) with respect to any Dollar-Denominated Letter of Credit, the aggregate amount that is (or may thereafter become) available for drawing;

              (iii) with respect to any LC Reimbursement Obligation in respect of a Dollar-Denominated Letter of Credit, the aggregate unpaid amount thereof;

              (iv) with respect to any Alternative Currency Loan, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars at the Spot Rate most recently used by the Administrative Agent to determine or redetermine the Dollar Amount of such Loan pursuant to Section 2.19(a);

              (v) with respect to any Alternative Currency Letter of Credit or Apollo Letter of Credit, the aggregate amount that is (or may thereafter become) available for drawing in the relevant Alternative Currency, converted to Dollars at the Spot Rate most recently used by the Administrative Agent to determine or redetermine the Dollar Amount of such Alternative Currency Letter of Credit or Apollo Letter of Credit, as the case may be, pursuant to Section 2.19(b) or (c), as the case may be; and

              (vi) with respect to any Apollo LC Reimbursement Obligation or any LC Reimbursement Obligation in respect of an Alternative Currency Letter of Credit, the aggregate unpaid amount thereof in the relevant Alternative Currency, converted to Dollars at the Spot Rate most recently used by the Administrative Agent to determine or redetermine the Dollar Amount of Alternative Currency Letters of Credit or Apollo Letters of Credit, pursuant to Section 2.19(b) or (c), as the case may be.

         "DOLLAR-DENOMINATED BORROWING" means a Borrowing comprised of one or more Dollar-Denominated Loans.

         "DOLLAR-DENOMINATED LETTER OF CREDIT" means a Letter of Credit that is available for drawing in Dollars.

         "DOLLAR-DENOMINATED LOAN" means a Loan that is made in Dollars pursuant to the applicable Notice of Borrowing.

         "DOLLARS" and the sign "$" mean lawful currency of the United States.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "DOMESTIC LENDING OFFICE" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent.

         "DOMESTIC MORTGAGE DOCUMENTS" has the meaning specified in Section
5.29.

         "DOMESTIC MORTGAGED PROPERTY" means each parcel of real property and improvements thereto located in the United States with respect to which a Mortgage is granted pursuant to Section 5.29.

         "DOMESTIC OBLIGORS" means the Company and each of the Domestic Subsidiary Guarantors.

         "DOMESTIC SECURITY AGREEMENT" means the security agreement substantially in the form of Exhibit B among the Domestic Obligors and the Administrative Agent, as amended or supplemented from time to time.

         "DOMESTIC SUBSIDIARY" means each Subsidiary that is not a Foreign Subsidiary.

         "DOMESTIC SUBSIDIARY GUARANTEE" means the guarantee agreement substantially in the form of Exhibit D by each Domestic Subsidiary Guarantor for the benefit of the Administrative Agent, as amended or supplemented from time to time.

         "DOMESTIC SUBSIDIARY GUARANTEE SUPPLEMENT" means a supplement to the Domestic Subsidiary Guarantee and the Domestic Security Agreement, substantially in the form of Exhibit E.

         "DOMESTIC SUBSIDIARY GUARANTOR" means (i) each Domestic Subsidiary which is a party to the Domestic Subsidiary Guarantee as of the Effective Date and (ii) each Domestic Subsidiary which becomes a party to the Domestic Subsidiary Guarantee pursuant to Section 5.29.

         "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

         "EFFECTIVE DATE COLLATERAL DOCUMENTS" means the Domestic Security Agreement.

         "ELECTION TO PARTICIPATE" means an Election to Participate substantially in the form of Exhibit M hereto.

         "ELECTION TO TERMINATE" means an Election to Terminate substantially in the form of Exhibit N hereto.

         "ELIGIBLE DESIGNEE" means a special purpose corporation that (i) is organized under the laws of the United States or any state thereof, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's.

         "ELIGIBLE SUBSIDIARY" means any Acquisition Holdco as to which (i) an Election to Participate, in form and substance satisfactory to the Administrative Agent, shall have been signed by the Company and the Required Lenders and delivered to the Administrative Agent and (ii) an Election to Terminate shall not have been delivered to the Administrative Agent.

         "EMA TELSTAR ACQUISITION" means the proposed acquisition by a Swedish Acquisition Holdco of at least 75% of the Capital Stock of EMA Telstar, a Swedish corporation.

         "EMU LEGISLATION" means legislative measures of the Council of the European Union for the introduction of, changeover to or operation of the Euro.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including (without limitation) ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any

Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "EURO" means the single currency of the Participating Member States in the Third Stage.

         "EURO-CURRENCY BUSINESS DAY" means a Euro-Dollar Business Day, unless such term is used in connection with an Alternative Currency Borrowing or Alternative Currency Loan, Alternative Currency Letter of Credit or Apollo Letter of Credit, in which case such day shall not be a Euro-Currency Business Day unless commercial banks are open for international business (including dealings in deposits in such Alternative Currency) in both London and the place designated by the Administrative Agent for funds to be paid or made available in such Alternative Currency.

         "EURO-CURRENCY LENDING OFFICE" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Currency Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Currency Lending Office by notice to the Company and the Administrative Agent; provided that any Lender may from time to time by notice to the Company and the Administrative Agent designate separate Euro-Currency Lending Offices for its Loans in different currencies and/or for its Loans to different Borrowers, in which case all references herein to the Euro-Currency Lending Office of such Lender shall be deemed to refer to any or all of such offices, as the context may require.

         "EURO-CURRENCY LOAN" means either a Euro-Dollar Loan or an Alternative Currency Loan.

         "EURO-CURRENCY MARGIN" has the meaning specified in the Pricing
Schedule.

         "EURO-CURRENCY RATE" means a rate of interest determined pursuant to
Section 2.04(b) on the basis of a London Interbank Offered Rate.

         "EURO-CURRENCY RESERVE PERCENTAGE" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Currency Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

         "EURO-DOLLAR LOAN" means a Dollar-Denominated Loan that bears interest at a Euro-Currency Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

         "EURO UNIT" means the currency unit of the Euro.

         "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

         "EXCESS CASH FLOW" means Operating Cash Flow for each Fiscal Year minus the sum of the following during such Fiscal Year: (a) Fixed Charges, (b) with respect to all Indebtedness of the Company and its Consolidated Subsidiaries under revolving credit facilities (including, without limitation, the Revolving Outstandings), an amount equal to the excess, if any, of (i) the aggregate outstanding principal balance of all such Indebtedness at the beginning of such period, minus (ii) the aggregate amount of all commitments under such revolving credit facilities at the end of such period, and (c) with respect to all other Indebtedness of the Company and its Consolidated Subsidiaries (to the extent not covered by clause (a) or (b)), all repayments of such Indebtedness (excluding all mandatory prepayments made pursuant to Section 2.03(f)) which were made during such period.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         "EXISTING CREDIT AGREEMENT" has the meaning specified in the recitals at the beginning of this Agreement.

         "EXISTING LENDER" means a "LENDER" (as such term is defined in the Existing Credit Agreement) that is a party to the Existing Credit Agreement immediately before the Effective Date.

         "EXISTING LETTERS OF CREDIT" means the letters of credit either (i) issued on or before the Effective Date and listed in Exhibit U hereto or (ii) issued after the date hereof but before the Effective Date under (and in accordance with the provisions of) the Existing Credit Agreement.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to The Bank of New York on such day on such transactions as determined by The Bank of New York and reported to the Administrative Agent.

         "FINANCIAL ASSISTANCE LAWS" means the laws prohibiting the giving of financial assistance set forth in Section 151, et seq. of The Companies Act 1985 of England, and similar laws of other jurisdictions.

         "FINANCIAL OFFICER" means, as to any Person, the chief financial officer of such Person or such other officer as shall be satisfactory to the Administrative Agent.

         "FISCAL QUARTER" means a fiscal quarter of the Company.

         "FISCAL YEAR" means a fiscal year of the Company.

         "FIXED CHARGES" means, for the most recently completed period of four Fiscal Quarters, on a consolidated basis for the Company and its Consolidated Subsidiaries, the sum of the following: (a) all interest expense paid during such period, (b) commitment fees incurred with respect to Total Debt and paid during such period, (c) principal amounts that became payable (whether or not paid and whether at the stated maturity, by acceleration or by reason of optional prepayment or redemption or otherwise) by the Company or any Consolidated Subsidiary in respect of Indebtedness of the Company or its Consolidated Subsidiaries during such period, (d) cash income taxes paid during such period, and (e) Consolidated Capital Expenditures (excluding certain special capital expenditures associated with the Jones Beach Marine Amphitheater, the Seattle Amphitheater and the PNC Bank Arts Center and acceptable to the Administrative Agent) during such period.

         "FIXED CHARGES RATIO" means, at any date for the most recently completed four Fiscal Quarters (taken as one accounting period), the ratio of
(i) Operating Cash Flow for such period to (ii) Fixed Charges for such period.

         "FOREIGN BORROWER" means UKHC or any Eligible Subsidiary, and "FOREIGN BORROWERS" means all of the foregoing.

         "FOREIGN BORROWER PLEDGE AGREEMENT" means a pledge agreement between each Foreign Borrower and the Administrative Agent, (i) in the case of UKHC, substantially in the form of Exhibit G hereto and (ii) in the case of each Eligible Subsidiary, in such form and with such changes as may be required or advisable pursuant to laws of the relevant jurisdiction as requested or approved by the Administrative Agent, in each case as amended from time to time, and "FOREIGN BORROWER PLEDGE AGREEMENTS" means all of the foregoing.

         "FOREIGN BORROWER SUBSIDIARY GUARANTEE" means the guarantee agreement by each Subsidiary of a Foreign Borrower for the benefit of the Administrative Agent, (i) in the case of each Subsidiary of UKHC, substantially in the form of Exhibit G and (ii) in the case of each Subsidiary of an Eligible Subsidiary, in the form of Exhibit D with such changes as may be required or advisable pursuant to laws of the relevant jurisdiction as requested or approved by the Administrative Agent, in each case as amended from time to time.

         "FOREIGN BORROWER SUBSIDIARY GUARANTOR" means each Subsidiary of a Foreign Borrower which becomes a party to the Foreign Borrower Subsidiary Guarantee pursuant to Section 3.04, 3.05 or 5.29, and "FOREIGN BORROWER SUBSIDIARY GUARANTORS" means all of the foregoing.

         "FOREIGN BORROWER SUBSIDIARY MORTGAGE" means a Mortgage or other similar agreement or instrument between each Foreign Borrower Subsidiary Guarantor party thereto, as mortgagor or trustor, and the Administrative Agent, as mortgagee or beneficiary, (i) in the case of each Subsidiary of UKHC, substantially in the form of Exhibit G hereto, and (ii) in the case of each other Foreign Borrower Subsidiary Guarantor, in form and substance satisfactory to the Administrative Agent (with such changes as may be required or advisable pursuant to laws of the relevant jurisdiction as requested or approved by the Administrative Agent), in each case as amended from time to time.

         "FOREIGN BORROWER SUBSIDIARY PLEDGE AGREEMENT" means a pledge agreement between each Foreign Borrower Subsidiary Guarantor and the Administrative Agent,
(i) in the case of each Subsidiary of UKHC, substantially in the form of Exhibit G hereto and (ii) in the case of each other Foreign Borrower Subsidiary Guarantor, in such form and with such changes as may be required or advisable pursuant to laws of the relevant jurisdiction as requested or approved by the Administrative Agent, in each case as amended from time to time, and "FOREIGN BORROWER SUBSIDIARY PLEDGE AGREEMENTS" means all of the foregoing.

         "FOREIGN BORROWER SUBSIDIARY SECURITY AGREEMENT" means a security agreement between each Foreign Borrower Subsidiary Guarantor and the Administrative Agent, (i) in the case of each Subsidiary of UKHC, substantially in the form of Exhibit G hereto and (ii) in the case of each other Foreign Borrower Subsidiary Guarantor, in such form and with such changes as may be required or advisable pursuant to laws of the relevant jurisdiction as requested or approved by the Administrative Agent, in each case as amended from time to time, and "FOREIGN BORROWER SUBSIDIARY SECURITY AGREEMENTS" means all of the foregoing.

         "FOREIGN MORTGAGE DOCUMENTS" has the meaning specified in Section 5.29.

         "FOREIGN MORTGAGED PROPERTY" means each parcel of real property and improvements thereto located outside of the United States with respect to which a Mortgage is granted pursuant to Section 3.04, 3.05 or 5.29.

         "FOREIGN OBLIGORS" means the Foreign Borrowers and the Foreign Borrower Subsidiary Guarantors, and "FOREIGN OBLIGOR" means any one of them.

         "FOREIGN OPERATING COMPANY" means any Person (whether an operating company or a Person that owns Capital Stock of one or more operating companies) that becomes a Foreign Subsidiary as a result of its acquisition by an Acquisition Holdco pursuant to a Specified Acquisition or other Investment permitted hereunder, and "FOREIGN OPERATING COMPANIES" means two or more of the foregoing.

         "FOREIGN SUBSIDIARY" means any Subsidiary that is a "controlled foreign corporation" within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended from time to time.

         "FRONTED SWEDISH KRONER LOAN" has the meaning set forth in Section
2.23.

         "FRONTING LENDER" means The Bank of New York, in its capacity as fronting Lender for any Alternative Currency Loan to be made, or Alternative Currency Letter of Credit to be denominated, in Swedish Kroner.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Lenders.

         "GENERAL CASH COLLATERAL ACCOUNT" has the meaning assigned to such term in Section 2.22(a).

         "GROUP OF LOANS" means, at any time, a group of Loans consisting of (i) all Loans of the same Class to the same Borrower which are ABR Loans at such time or (ii) all Euro-Currency Loans of the same Class to the same Borrower which are in the same currency and have the same Interest Period at such time; provided that, if a Loan of any particular Lender is converted to or made as a ABR Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Indebtedness or other obligation or (iii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness or other obligation of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

         "GUARANTOR" means any of the Domestic Subsidiary Guarantors, any of the Foreign Borrower Subsidiary Guarantors, or the Company in its capacity as guarantor of the obligations of UKHC and the Eligible Subsidiaries hereunder, and "GUARANTORS" means two or more of them as the context may require.

         "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives and by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "INDEBTEDNESS" of any Person means, at any date without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person in respect of the deferred purchase price of property (other than trade payables incurred in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iv) all obligations of such Person with respect to any conditional sale or title retention agreement, (v) all obligations of such Person arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment thereof, (vi) liabilities secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by such Person (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory liens arising in the ordinary course of business), even though such Person has not assumed or otherwise become liable for the payment thereof, (vii) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (viii) all obligations of such Person in respect of its Disqualified Stock, if any, and (ix) all Guarantees by such person of Indebtedness (of the types referred to in clauses (i) through (viii)) of others (each such Guarantee to constitute Indebtedness in an amount equal to the amount of such other Person's Indebtedness Guaranteed thereby). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such person is not liable therefor.

         "INDEMNITEE" has the meaning specified in Section 11.03(b).

         "INFORMATION MEMORANDUM" means the confidential descriptive memorandum dated July 1999 furnished to the Lenders in connection with the transactions contemplated hereby.

         "INTEREST PERIOD" means, with respect to each Euro-Currency Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in such notice; provided that:

              (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day for the relevant currency shall, subject to clauses (c) and (d) below, be extended to the next succeeding Euro-Currency Business Day for such currency unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day for such currency;

              (b) any Interest Period which begins on the last Euro-Currency Business Day for the relevant currency in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d) below, end on the last Euro-Currency Business Day in a calendar month;

              (c) no Interest Period for any Revolving Loan shall extend beyond the Revolving Credit Termination Date (or if such date is not a Euro-Currency Business Day, the next preceding Euro-Currency Business
         Day); and

              (d) if any Interest Period pertaining to a Term Loan includes a date on which a scheduled payment of principal of the Term Loans is required to be made under Section 2.03(c) or 2.03(d) but does not end on such date, then (i) the principal amount (if any) of each Term Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Term Loan shall have an Interest Period determined as set forth above.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "INVESTMENT" means (i) any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit) or (ii) any investment in any Derivatives Obligation.

         "LC FEE RATE" means a rate per annum determined in accordance with the Pricing Schedule.

         "LC INDEMNITEES" has the meaning specified in Section 2.14(l).

         "LC ISSUING BANK" means The Bank of New York in its capacity as an LC Issuing Bank under the letter of credit facility described in Section 2.14.

         "LC OFFICE" means, with respect to the LC Issuing Bank, the office at which it books any Letter of Credit issued by it.

         "LC PAYMENT DATE" has the meaning specified in Section 2.14(h).

         "LC REIMBURSEMENT DUE DATE" has the meaning specified in Section
2.14(i).

         "LC REIMBURSEMENT OBLIGATIONS" means, at any time, all obligations of the Borrowers to reimburse the LC Issuing Bank for amounts paid by the LC Issuing Bank in respect of drawings under Letters of Credit, including any portion of any such obligations to which a Lender has become subrogated pursuant to Section 2.14(j)(i).

         "LENDER" means any Term Lender or Revolving Lender, and "Lenders" means any or all of the foregoing, as the context may require.

         "LENDER ADDENDUM" means, with respect to each Lender, a Lender Addendum attached either to such Lender's signature page hereof or with respect to any Lender that is an Assignee, attached to such Lender's Assignment and Assumption Agreement, in each case setting forth the amounts of the Commitments (and, in the case of an Assignee of outstanding Term Loans-B, the principal amounts of such Term Loans-B) of such Lender.

         "LENDER PARTIES" means the Lenders, the LC Issuing Bank, the Apollo LC Issuer and the Agents, and "LENDER PARTY" means any of the foregoing, as the context may require.

         "LETTER OF CREDIT" means (i) an Existing Letter of Credit or (ii) a letter of credit issued by the LC Issuing Bank hereunder on or after the Effective Date.

         "LETTER OF CREDIT TERMINATION DATE" means the tenth Domestic Business Day prior to the Revolving Credit Termination Date.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LIVENT ACQUISITION" means the acquisition by the Company of substantially all of the assets of Livent Inc. pursuant to the Asset Purchase Agreement dated as of May 28, 1999, as amended by Amendment No. 1 thereto dated as of June 4, 1999, Amendment No. 2 thereto dated as of August 9, 1999, 1999, and Amendment No. 3 thereto dated as of August 17, 1999, each among the Company, Livent Inc., Livent (U.S.) Inc., Livent Realty (New York) Inc., Livent Realty (Chicago) Inc. and Livent International Inc.

         "LOAN" means any ABR Loan or Euro-Dollar Loan, and "Loans" means any combination of the foregoing, as the context may require.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit, each Domestic Subsidiary Guarantee, each Foreign Borrower Subsidiary Guarantee and the Collateral Documents.

         "LONDON OFFICE" means the office of the Administrative Agent identified on the signature pages hereof as its London office, or such other office of the Administrative Agent as it may specify for such purpose by notice to the other parties hereto.

         "MAJOR CASUALTY PROCEEDS" means (i) the aggregate insurance proceeds received in connection with one or more related events by the Company or any of its Subsidiaries under any insurance policy maintained by the Company or any of its Subsidiaries covering losses with respect to tangible real or personal property or improvements or losses from business interruption or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation) received by the Company or any of its Subsidiaries if the amount of such aggregate proceeds or award or other compensation exceeds $15,000,000.

         "MARGIN STOCK" means "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended and in effect from time to time.

         "MASTER ASSIGNMENT AGREEMENT" means an assignment agreement among each lender under the existing Credit Agreement that is not a Lender hereunder and each of the Lenders, substantially in the form of Exhibit I hereto.

         "MATERIAL ADVERSE EFFECT" means (i) any material adverse effect on the condition (financial or otherwise), business, assets, properties, prospects, operations, performance or capital structure of the Company and its Subsidiaries, taken as a whole; (ii) any material adverse effect on the ability of any Obligor to perform any of its obligations under the Loan Documents; or
(iii) any material adverse effect on any of the rights and remedies of the Lender Parties under the Loan Documents.

         "MATERIAL DEBT" means Indebtedness (except Indebtedness outstanding hereunder) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $5,000,000.

         "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Indebtedness (except Indebtedness outstanding hereunder) and/or payment or collateralization obligations in respect of Derivatives Obligations of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $5,000,000.

         "MATERIAL PLAN" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

         "MATERIAL SUBSIDIARY" means at any time any Subsidiary of the Company, except Subsidiaries of the Company which, if aggregated and considered as a single Subsidiary at such time, would not have either (i) total gross revenues for the preceding four Fiscal Quarter period in excess of 5% of the total gross revenues of the Company and its Consolidated Subsidiaries for such period or
(ii) total assets, as of the last day of the most recently ended Fiscal Quarter, having a book value in excess of 5% of the aggregate book value of the assets of the Company and its Consolidated Subsidiaries, in each case, based upon the most recently available annual or quarterly financial statements of the Company and its Consolidated Subsidiaries.

         "MATERIAL VENUE" means as of any date, any Venue which contributes $2,000,000 or more to Adjusted Operating Cash Flow for the most recently completed period of four Fiscal Quarters.

         "MATURITY DATE" means (i) with respect to Term Loans-A, December 31, 2005, (ii) with respect to Term Loans-B, June 30, 2006, (iii) with respect to Revolving Loans, the Revolving Credit Termination Date and (iv) with respect to any Apollo Letter of Credit, the sixth anniversary of the issuance of such Apollo Letter of Credit.

         "MCP/TMG ACQUISITION" means the proposed acquisition by UKHC of 100% of the Capital Stock of, or all of the assets of, (i) Midland Concert Promotions Group Limited, an English limited company, and (ii) The McKenzie Group, an English limited company.

         "MOJO WORKS ACQUISITION" means the proposed acquisition by a Dutch Acquisition Holdco of at least 75% of the Capital Stock of Mojo Works, B.V., a Dutch corporation.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MORTGAGE" means each mortgage, deed of trust, deed to secure debt, assignment of leases and rents, leasehold mortgage or other security document (in the case of any such document to which a Domestic Subsidiary is party, substantially in the form of Exhibit C hereto) between each Obligor party thereto, as mortgagor or trustor, and the Administrative Agent, as mortgagee or beneficiary, in each case as amended from time to time.

         "MORTGAGE DOCUMENTS" means the Foreign Mortgage Documents or the Domestic Mortgage Documents, as the context may require.

         "MULTIEMPLOYER PLAN" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NATIONAL CURRENCY UNIT" or "NCU" means the unit of currency (other than a Euro Unit) of a Participating Member State.

         "NEJA/MCA ACQUISITION" means the proposed acquisition by the Company or a Domestic Subsidiary of (i) the physical assets of Music Center Associates L.L.P., an Illinois limited liability partnership, comprising the New World Music Theater in Tinley Park, Illinois, and (ii) the remaining 50% limited liability interest not already owned by the Company in NEJA Group, L.L.C., an Illinois limited liability company.

         "NET CASH PROCEEDS" means, with respect to any Reduction Event, an amount equal to the cash proceeds received by the Company or any of its Subsidiaries from or in respect of such Reduction Event (including any cash proceeds received as income on, or other proceeds of, any noncash proceeds of any Asset Sale), less (x) any expenses reasonably incurred by such Person in respect of such Reduction Event, (y) if such Reduction Event is an Asset Sale,
(I) the amount of any Indebtedness secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof and (II) any taxes actually paid by such Person (as reasonably estimated by a senior financial or accounting officer of the Company, giving effect to the overall tax position of the Company) in respect of such Asset Sale and (z) if the cash proceeds of such Reduction Event are received by a Subsidiary which is not a wholly-owned Subsidiary, Net Cash Proceeds shall include only the portion thereof proportionately equivalent to the Company's direct and indirect interest in such Subsidiary.

         "NEW YORK OFFICE" means the office of the Administrative Agent identified on the signature pages hereof as its New York office, or such other office of the Administrative Agent as it may specify for such purpose by notice to the other parties hereto.

         "NOTES" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto (or, in the case of the Company, in the form of an amendment and restatement of the promissory notes issued under the Existing Agreement, which form shall be reasonably satisfactory to the Administrative Agent), evidencing such Borrower's obligation to repay the Loans made to it, and "NOTE" means any one of such promissory notes issued hereunder.

         "NOTICE OF BORROWING" has the meaning specified in Section 2.02.

         "NOTICE OF INTEREST RATE ELECTION" has the meaning specified in Section 2.05.

         "OBLIGORS" means all of the Domestic Obligors and the Foreign Obligors, and "OBLIGOR" means any one of them.

         "OPERATING CASH FLOW" means, for any period with respect to the Company and its Consolidated Subsidiaries: (i) revenues minus (ii) expenses (excluding depreciation, amortization, interest expense and income tax expense), minus
(iii) capitalized pre-production costs, plus (iv) certain non-recurring expense items and non-cash expense items acceptable to the Administrative Agent, plus
(v) the lesser of (a) the equity income from Unconsolidated Investments, and (b) cash dividends and other cash distributions received from Unconsolidated Investments, in each case to the extent that the same would appear on a consolidated income statement of the Company in respect of such period prepared in accordance with GAAP, provided, however, that the total amount determined under this clause (v) and added to Operating Cash Flow shall not exceed 10% of Operating Cash Flow before corporate overhead, minus (vi) with respect to each non wholly-owned Consolidated Subsidiary, the amount equal to (1) the Operating Cash Flow attributable to such non wholly-owned Consolidated Subsidiary multiplied by (2) the percentage of the ownership interests in such non wholly-owned Consolidated Subsidiary which are not owned by the Company or any other Guarantor.

         "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation, by-laws and other constitutional documents, including the certificate of designation for any series of its preferred stock, (ii) with respect to any limited liability company, its articles of organization and operating agreement, or other comparable documents however named, and (iii) with respect to any partnership, its partnership agreement.

         "PARENT" means, with respect to any Lender, any Person controlling such Lender.

         "PARTICIPANT" has the meaning specified in Section 11.06(b).

         "PARTICIPATING MEMBER STATES" means those members of the European Union from time to time which adopt a single, shared currency in the Third Stage.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERFECTION CERTIFICATE" means a certificate substantially in the form of Annex A to the Security Agreement.

         "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLAN" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "PLEDGE AGREEMENTS" means all of the Acquisition Holdco Pledge Agreements, the Foreign Borrower Pledge Agreements and the Foreign Borrower Subsidiary Pledge Agreements, as the context may require, and "PLEDGE AGREEMENT" means any one of the foregoing, as the context may require.

         "PRICING SCHEDULE" means the Schedule attached hereto denominated as such.

         "PRIME RATE" means the rate of interest publicly announced by The Bank of New York in New York City from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

         "PRO FORMA DEBT SERVICE" means, at any date, the sum of: (a) Pro Forma Interest Expense plus (b) with respect to all Indebtedness of the Company and its Consolidated Subsidiaries under revolving credit facilities (including, without limitation, the Revolving Outstandings), an amount equal to the excess, if any, of (i) the aggregate outstanding principal balance of all such Indebtedness at such date, minus (ii) the aggregate amount of all commitments under such revolving credit facilities which, as of such date, are scheduled to remain in effect as of the end of the period of four Fiscal Quarters immediately succeeding such date, plus (c) with respect to all other Indebtedness of the Company and its Consolidated Subsidiaries, all repayments of such Indebtedness which, as of such date, were scheduled to be made during the immediately succeeding period of four Fiscal Quarters.

         "PRO FORMA DEBT SERVICE RATIO" means, at any date, the ratio of (a) Adjusted Operating Cash Flow for the most recently completed period of four Fiscal Quarters, to (b) Pro Forma Debt Service for the period of four Fiscal Quarters commencing immediately after the period utilized in determining Adjusted Operating Cash Flow for purposes of clause (a) of this definition.

         "PRO FORMA INTEREST EXPENSE" means, at any date, the sum of all interest expense and all commitment fees payable in respect of Total Debt, in each case of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, calculated for the period of four Fiscal Quarters commencing on the first day of the Fiscal Quarter in which such date occurs, giving effect to (a) the Total Debt outstanding and the rates in effect as of such period end, and (b) principal amounts that are scheduled to become payable by the Company or any Consolidated Subsidiary in respect of Indebtedness of the Company or its Consolidated Subsidiaries during such period.

         "PRO FORMA INTEREST EXPENSE RATIO" means, at any date, the ratio of (a) Adjusted Operating Cash Flow for the most recently completed period of four Fiscal Quarters, to (b) Pro Forma Interest Expense for the period of four Fiscal Quarters commencing immediately after the period utilized in determining Adjusted Operating Cash Flow for purposes of clause (a) of this definition.

         "QUARTERLY PAYMENT DATES" means each March 31, June 30, September 30 and December 31.

         "RATE FIXING DATE" means, with respect to any Interest Period, the day on which quotes for deposits in the relevant currency for such Interest Period are customarily taken in the London interbank market for delivery on the first day of such Interest Period.

         "REDUCTION EVENT" means (i) any Asset Sale or (ii) receipt by the Company or any of its Subsidiaries of Major Casualty Proceeds; provided that with respect to any such Major Casualty Proceeds, so long as no Default specified in Section 6.01(a) or Event of Default has occurred and is continuing, the receipt thereof shall not give rise to a Reduction Event to the extent that within 365 days of receipt of such Major Casualty Proceeds, the Company or a Subsidiary shall have actually expended such Major Casualty Proceeds for the restoration or replacement of the asset in respect of which such Major Casualty Proceeds were received, so that the Reduction Event, if any, occurring by reason of the receipt of such Major Casualty Proceeds shall be deemed to occur on the earlier of (a) such 365th day following receipt thereof as to the amount thereof not expended as specified above and (b) the date on which the Company or the relevant Subsidiary in receipt of such Major Casualty Proceeds determines that such Major Casualty Proceeds will not be so expended.

         "RELATED FUND" means, with respect to any Lender (or proposed Assignee which becomes a Lender pursuant to Section 11.06(c)) that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender, or by an Affiliate of such Lender or investment advisor.

         "RENTAL EXPENSE" means, for any period, amounts recorded during such period as operating lease expenses on the financial statements of the Company prepared in accordance with GAAP (excluding those operating lease expenses which are contingent).

         "REQUIRED LENDERS" means, at any time, Lenders having at least 51% in aggregate amount of the Credit Exposures at such time.

         "RESPONSIBLE OFFICER" means the President, the chief executive officer, the chief financial officer, the chief accounting officer, the Treasurer or the General Counsel of the Company.

         "RESTRICTED PAYMENT" means, with respect to any Person, (i) any dividend or other distribution on any shares of such Person's Capital Stock (except dividends payable solely in shares of its Capital Stock other than mandatorily redeemable preferred stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such Person's Capital Stock or (b) any option, warrant or other right to acquire shares of such Person's Capital Stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion).

         "REVOLVER COMMITMENT FEE RATE" has the meaning set forth in the Pricing Schedule.

         "REVOLVING COMMITMENT" means (i) with respect to each Revolving Lender, the amount set forth opposite such Lender's name under the heading "Revolving Commitment" in its Lender Addendum and (ii) with respect to any Assignee which becomes a Revolving Lender pursuant to Section 11.06(c), the amount of the Revolving Commitment thereby assumed by it, in each case as such amount may be changed from time to time pursuant to Section 2.03, 2.07 or 11.06(c); provided that, if the context so requires, the term "Revolving Commitment" means the obligation of a Revolving Lender to extend credit up to such amount to the Borrowers hereunder.

         "REVOLVING CREDIT PERCENTAGE" means, with respect to any Revolving Lender at any time, the percentage which the amount of its Revolving Commitment at such time represents of the aggregate amount of all the Revolving

Commitments at such time. At any time after, the Revolving Commitments shall have terminated, the term "REVOLVING CREDIT PERCENTAGE" shall refer to a Revolving Lender's Revolving Credit Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 11.06(c).

         "REVOLVING CREDIT PERIOD" means the period from and including the Effective Date to but not including the Revolving Credit Termination Date.

         "REVOLVING CREDIT TERMINATION DATE" means December 31, 2005, or if such date is not a Euro-Currency Business Day, the next preceding Euro-Currency Business Day.

         "REVOLVING LENDER" means each Lender identified in its Lender Addendum as having a Revolving Commitment and each Assignee which acquires a Revolving Commitment and/or Revolving Loans pursuant to Section 11.06(c), and their respective successors.

         "REVOLVING LOAN" means a loan made by a Revolving Lender pursuant to
Section 2.01(c) or a loan made by the Fronting Lender pursuant to Section 2.23 and designated by the Borrower as a Revolving Loan hereunder.

         "REVOLVING OUTSTANDINGS" means, at any time as to any Revolving Lender, the sum of (i) the aggregate Dollar Amount of such Lender's Revolving Loans (including, for this purpose, such Lender's Revolving Credit Percentage of the aggregate Dollar Amount of Fronted Swedish Kroner Loans that are Revolving Loans) plus (ii) such Lender's Revolving Credit Percentage of the Aggregate Revolving LC Exposure at such time, all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 11.06(c).

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "SALE-LEASEBACK TRANSACTION" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any property that, or of any property similar to and used for substantially the same purposes as any other property that, has been or is to be sold, assigned, transferred or otherwise disposed of by the Company or any of its Subsidiaries to such Person with the intention of entering into such a lease.

         "SEC" means the Securities and Exchange Commission.

         "SECURITY AGREEMENTS" means the Domestic Security Agreement and all of the Foreign Borrower Subsidiary Security Agreements, and "SECURITY AGREEMENT" means any one of the foregoing, as the context may require.

         "SENIOR DEBT" means Total Debt as of such date minus the Indebtedness of the Company and its Subsidiaries in respect of the Subordinated Notes and other permitted Subordinated Debt, to the extent that such Indebtedness would appear on a consolidated balance sheet of the Company as at such date prepared in accordance with GAAP.

         "SENIOR LEVERAGE RATIO" means of any date, the ratio of (i) Senior Debt as of such date less cash and Temporary Cash Investments held by the Company and its Subsidiaries at such time in excess of $5,000,000 to (ii) Adjusted Operating Cash Flow for the most recently completed period of four Fiscal Quarters.

         "SPECIFIED ACQUISITIONS" means (i) the Apollo Acquisition, (ii) the Livent Acquisition, (iii) the MCP/TMG Acquisition, (iv) the Mojo Works Acquisition, (v) the EMA Telstar Acquisition and (vi) the NEJA/MCA Acquisition.

         "SPOT RATE" means, for any Alternative Currency on any day, the spot rate at which such Alternative Currency is offered for sale against Dollars as shown on Reuters page FX, WRLD as of approximately 11:00 A.M. (London time) on such day.

         "STERLING" means the lawful currency of the United Kingdom.

         "SUBORDINATED DEBT" means the Subordinated Notes and any other subordinated debt issued by the Company which contains terms and conditions, including subordination provisions, approved by the Administrative Agent.

         "SUBORDINATED INDENTURES" means (i) the Indenture dated as of February 11, 1998 among the Company, the guarantors party thereto and The Chase Manhattan Bank, as trustee, and (ii) the Indenture dated as of November 25, 1998 among the Company, the guarantors party thereto and The Chase Manhattan Bank, as trustee, in each case as amended, supplemented and modified through the Effective Date and as each, subject to Section 5.09, may be further amended, supplemented or modified pursuant to the terms thereof and "SUBORDINATED INDENTURE" means either of the foregoing, as the context may require.

         "SUBORDINATED NOTES" means, collectively, the 9-1/8% Series A Senior Subordinated Notes due 2008 and the 9-1/8% Series B Senior Subordinated Notes due 2008 issued by the Company pursuant to either Subordinated Indenture.

         "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "SUBSIDIARY" means a Subsidiary of the Company.

         "SYNDICATION AGENT" means Lehman Commercial Paper Inc., in its capacity as syndication agent in connection with the credit facility provided under this Agreement.

         "TEMPORARY CASH INVESTMENT" means any Investment in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by S&P and at least P-1 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above; provided that any such Investment described in clause (i), (ii), (iii) or (iv) above matures within one year after it is acquired by the Company or a Subsidiary, (v) shares of money market mutual or similar funds which invest only in assets satisfying the requirements of clause (i) through (iii) of this definition, and (vi) with respect to Foreign Subsidiaries organized under the laws of an Approved Country (as hereinafter defined), government obligations of The United Kingdom and of any other country approved by the Administrative Agent or whose debt securities are rated by S& P and Moody's A-1 or P-1, or the equivalent thereof (if a short-term debt rating is provided by either) or at least AA or Aa2, or the equivalent thereof (if a long-term unsecured debt rating is provided by either) (each such country, an "APPROVED COUNTRY") in each case with a maturity of less than 12 months.

         "TERM COMMITMENTS" means the Term Loan-A Commitments and the Term Loan-B Commitments, and "TERM COMMITMENT" means any of them, as the context may require.

         "TERM LENDERS" means the Term Loan-A Lenders and the Term Loan-B Lenders, and "TERM LENDER" means any of them, as the context may require.

         "TERM LOANS" means the Term Loans-A and the Term Loans-B, and "TERM LOAN" means any of them, as the context may require.

         "TERM LOAN-A" means a loan made by a Term Loan-A Lender pursuant to
Section 2.01(a) or a loan made by the Fronting Lender pursuant to Section 2.23 and designated by the Borrower as a Term Loan-A hereunder.

         "TERM LOAN-A AVAILABILITY PERIOD" means the period from and including the Effective Date to and including the sixth anniversary of the initial issuance of an Apollo Letter of Credit hereunder (or if such date is not a Euro-Currency Business Day, the next succeeding Euro-Currency Business Day).

         "TERM LOAN-A CASH COLLATERAL ACCOUNT" has the meaning assigned to such term in Section 2.22(b).

         "TERM LOAN-A COMMITMENT" means (i) with respect to each Term Loan-A Lender, the amount set forth opposite such Lender's name under the heading "Term Loan-A Commitment" in its Lender Addendum, and (ii) with respect to any Assignee which becomes a Term Loan-A Lender pursuant to Section 11.06(c), the amount of the Term Loan-A Commitment thereby assumed by it, in each case as such amount may be changed from time to time pursuant to Section 2.07 or 11.06(c); provided that, if the context so requires, the term "Term Loan-A Commitment" means the obligation of a Term Loan-A Lender to extend credit up to such amount to the Borrowers hereunder.

         "TERM LOAN-A COMMITMENT FEE RATE" has the meaning set forth in the Pricing Schedule.

         "TERM LOAN-A LENDER" means each Lender identified in its Lender Addendum as having a Term Loan-A Commitment and each Assignee which acquires a Term Loan-A Commitment and/or any Term Loan-A pursuant to Section 11.06(c), and their respective successors.

         "TERM LOAN-A OUTSTANDINGS" means, at any time as to any Term Loan-A Lender, the sum of (i) the aggregate Dollar Amount of such Lender's Term Loans-A (including, for this purpose, such Lender's Term Loan-A Percentage of the aggregate Dollar Amount of Fronted Swedish Kroner Loans that are Term Loans-A) plus (ii) such Lender's Term Loan-A Percentage of the Aggregate Apollo LC Exposure at such time, all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 11.06.

         "TERM LOAN-A PERCENTAGE" means, with respect to any Term Loan-A Lender at any time, the percentage which the amount of its Term Loan-A Commitment at such time represents of the aggregate amount of all the Term Loan-A Commitments at such time. At any time after, the Term Loan-A Commitments shall have terminated, the term "TERM LOAN-A CREDIT PERCENTAGE" shall refer to a Term Loan-A Lender's Term Loan-A Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 11.06(c).

         "TERM LOAN-B" means a loan made by a Term Loan-B Lender pursuant to
Section 2.01(b).

         "TERM LOAN-B COMMITMENT" means (i) with respect to each Term Loan-B Lender, the amount set forth opposite such Lender's name under the heading "Term Loan-B Commitment" in its Lender Addendum, and (ii) with respect to any Assignee which becomes a Term Loan-B Lender pursuant to Section 11.06(c), the amount of the Term Loan-B Commitment thereby assumed by it, in each case as such amount may be changed from time to time pursuant to Section 2.07 or 11.06(c); provided that, if the context so requires, the term "Term Loan-B Commitment" means the obligation of a Term Loan-B Lender to extend credit up to such amount to the Borrowers hereunder.

         "TERM LOAN-B LENDER" means each Lender identified in its Lender Addendum as having a Term Loan-B Commitment and each Assignee which acquires a Term Loan-B Commitment and/or any Term Loan-B pursuant to Section 11.06(c), and their respective successors.

         "THIRD STAGE" means the third stage of European economic and monetary union pursuant to the Treaty on European Union.

         "TOTAL DEBT" means Indebtedness of the Company and its Consolidated Subsidiaries on a consolidated basis.

         "TOTAL LEVERAGE RATIO" means, as of any date, the ratio of (i) Total Debt as of such date less cash and Temporary Cash Investments held by the Company and its Subsidiaries at such time in excess of $5,000,000 to (ii) Adjusted Operating Cash Flow for the most recently completed period of four Fiscal Quarters.

         "TREATY ON EUROPEAN UNION" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1,
1993), as amended from time to time.

         "TYPE" has the meaning specified in Section 1.03.

         "UKHC" means SFX U.K. Holdings Limited, an English limited company, and its successors.

         "UNCONSOLIDATED INVESTMENTS" means, as of any date, any investment made by the Company or any Subsidiary in any other person that, pursuant to GAAP as in effect on such date, would not be consolidated with the Company for financial reporting purposes immediately after giving effect to such investment.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "UNITED STATES" means the United States of America.

         "VENUES" means each venue for a gathering hereafter owned or leased by the Company or any of its Consolidated Subsidiaries, and "VENUE" means any one of the foregoing.

         "WHOLLY OWNED DOMESTIC SUBSIDIARY" means each Domestic Subsidiary all the outstanding shares of which, other than directors' qualifying shares, shall at the time be owned by the Company, or by the Company and one or more Wholly Owned Domestic Subsidiaries, or by one or more Wholly Owned Domestic Subsidiaries.

         "WHOLLY OWNED FOREIGN SUBSIDIARY" means each Foreign Subsidiary all the outstanding shares of which, other than directors' qualifying shares, shall at the time be owned by the Company, or by the Company and one or more Wholly Owned Foreign Subsidiaries, or by one or more Wholly Owned Foreign Subsidiaries.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any provision hereof to eliminate the effect of any change in GAAP (such notice to set forth in reasonable detail the nature of such change and its effect on this Agreement) (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Company and the Required Lenders.

         SECTION 1.03. Classes and Types of Loans and Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Lenders to be made to the same Borrower pursuant to Article 2 on the same date, all of which Loans are of the same Class and Type (subject to Article 8) and, in the case of Euro-Currency Loans, have the same initial Interest Period. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to the determination whether such Loan is a Term Loan-A, Term Loan-B or Revolving Loan, each of which constitutes a Class. The "Type" of a Loan refers to the determination whether such Loan is a Euro-Currency Loan or an ABR Loan, each of which constitutes a "TYPE". Identification of a Loan (or a Borrowing) by both Class and Type (e.g., a "Euro-Currency Term Loan-A") indicates that such Loan is both a Term Loan-A and a Euro-Currency Loan (or that such Borrowing is comprised of such Loans).

                                    ARTICLE 2
                                   THE CREDITS

         SECTION 2.01. Commitments to Lend. (a) Term Loan-A Facility. During the Term Loan-A Availability Period, each Term Loan-A Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Term Loans-A (which may be denominated in Dollars or any Alternative Currency as the relevant Borrower elects pursuant to Section 2.02) to the Company, UKHC and/or any Eligible Subsidiary, as the case may be, from time to time; provided that (i) immediately after each such Term Loan-A is made, the Term Loan-A Outstandings of such Lender shall not exceed the amount of its Term Loan-A Commitment, (ii) no more than three Term Loan-A Borrowings (counting (x) any Borrowing made concurrently with the consummation of the Apollo Acquisition, together with (y) any issuance of Apollo Letters of Credit concurrently with the consummation of the Apollo Acquisition, together with (z) any Borrowing the proceeds of which are used solely to repay Apollo LC Reimbursement Obligations, as a single Borrowing for purposes of this clause (ii) only) shall be made during the Term Loan-A Availability Period, and (iii) each Term Loan-A Borrowing shall be in an aggregate Dollar Amount of not less than $25,000,000 (except that any such Borrowing may be in the aggregate Dollar Amount of the unused Term Loan-A Commitment and may be in the amount required to repay Apollo LC Reimbursement Obligations). The Term Loan-A Commitments are not revolving in nature, and amounts repaid or prepaid pursuant to Section 2.03 or 2.08 shall not be reborrowed.

         (b) Term Loan-B Facility. On the Effective Date, each Term Loan-B Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Term Loan-B (which must be denominated in Dollars) to the Company in an aggregate Dollar Amount up to but not exceeding the amount of such Lender's Term Loan-B Commitment. The Term Loan-B Commitments are not revolving in nature, and amounts repaid or prepaid pursuant to Section 2.03 or 2.08 shall not be reborrowed.

         (c) Revolving Credit Facility. During the Revolving Credit Period, each Revolving Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans (which may be denominated in Dollars or any Alternative Currency, as the Borrower elects pursuant to Section 2.02) to the Company, UKHC and/or any Eligible Subsidiary, as the case may be, from time to time; provided that immediately after each such Revolving Loan is made, the Revolving Outstandings of such Lender shall not exceed the amount of its Revolving Commitment. Each ABR Revolving Borrowing shall be in the aggregate principal amount of $1,000,000 or any larger multiple of $500,000 (except that any such ABR Revolving Borrowing may be in the aggregate amount of the unused Revolving Commitments). Each Euro-Currency Revolving Borrowing shall be in an aggregate Dollar Amount which, taken together with the aggregate Dollar Amount of all Euro-Currency Loans to be converted to, or continued as, Euro-Currency Loans having the same Interest Period as such new Euro-Currency Revolving Borrowing on the date of such new Borrowing, is equal to $5,000,000 or any larger multiple of $1,000,000. Within the limits set forth in this Agreement, the Borrowers may borrow under this subsection (c), prepay Revolving Loans to the extent permitted by Section 2.08 or required by Section 2.19 and reborrow at any time during the Revolving Credit Period under this subsection (c).

         (d) Borrowings Ratable. Except as provided in Section 2.23, each Borrowing under this Section 2.01 shall be made from the several Lenders ratably in proportion to their respective Commitments of the relevant Class.

         (e) Loans in Swedish Kroner. Notwithstanding anything to the contrary in this Agreement, all Loans denominated in Swedish Kroner shall be made in accordance with Section 2.23.

         SECTION 2.02. Method of Borrowing. (a) The relevant Borrower shall give the Administrative Agent notice (a "NOTICE OF BORROWING") (1) at its New York Office not later than 10:30 A.M. (New York time) on (y) the date of each ABR Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing and (2) at its London Office not later than 10:30 A.M. (London time) on the fourth Euro-Currency Business Day before each Borrowing in an Alternative Currency, specifying:

              (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a ABR Borrowing or a Euro-Currency Business Day in the case of a Euro-Currency Borrowing;

              (ii) the currency and aggregate amount (in such currency) of such Borrowing;

              (iii) the Class and initial Type of Loans comprising such Borrowing; and

              (iv) in the case of a Euro-Currency Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         In no event shall the total number of Groups of Loans at any one time outstanding exceed 12.

         (b) Promptly after receiving a Notice of Borrowing (and, in the case of a Borrowing in an Alternative Currency, no later than the third Euro-Currency Business Day before such Borrowing), the Administrative Agent shall notify each Lender of the contents thereof and of such Lender's ratable share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (c) On the date of each Borrowing, each Lender having a Commitment of the relevant Class shall make available its ratable share of such Borrowing:

              (A) if such Borrowing is to be made in Dollars, in Dollars not later than 2:00 P.M. (New York City time), in Federal or other funds immediately available in New York City, to the Administrative Agent at its New York office; or

              (B) except as otherwise provided in Section 2.23, if such Borrowing is to be made in an Alternative Currency, in such Alternative Currency (in such funds as may then be customary for the settlement of international transactions in such Alternative Currency) to the account of the Administrative Agent at such time and place as shall have been notified by the Administrative Agent to the Lenders by at least four Euro-Currency Business Days' notice.

         Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         (d) If any Revolving Lender makes a Revolving Loan hereunder on a day on which any Borrower is to repay all or any part of an outstanding Revolving Loan in the same currency from such Revolving Lender, such Revolving Lender shall apply the proceeds of its Revolving Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Revolving Lender to the Administrative Agent as provided in Section 2.02(b), or remitted by the relevant Borrower to the Administrative Agent as provided in Section 2.10, as the case may be.

         (e) Unless the Administrative Agent shall have received at its New York Office notice from a Lender having a Commitment of the relevant Class before the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(c) and (d) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) if such amount is repaid by the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable to such Borrowing pursuant to Section 2.04 and (ii) if such amount is repaid by such Lender, the Federal Funds Rate (if such Borrowing is in Dollars) or the applicable Adjusted London Interbank Offered Rate (if such Borrowing is in an Alternative Currency). If such Lender shall repay to the Administrative Agent such corresponding amount, the Borrower shall not be required to repay such amount and the amount so repaid by such Lender shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.03. Maturity of Loans; Mandatory Repayments and Prepayments of Loans; Mandatory Termination and Reductions of Commitments. (a) Each Loan of each Class shall mature, and the outstanding principal amount thereof shall be due and payable (together with accrued interest thereon), on the Maturity Date for such Class of Loans.

         (b) Unless previously terminated, (i) the Term Loan-A Commitments that exceed the aggregate amount of the Term Loan-A Outstandings on February 23, 2000 shall terminate on such date, and the remainder of the Term Loan-A Commitments shall terminate in their entirety on the last day of the Term Loan-A

Availability Period, (ii) the Term Loan-B Commitments shall terminate in their entirety at the close of business on the Effective Date and (iii) the Revolving Commitments shall terminate in their entirety on the Revolving Credit Termination Date. The Term Loan-A Commitments shall be reduced, on each date on which Apollo LC Reimbursement Obligations are repaid, by an amount equal to such repayment.

         (c) Term Loan-A Scheduled Amortization. In addition, on each date set forth below, there shall become due and payable, and each Borrower shall pay its ratable share of, an aggregate amount of cash equal to the amount set forth below opposite such date (as such amount may be reduced pursuant to Section 2.03(f) and Section 2.08). Each such payment shall be applied, first, to repay any outstanding Term Loans-A, and second, following repayment in full of all outstanding Term Loans-A, to provide cover for Aggregate Apollo LC Exposure; provided that to the extent any such payment is made to provide cover for Aggregate Apollo LC Exposure, it shall be paid in Sterling in an amount, based on the Spot Rate on such day, equivalent to the Dollar Amount required to be paid pursuant to this subsection. Any such cash payments applied to repay outstanding Term Loans-A shall be applied to such Group or Groups of Loans as the Company may designate on or before the third Euro-Currency Business Day prior to the date thereof (or, failing such designation, as determined by the Administrative Agent), and shall be applied to repay ratably the Loans of the several Lenders included in such Group or Groups. Cover for Aggregate Apollo LC Exposure shall be effected by paying to the Administrative Agent Sterling, in such funds as may then be customary for the settlement of international transactions in Sterling, to be held by the Administrative Agent in the Term Loan-A Cash Collateral Account, in an amount required by the first two sentences of this subsection (after giving effect to repayments of the Term Loans-A pursuant to the second sentence of this subsection), which amount shall be retained by the Administrative Agent in such Term Loan-A Cash Collateral Account until such time as the Apollo Letter of Credit shall have been terminated and all of the Aggregate Apollo LC Exposure paid in full; provided that if all other amounts payable hereunder shall have been paid in full and no Default shall have occurred and be continuing, the Administrative Agent shall from time to time upon the request of the relevant Borrower return to the relevant Borrower such portion of such amount as the Administrative Agent in its sole discretion determines is no longer needed to provide cover for Aggregate Apollo LC Exposure and related fees and expenses payable under this Agreement.


                           DATE                     AMOUNT
                           ----                     ------
                  March 31, 2001                $  9,375,000
                  June 30, 2001                 $  9,375,000
                  September 30, 2001            $  9,375,000
                  December 31, 2001             $  9,375,000

                  March 31, 2002                $  9,375,000
                  June 30, 2002                 $  9,375,000
                  September 30, 2002            $  9,375,000
                  December 31, 2002             $  9,375,000
                  March 31, 2003                $ 12,500,000
                  June 30, 2003                 $ 12,500,000
                  September 30, 2003            $ 12,500,000
                  December 31, 2003             $ 12,500,000
                  March 31, 2004                $ 15,625,000
                  June 30, 2004                 $ 15,625,000
                  September 30, 2004            $ 15,625,000
                  December 31, 2004             $ 15,625,000
                  March 31, 2005                $ 15,625,000
                  June 30, 2005                 $ 15,625,000
                  September 30, 2005            $ 15,625,000
                  December 31, 2005             $ 15,625,000

         (d) Term Loan-B Scheduled Amortization. In addition, on each date set forth below, there shall become due and payable, and each Borrower shall pay its ratable share of, an aggregate principal amount of the Term Loans-B equal to the amount set forth below opposite such date (as such amount may be reduced pursuant to Section 2.03(f) and Section 2.08). Each such payment shall be applied to such Group or Groups of Loans as the Company may designate on or before the third Euro-Currency Business Day prior to the date thereof (or, failing such designation, as determined by the Administrative Agent), and shall be applied to repay ratably the Loans of the several Lenders included in such Group or Groups.

                           DATE                     AMOUNT
                           ----                     ------
                  September 30, 2001            $  1,500,000
                  December 31, 2001             $  1,500,000
                  March 31, 2002                $  1,500,000
                  June 30, 2002                 $  1,500,000
                  September 30, 2002            $  1,500,000
                  December 31, 2002             $  1,500,000
                  March 31, 2003                $  1,500,000
                  June 30, 2003                 $  1,500,000
                  September 30, 2003            $  1,500,000
                  December 31, 2003             $  1,500,000
                  March 31, 2004                $  1,500,000
                  June 30, 2004                 $  1,500,000
                  September 30, 2004            $  1,500,000
                  December 31, 2004             $  1,500,000
                  March 31, 2005                $  1,500,000
                  June 30, 2005                 $  1,500,000
                  September 30, 2005            $144,000,000
                  December 31, 2005             $144,000,000
                  March 31, 2006                $144,000,000
                  June 30, 2006                 $144,000,000

         (e) Scheduled Reduction of Revolving Commitments. In addition, on each date set forth below, the Revolving Commitments shall be reduced in an aggregate principal amount equal to the amount set forth below opposite such date (as such amount may be reduced pursuant to Section 2.03(f) and Section 2.08).

                           DATE                     AMOUNT
                           ----                     ------
                  March 31, 2003                $ 15,625,000
                  June 30, 2003                 $ 15,625,000
                  September 30, 2003            $ 15,625,000
                  December 31, 2003             $ 15,625,000
                  March 31, 2004                $ 15,625,000
                  June 30, 2004                 $ 15,625,000
                  September 30, 2004            $ 15,625,000
                  December 31, 2004             $ 15,625,000
                  March 31, 2005                $ 31,250,000
                  June 30, 2005                 $ 31,250,000
                  September 30, 2005            $ 31,250,000
                  December 31, 2005             $ 31,250,000

          (f) Contingent Prepayments and Reductions. In addition, the Borrowers shall prepay the Term Loans (and, following repayment in full of all Term Loans-A, shall provide cover for Aggregate Apollo LC Exposure), and the Revolving

Commitments shall be reduced (and, if required pursuant to subsection (h) of this Section, the Revolving Loans shall be prepaid or cover shall be provided for Aggregate Revolving LC Exposure), in the following amounts:

              (i) in the event that the Company or any of its Subsidiaries shall at any time, or from time to time, receive after the date hereof any Net Cash Proceeds of any Reduction Event, an amount equal to 100% of such Net Cash Proceeds; provided that, so long as no Default specified in Section 6.01(a) or Event of Default has occurred and is continuing, receipt of Net Cash Proceeds of an Asset Sale shall require prepayment of the Term Loans (and, following repayment in full of all Term Loans-A, cover for Aggregate Apollo LC Exposure) and reduction of the Revolving Commitments (and, if required pursuant to subsection (h) of this Section, prepayment of Revolving Loans and cover for Aggregate Revolving LC Exposure) only to the extent that such Net Cash Proceeds are not actually expended within 365 days of receipt for reinvestment in other assets, owned by the Company or a Subsidiary, to be used in the same line or lines of business in which the Company and its Subsidiaries are engaged on the Effective Date; and

              (ii) an amount, for each Fiscal Year (beginning with the Fiscal Year ending December 31, 2001), equal to 50% of Excess Cash Flow for such Fiscal Year.

         (g) Application of Prepayments and Reductions. (i) The prepayments and reductions required pursuant to subsection (f) of this Section shall be applied ratably to prepay the Term Loans-A (and, following repayment in full of the Term Loans-A, to provide cover for the Aggregate Apollo LC Exposure) and Term Loans-B and to reduce the Revolving Commitments in accordance with the then outstanding aggregate principal amounts of the Term Loans-A (and, following repayment in full of the Term Loans-A, in accordance with the then outstanding Aggregate Apollo LC Exposure) and the Term Loans-B and the aggregate amount of the Revolving Commitments then in effect.

              (ii) Each prepayment of any Class of Term Loans shall be applied ratably to the respective Term Loans of such Class of all Term Loan Lenders.

              (iii) The amount of any prepayments of Term Loans-A (and, following repayment in full of all the Term Loans-A, the amount of cover provided for Aggregate Apollo LC Exposure) pursuant to subsection
         (f) of this Section shall be applied to reduce pro rata the amount of the subsequent scheduled payments pursuant to subsection (c) of this Section.

              (iv) The amount of any prepayments of Term Loans-B pursuant to subsection (f) of this Section shall be applied to reduce pro rata the amount of the subsequent scheduled prepayments of the Term Loans-B pursuant to subsection (d) of this Section.

              (v) The amount of any reductions of the Revolving Commitments pursuant to subsection (f) of this Section shall be applied to reduce pro rata the amount of the subsequent scheduled reductions of the Revolving Commitments pursuant to subsection (e) of this Section.

              (vi) Each payment of principal of the Term Loans of any Class shall be made together with interest accrued and unpaid on the amount repaid to the date of payment.

              (vii) Each prepayment of the Term Loans of any Class shall be applied to such Group or Group of Terms Loans of such Class as the Company may designate.

         (h) Mandatory Prepayments of Revolving Loans. On the date of effectiveness (determined pursuant to subsection (i) of this Section) of any reduction of the Revolving Commitments pursuant to subsection (e) or (f) of this Section, the Borrowers shall prepay Revolving Loans or provide cover for the Aggregate Revolving LC Exposure in such aggregate Dollar Amount (together with accrued interest thereon) as shall be necessary so that, immediately after giving effect to such payment, the aggregate amount of the Revolving Outstandings of all Lenders minus the amount of any cover for Aggregate Revolving LC Exposure then held by the Administrative Agent pursuant to this clause (h) does not exceed the Revolving Commitments as then reduced, first, by prepaying the Revolving Loans and second, following payment in full of all the Revolving Loans, by providing cover for Aggregate Revolving LC Exposure. Cover for Aggregate Revolving LC Exposure shall be effected by paying to the Administrative Agent, (x) with respect to Aggregate Revolving LC Exposure in respect of Dollar-Denominated Letters of Credit, Dollars in Federal or other immediately available funds, and (y) with respect to Aggregate Revolving LC Exposure in respect of Alternative Currency Letters of Credit, the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, in each case to be held by the Administrative Agent in the General Cash Collateral Account, in an amount required by the preceding sentence (after giving effect to repayments and prepayments of the Revolving Loans pursuant to the preceding sentence), which amount shall be retained by the Administrative Agent in such General Cash Collateral Account until such time as the Letters of Credit shall have been terminated and all of the Aggregate Revolving LC Exposure paid in full; provided that if the Revolving Commitments shall have been terminated, all other amounts payable hereunder shall have been paid in full and no Default shall have occurred and be continuing, the Administrative Agent shall from time to time upon the request of the relevant Borrower return to the relevant Borrower such portion of such amount as the Administrative Agent in its sole discretion determines is no longer needed to provide cover for Aggregate Revolving LC Exposure and related fees and expenses payable under this Agreement.

         (i) Timing of Prepayments and Reductions. Prepayment of the Loans and payment of cover for Aggregate Apollo LC Exposure pursuant to subsection (f) of this Section shall be made on, and reductions of the Commitments pursuant to subsection (f) of this Section shall be effective on and as of, (x) in the case of Net Cash Proceeds, the date of receipt of the relevant Net Cash Proceeds and
(y) in the case of Excess Cash Flow, on the 100th day following the last day of each Fiscal Year (beginning with the Fiscal Year ending December 31, 2001); provided that (i) if the aggregate amount of the Net Cash Proceeds in respect of any Reduction Event is less than $5,000,000, such reduction shall be effective upon receipt of proceeds such that, together with all other such amounts not previously applied, the aggregate amount of such Net Cash Proceeds is equal to at least $5,000,000; and (ii) if any such reduction would otherwise require prepayment of Euro-Currency Loans or portions thereof prior to the last day of the related Interest Period, such reduction (or portion thereof) shall, unless the Administrative Agent otherwise notifies the Company upon the instructions of the Required Lenders, be deferred to such last day.

         (j) Notice of Prepayments and Reductions. The Company shall give the Administrative Agent notice of prepayment at its New York Office not later than 10:30 A.M. (New York time) on the third Euro-Currency Business Day before each prepayment of the Loans, each payment of cover for Aggregate Apollo LC Exposure and each reduction of the Revolving Commitments required pursuant to this Section. Promptly after receiving a notice pursuant to this subsection, the Administrative Agent shall notify each affected Lender of the contents thereof, and such notice shall not thereafter be revocable by the Company.

         SECTION 2.04. Interest Rates. (a) Each ABR Loan of each Class shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of (x) the Alternate Base Rate for such day plus (y) the Applicable Margin. Such interest shall be payable on the relevant Maturity Date, quarterly in arrears on each Quarterly Payment Date prior to maturity and, with respect to the principal amount of any ABR Loan that is prepaid or converted to a Euro-Dollar Loan, on the date of such prepayment or conversion. Any overdue principal of or interest on any ABR Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Alternate Base Rate for such day plus the Applicable Margin.

         (b) Each Euro-Currency Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of (x) the Adjusted London Interbank Offered Rate applicable to such Interest Period plus (y) the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof and, with respect to the principal amount of any Euro-Currency Loan that is prepaid or converted to an ABR Loan, on the date of such prepayment or conversion.

         The "ADJUSTED LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Currency Reserve Percentage.

         The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the rate per annum, as reported by The Bank of New York to the Administrative Agent, equal to the offered quotation by The Bank of New York to leading banks in the London interbank market for deposits of amounts in the relevant currency comparable to the outstanding principal amount of the Euro-Currency Loans for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Euro-Currency Loans, determined as of 11:00 A.M. (London time) on the Rate Fixing Date.

         (c) Any overdue interest on any Euro-Currency Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the rate otherwise applicable to such Euro-Currency Loan pursuant to subsections (a) and (b) of this Section, and (ii) the sum of 2% plus the Alternate Base Rate for such day plus the Applicable Margin.

         (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall promptly notify the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (e) The Bank of New York agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If The Bank of New York does not furnish a timely quotation, the provisions of Section
8.01 shall apply.

         SECTION 2.05. Method of Electing Interest Rates. (a) Dollar Denominated Loans. (i) The Dollar-Denominated Loans included in each Borrowing shall initially be of the Type specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the Type of each Group of Dollar-Denominated Loans (subject to Section 2.05(a)(iv) and the provisions of Article 8), as follows:

              (A) if such Loans are ABR Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

              (B) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to ABR Loans as of any Domestic Business Day, or may elect to continue such Loans as Euro-Dollar Loans, as of the end of any Interest Period applicable thereto, for an additional Interest Period, subject to Section 2.11 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent at its New York Office not later than 10:30 A.M. (New York City time), (x) in the case of a conversion of ABR Loans to Euro-Dollar Loans or a continuation of Euro-Dollar Loans, on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective, and (y) in the case of a conversion of Euro-Dollar Loans to ABR Loans, on the Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (x) such portion is allocated ratably among the Loans comprising such Group and (y) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $5,000,000 (unless such portion is comprised of ABR Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to ABR Loans at the end of such Interest Period.

         (ii) Each Notice of Interest Rate Election shall specify:

              (A) the Group of Loans (or portion thereof) to which such notice applies, and the Class of such Loans;

              (B) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.05(a)(i);

              (C) if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

              (D) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (iii) Promptly after receiving a Notice of Interest Rate Election from a Borrower pursuant to Section 2.05(a)(i), the Administrative Agent shall notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

         (iv) The Borrower shall not be entitled to elect to convert any Loans to, or continue any such Loans for an additional Interest Period as, Euro-Dollar Loans if (x) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $5,000,000 or (y) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

         (b) Alternative Currency Loans. The initial Interest Period for each Group of Alternative Currency Loans shall be specified by the Borrower in the applicable Notice of Borrowing. The Borrower may specify the duration of each subsequent Interest Period applicable to such Group of Loans by delivering to the Administrative Agent at its London Office not later than 10:30 A.M. (London time) on the fourth Euro-Currency Business Day before the end of the immediately preceding Interest Period, a notice specifying the Group of Loans to which such notice applies and the duration of such subsequent Interest Period (which shall comply with the provisions of the definition of Interest Period). Such notice may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the Dollar Amounts of the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least $5,000,000. If no such notice is timely received by the Administrative Agent before the end of any applicable Interest Period, the Borrower shall be deemed to have elected that the subsequent Interest Period for such Group of Loans shall have a duration of one month (subject to the provisions of the definition of Interest Period).

         SECTION 2.06. Fees. (a) The Company shall pay to the Administrative Agent, for the account of the Revolving Lenders ratably in proportion to their Revolving Commitments, a commitment fee calculated for each day at the Commitment Fee Rate with respect to Revolving Commitments for such day

(determined in accordance with the Pricing Schedule) on the amount by which the aggregate amount of the Revolving Commitments exceeds the aggregate Revolving Outstandings on such day. Such commitment fee shall accrue from and including the Effective Date to but excluding the Revolving Credit Termination Date, and shall be payable in accordance with Section 2.06(h).

         (b) The Company shall pay to the Administrative Agent, for the account of the Term Loan-A Lenders ratably in proportion to their Term Loan-A Commitments, a commitment fee calculated for each day at the Term Loan-A Commitment Fee Rate for such day (determined in accordance with the Pricing Schedule) on the amount by which the aggregate amount of the Term Loan-A Commitments on such day exceeds the aggregate Term Loan-A Outstandings on such day. Such commitment fee shall accrue from and including the Effective Date to but excluding February 23, 2000, and shall be payable in accordance with Section 2.06(h).

         (c) The Company shall pay to the Administrative Agent, for the account of the Revolving Lenders ratably in proportion to their Revolving Credit Percentages, a letter of credit participation fee calculated for each day at the Applicable Margin for such day on the aggregate amount available for drawing (whether or not conditions for drawing have been satisfied) under all Letters of Credit outstanding at the close of business on such day, and shall be payable in accordance with Section 2.06(h).

         (d) The Company shall pay to the LC Issuing Bank fronting fees and other charges in the amounts and at the times agreed between the Company and the LC Issuing Bank.

         (e) The Company shall pay to the Fronting Lender fronting fees and other charges in the amounts and at the times agreed between the Company and the Fronting Lender.

         (f) The Company shall pay to the Administrative Agent, for the account of the Term Loan-A Lenders ratably in proportion to their Term Loan-A Percentages, an Apollo Letter of Credit participation fee calculated for each day at the Applicable Margin for such day on the aggregate amount available for drawing (whether or not conditions for drawing have been satisfied) under any Apollo Letter of Credit outstanding at the close of business on such day, and shall be payable in accordance with Section 2.06(h).

         (g) The Company shall pay to the Apollo LC Issuer fronting fees and other charges in amounts and at the times agreed between the Company and the Apollo LC Issuer.

         (h) Fees accrued for the account of the Lenders under this Section shall be payable (i) quarterly in arrears on each Quarterly Payment Date, (ii) with respect to the Revolving Commitments, in accordance with clause (i) of this subsection (h) and on the Revolving Credit Termination Date and on any date of any reduction of the Revolving Commitments pursuant to Section 2.03(e) or
Section 2.07 (payable on the portion of the Revolving Commitments so terminated or reduced), and (iii) with respect to the Term Loan-A Commitments, in accordance with clause (i) of this subsection (h) and on the last day of the Term Loan-A Availability Period and on any date of any reduction of the Term Loan-A Commitments pursuant to Section 2.07 (payable on the portion of the Term Loan-A Commitments so terminated or reduced).

         (i) Any overdue fees payable under this Section and any other amounts (other than principal of or interest on Loans and reimbursement obligations) not paid when due hereunder shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Alternate Base Rate for such day.

         SECTION 2.07. Optional Termination or Reduction of Commitments. The Company may, upon at least three Domestic Business Days' notice to the Administrative Agent at its New York Office, (i) terminate the Commitments of any Class at any time, if no Loans of such Class (or, in the case of the Term Loan-A Commitments and the Revolving Commitments, no Term Loan-A Outstandings or Revolving Outstandings, as the case may be) are outstanding at such time (after giving effect to any concurrent mandatory or optional prepayments), or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments of any Class in excess of the aggregate outstanding Dollar Amount of the Loans of such Class (or, in the case of the Term Loan-A Commitments and the Revolving Commitments, in excess of the Term Loan A Outstandings or Revolving Outstandings, as the case may be) at the date of such reduction. Promptly after receiving a notice pursuant to this Section, the Administrative Agent shall notify each Lender of the contents thereof, and such notice shall not thereafter be revocable by the Company.

         SECTION 2.08. Optional Prepayments. (a) Subject in the case of Euro-Currency Loans to Section 2.11, a Borrower may, upon notice to the Administrative Agent (i) at its New York Office not later than 10:30 A.M. (New York City time) on the Domestic Business Day preceding the date of prepayment of any Group of ABR Loans or the third Euro-Dollar Business Day before the date of prepayment of any Group of Euro-Dollar Loans, prepay any Group of Dollar-Denominated Loans or (ii) at its London Office not later than 11:00 A.M. (London time) on the third Euro-Currency Business Day before the date of prepayment, prepay any Group of Alternative Currency Loans, in each case in whole at any time, or from time to time in part in Dollar Amounts aggregating not less than the Minimum Prepayment Amount (or, if less, the entire outstanding principal amount of the Loans), by paying (in the relevant currency) the principal amount to be prepaid together with interest accrued thereon to the date of prepayment; provided that no partial prepayment of any Group of Euro-Currency Loans that were made, converted or continued on the same date shall be permitted pursuant to this subsection unless, after giving effect to such partial prepayment, the outstanding principal balance of such Group of Euro-Currency Loans shall be at least $5,000,000. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group of Loans. For purposes of this subsection, the "MINIMUM PREPAYMENT AMOUNT" means an amount equal to (x) in the case of any Group of ABR Loans, $1,000,000 or any larger multiple of $500,000 and (y) in the case of any Group of Euro-Currency Loans, $5,000,000 or any larger multiple of $1,000,000.

         (b) Any notice of prepayment delivered pursuant to this subsection shall specify (i) the Group of Loans designated by the Borrower to be prepaid,
(ii) the Class of such Loans, (iii) the amount to be prepaid, and (iv) the date of prepayment.

         (c) Promptly after receiving a notice of prepayment pursuant to this Section, the Administrative Agent shall notify each Lender of the contents thereof and of such Lender's ratable share (if any) of such prepayment, and such notice shall not thereafter be revocable by the Borrower.

         (d) The amount of any prepayment of the Loans pursuant to this Section shall be applied pro rata to all subsequent scheduled payments in respect of the relevant Class of Loans designated by the Borrower to be prepaid pursuant to
Section 2.03(c), 2.03(d) or 2.03(e), as the case may be.

         SECTION 2.09. Option of Tranche B Lenders Not to Accept Prepayments.
(a) Notice. At least one Business Day prior to any date (an "UNSCHEDULED PREPAYMENT DATE") on which any prepayment of the Term Loans-B would, but for the provisions of this Section 2.09, otherwise have been made pursuant to Section
2.03 (an "UNSCHEDULED MANDATORY TERM LOANS-B PREPAYMENT") or Section 2.08 (an "UNSCHEDULED OPTIONAL TERM LOANS-B PREPAYMENT" and, together with any Unscheduled Mandatory Term Loan-B Prepayment, an "UNSCHEDULED PREPAYMENT"), the Borrower shall deliver a notice conforming to the requirements set forth below (a "PREPAYMENT NOTICE") to the Administrative Agent, and such Unscheduled Prepayment shall not occur on such Unscheduled Prepayment Date but shall instead be deferred as hereinafter provided in this Section 2.09. Upon receipt of any Prepayment Notice, the Administrative Agent shall promptly notify each Term Loan-B Lender of the contents thereof.

         (b) Prepayment Notices. Each Prepayment Notice shall be in writing, shall refer to this Section 2.09 and shall:

              (i) set forth the amount of the Unscheduled Prepayment, and indicate whether the Unscheduled Prepayment is an Unscheduled Mandatory Term Loans-B Prepayment or an Unscheduled Optional Term Loans-B Prepayment;

              (ii) contain an offer to prepay on a specified date (each such date, a "DEFERRED UNSCHEDULED PREPAYMENT DATE"), which shall be the tenth Euro-Dollar Business Day after the date of such Prepayment Notice, the Term Loans-B of each Term Loan-B Lender by an aggregate principal amount equal to such Term Loan-B Lender's ratable share of such Unscheduled Prepayment (determined by reference to the outstanding principal amount of such Lender's Term Loans-B as a proportion of the aggregate outstanding principal amount of the Term Loans-B of all of the Term Loan-B Lenders) (the "UNSCHEDULED PREPAYMENT OFFERED AMOUNT"), and set forth the amount of each Term Loan-B Lender's Unscheduled Prepayment Offered Amount;

              (iii) request each Term Loan-B Lender to notify the Company, the Borrower (if other than the Company) and the Administrative Agent in writing, no later than the fourth Euro-Dollar Business Day after the date of such Prepayment Notice, (A) in the case of an offer to make an Unscheduled Mandatory Term Loans-B Payment, of such Lender's acceptance or rejection (in each case, in whole and not in part) of such offer of prepayment or (B) in the case of an offer to make an Unscheduled Optional Term Loans-B Prepayment, of such Lender's (1) acceptance as a Pro-Rata Accepting Lender (as defined below), (2) acceptance as an Unlimited Accepting Lender (as defined below) or (3) rejection (in each case, in whole and not in part) of such offer of prepayment;

              (iv) inform such Lender that the failure by such Lender to reject such offer (or accept such offer as an Unlimited Accepting Lender (as defined below) in the case of an offer to make an Unscheduled Optional Term Loans-B Prepayment) in writing on or before the fourth Euro-Dollar Business Day after the date of such Prepayment Notice shall be deemed an acceptance by such Lender of such prepayment offer (and, in the case of an offer to make an Unscheduled Optional Term Loans-B Prepayment, shall be deemed an acceptance by such Lender as a Pro-Rata Accepting Lender (as defined below)).

Each Prepayment Notice shall be given by telecopy, confirmed hand delivery or overnight courier service, in each case addressed to the Administrative Agent and each Term Loan-B Lender as provided in Section 11.01.

         Each Lender that notifies the Company, the Borrower (if other than the Company) and the Administrative Agent of its acceptance of an Unscheduled Prepayment Offer in accordance with this Section 2.09(b) shall be an "ACCEPTING LENDER" for purposes of this Section 2.09.

         (c) Alternative Acceptance Methods for Unscheduled Optional Term Loans-B Prepayment. In the case of any offer to make an Unscheduled Optional Term Loans-B Prepayment, each Accepting Lender shall designate, as part of its notice of acceptance of such offer pursuant to Section 2.09(b), that it either
(i) wishes to receive its Unscheduled Payment Offered Amount only (each such Accepting Lender, a "PRO-RATA ACCEPTING LENDER") or (ii) wishes to receive its Unscheduled Payment Offered Amount plus any amounts applied to such Lender by the Administrative Agent pursuant to Section 2.09(d)(ii) (each such Accepting Lender, an "UNLIMITED ACCEPTING LENDER"). Each Accepting Lender that fails to so designate itself in its acceptance shall be deemed a Pro-Rata Accepting Lender.

         (d) Application of Unscheduled Prepayments. On each Deferred Unscheduled Prepayment Date, the Borrower shall pay to the Administrative Agent an amount equal to the amount that would have been payable by the Borrower pursuant to Section 2.03 or Section 2.08, as applicable, on the related Unscheduled Prepayment Date but for the provisions of this Section 2.09. Of such amount, the Administrative Agent shall apply to the prepayment of the outstanding Term Loans-B of each of the Term Loan-B Lenders that shall have accepted (or been deemed to have accepted) prepayment such Lender's Unscheduled Payment Offered Amount, and shall apply the balance of the amount so paid by the Borrower as follows:

              (i) in the case of amounts paid in respect of an Unscheduled Mandatory Term Loans-B Prepayment, ratably to prepay the principal of the then outstanding Term Loans-B of the Accepting Lenders, the then outstanding Term Loans-A (and following repayment in full of the Term Loans-A, to provide cover for the Aggregate Apollo LC Exposure) and to reduce the Revolving Commitments, in each case in accordance with the then outstanding principal amounts of the Term-Loans B of the Accepting Lenders, the Term Loans-A (and following repayment in full of the Term Loans-A, in accordance with the then outstanding Aggregate Apollo LC Exposure) and the aggregate amount of the Revolving Commitments, all in accordance with Section 2.03; and

              (ii) in the case of amounts paid in respect of an Unscheduled Optional Term Loans-B Prepayment, ratably to prepay the principal of the then outstanding Term Loans-B of the Unlimited Accepting Lenders in proportion to their outstanding principal amounts until such Unlimited Accepting Lenders have been repaid in full, and then to prepay the principal of the remaining outstanding Term Loans-B of the remaining Lenders (whether or not any such remaining Lender is an Accepting Lender) in proportion to their outstanding principal amounts.

         SECTION 2.10. General Provisions as to Payments. (a) The Borrowers shall make each payment of principal of, and interest on, the Dollar-Denominated Loans and the LC Reimbursement Obligations in respect of any Dollar-Denominated Letter of Credit and each payment of fees hereunder (except fees payable directly to the LC Issuing Bank) not later than 1:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address in New York City specified in or pursuant to Section 11.01 and without reduction by reason of any setoff or counterclaim. The Borrowers shall make each payment of principal of, and interest on, the Alternative Currency Loans, the Apollo LC Reimbursement Obligations and the LC Reimbursement Obligations in respect of any Alternative Currency Letter of Credit in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, to such account and at such time and at such place as shall have been notified by the Administrative Agent to the relevant Borrower and the Banks by at least three Euro-Currency Business Days' notice. The Administrative Agent will promptly distribute to each Lender its ratable share (if any) of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the ABR Loans or LC Reimbursement Obligations in respect of Dollar-Denominated Letters of Credit or any payment of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Currency Loans, Apollo LC Reimbursement Obligations or LC Reimbursement Obligations in respect of Alternative Currency Letters of Credit shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Currency Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless a Borrower notifies the Administrative Agent before the date on which any payment is due from such Borrower to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance on such assumption, cause to be distributed to each relevant Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such payment shall not have been so made by such Borrower, each such Lender shall repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at (i) the Federal Funds Rate (if such amount was distributed in Dollars) or (ii) the rate per annum at which one-day deposits in the relevant currency are offered to the Administrative Agent in the London interbank market for such day (if such amount was distributed in an Alternative Currency).

         (c) Each payment by the Administrative Agent in Euro will be made in Euro Units rather than National Currency Units, unless the Administrative Agent notifies the recipient otherwise.

         (d) The foregoing provisions do not affect the rights of any party under the EMU Legislation or other applicable law to make Euro payments in a National Currency Unit or to receive Euro payments credited to its account in a National Currency Unit.

         SECTION 2.11. Funding Losses. If a Borrower makes any payment of principal with respect to any Euro-Currency Loan or any Euro-Dollar Loan is converted to an ABR Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.04(c), or if a Borrower fails to borrow, prepay, convert or continue any Euro-Currency Loan after notice has been given to any Lender in accordance with Section 2.02(b), 2.03(j), 2.05(a)(iii) or 2.08(c), such Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties and reasonable internal processing charges customarily charged by such Lender, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Lender shall have delivered to such Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive absent manifest error.

         SECTION 2.12. Computation of Interest and Fees. Interest based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.13. Notes; Registry. (a) If any Lender so requests in writing, each Borrower's obligation to repay the Loans made to it by such Lender shall be evidenced by a single Note of such Borrower payable to the order of such Lender for the account of its Applicable Lending Office.

         (b) Each Lender may, by notice to a Borrower and the Administrative Agent, request that such Borrower's obligation to repay such Lender's Loans of a particular Type, currency or Class to such Borrower be evidenced by a separate Note. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it relates solely to Loans of the relevant Type, currency or Class. Each reference in this Agreement to the "NOTE" of such Borrower payable to the order of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c) Promptly after it receives a Note for any Lender pursuant to
Section 3.01(b) or Section 3.05(a), the Administrative Agent shall forward such Note to such Lender. Each Lender shall record the date, currency, amount (in such currency) and maturity of each Loan made by it to each Borrower and the date and amount of each payment of principal made with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note of any Borrower, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each of its Loans to such Borrower then outstanding; provided that a Lender's failure to make (or any error in making) any such recordation or endorsement shall not affect any Borrower's obligations hereunder or under its Notes. Each Lender is hereby irrevocably authorized by each Borrower so to endorse such Borrower's Note payable to the order of such Lender and to attach to and make a part of such Note a continuation of any such schedule as and when required.

         (d) The Administrative Agent shall maintain a copy of each Assignment and Assumption Agreement delivered to it and a register (the "REGISTER") on which it will record the name, address and Commitments of each Lender, each Loan made by such Lender, each repayment of any Loan made by such Lender and the Aggregate Revolving LC Exposure and the Aggregate Apollo LC Exposure of such Lender. With respect to any Lender, the assignment or other transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made, Note issued and Aggregate Revolving LC Exposure and Aggregate Apollo LC Exposure pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and otherwise complies with Section 11.06(c). The registration of assignment or other transfer of all or part of any Commitments, Loans, Notes, Aggregate Revolving LC Exposure and Aggregate Apollo LC Exposure for a Lender shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement referred to in Section 11.06(c). Promptly after so recording any registration of assignment or other transfer on the Register, the Administrative Agent shall notify the relevant assignees and assignors of such recordation. The Register shall be available at the offices where kept by the Administrative Agent for inspection by the Borrowers, the LC Issuer, the Apollo LC Issuer and any Lender at any reasonable time upon reasonable prior notice to the Administrative Agent. Each Lender shall record on its internal records (including computerized systems) the foregoing information as to its own Commitments and Loans and the LC Reimbursement Obligations and Apollo LC Reimbursement Obligations owing to it. Failure to make any such recordation, or any error in such recordation, shall not affect the obligations of any Obligor under the Loan Documents.

         SECTION 2.14. Letters of Credit. (a) On the Effective Date, the LC Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Revolving Lender, and each Revolving Lender shall be deemed, without further action by any party hereto, to have purchased from the LC Issuing Bank, a participation (on the terms specified in this Section) in each Existing Letter of Credit equal to such Revolving Lender's Revolving Credit Percentage thereof. Concurrently with such sale, the participations in the Existing Letters of Credit sold to the Existing Lenders under the Existing Credit Agreement shall be automatically cancelled without further action by any of the parties thereto.

         (b) Issuance. The LC Issuing Bank agrees, on the terms and conditions set forth in this Agreement, to issue letters of credit hereunder at the request of the Borrower (which letters of credit may be denominated in Dollars or any Alternative Currency as such Borrower elects in such request) from time to time prior to the date that is 30 Domestic Business Days before the Revolving Credit Termination Date; provided that no such letter of credit shall have a face amount less than $20,000; and provided further that, immediately after each such letter of credit is issued and participations therein are sold to the Revolving Lenders as provided in this subsection:

              (i) the Aggregate Revolving LC Exposure shall not exceed $75,000,000;

              (ii) in the case of each Revolving Lender, its Revolving Outstandings shall not exceed its Revolving Commitment;

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

              (iii) the aggregate amount of the Revolving Outstandings shall not exceed the aggregate amount of the Revolving Commitments; and

              (iv) no more than twenty Letters of Credit shall be outstanding hereunder.

Whenever the LC Issuing Bank issues a Letter of Credit hereunder, the LC Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Revolving Lender, and each Revolving Lender shall be deemed, without further action by any party hereto, to have purchased from the LC Issuing Bank, a participation (on the terms specified in this Section) in such Letter of Credit equal to such Lender's Revolving Credit Percentage thereof.

         (c) Notice of Proposed Issuance. With respect to each Letter of Credit, the relevant Borrower shall give the LC Issuing Bank and the Administrative Agent at least three Domestic Business Days' (or, in the case of any Letter of Credit denominated in an Alternative Currency four Euro-Currency Business Days') prior notice (i) specifying the date such Letter of Credit is to be issued and
(ii) describing the proposed terms of such Letter of Credit (including, without limitation, the currency in which such Letter of Credit shall be denominated) and the nature of the transactions to be supported thereby. Promptly after it receives such notice, the Administrative Agent shall notify each Revolving Lender of the contents thereof.

         (d) Conditions to Issuance. The LC Issuing Bank shall not issue any Letter of Credit unless:

              (i) such Letter of Credit shall be satisfactory in form and substance to the LC Issuing Bank,

              (ii) the relevant Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the LC Issuing Bank shall have reasonably requested,

              (iii) the LC Issuing Bank shall have confirmed with the Administrative Agent on the date of such issuance that the limitations specified in Section 2.14(b) will not be exceeded immediately after such Letter of Credit is issued, and

              (iv) the LC Issuing Bank shall not have been notified in writing by the Company or the relevant Borrower (if other than the Company) or the Administrative Agent expressly to the effect that any condition specified in Section 3.03(c) or 3.03(d) is not satisfied at the time such Letter of Credit is to be issued.

         (e) Notice of Actual Issuance. Promptly after it issues any Letter of Credit, the LC Issuing Bank shall notify the Administrative Agent of the date, face amount, currency denomination, beneficiary or beneficiaries and expiry date of such Letter of Credit. Promptly after it receives such notice, the Administrative Agent shall notify each Revolving Lender of the contents thereof and the amount of such Lender's participation in such Letter of Credit. Promptly after it issues any Letter of Credit, the LC Issuing Bank shall send a copy of such Letter of Credit to the Administrative Agent.

         (f) Expiry Dates. No Letter of Credit shall have an expiry date later than the fifth Domestic Business Day before the Revolving Credit Termination Date. Subject to the preceding sentence, each Letter of Credit issued hereunder shall expire on or before the first anniversary of the date of such issuance; provided that the expiry date of any Letter of Credit may be extended from time to time at the Borrower's request, so long as such extension is for a period not exceeding one year and is granted (or the last day on which notice can be given to prevent such extension occurs) no earlier than three months before the then existing expiry date thereof.

         (g) Notice of Proposed Extensions of Expiry Dates. The LC Issuing Bank shall give the Administrative Agent at least three Domestic Business Days' notice before the LC Issuing Bank extends the expiry date of any Letter of Credit issued by it. Such notice shall identify such Letter of Credit, the date on which it is to be extended and the date to which it is to be extended. Promptly after it receives such notice, the Administrative Agent shall notify each Revolving Lender of the contents thereof. The LC Issuing Bank shall not extend the expiry date of any Letter of Credit if:

              (i) such extension does not comply with Section 2.14(f), or

              (ii) the LC Issuing Bank shall have been notified by the Company or the relevant Borrower (if other than the Company) or the Administrative Agent expressly to the effect that any condition specified in Section 3.03(c) or 3.03(d) is not satisfied at the time of such proposed extension.

If any Letter of Credit is not extended after notice of a proposed extension thereof has been given to the Revolving Lenders, the LC Issuing Bank shall promptly notify the Administrative Agent of such failure to extend. Promptly after it receives such notice, the Administrative Agent shall notify each Revolving Lender thereof.

         (h) Drawings. If the LC Issuing Bank receives a demand for payment under any Letter of Credit issued by it and determines that such demand should be honored, the LC Issuing Bank shall (i) promptly notify the relevant Borrower and the Administrative Agent as to the amount to be paid by the LC Issuing Bank as a result of such demand and the date of such payment (an "LC PAYMENT DATE") and
(ii) make such payment in accordance with the terms of such Letter of Credit.

         (i) Reimbursement by the Borrower. (i) If any amount is drawn under any Letter of Credit, the Borrower irrevocably and unconditionally agrees to reimburse the LC Issuing Bank for such amount, together with any and all reasonable charges and expenses which the LC Issuing Bank may pay or incur relative to such drawing. Such reimbursement shall be due and payable on the relevant LC Payment Date or the date on which the LC Issuing Bank notifies the Borrower of such drawing, whichever is later; provided that, if such notice is given after 12:00 Noon (New York City time) on the later of such dates, such reimbursement shall be due and payable on the next following Domestic Business Day (the date on which it is due and payable being an "LC REIMBURSEMENT DUE DATE").

              (ii) In addition, the Borrower agrees to pay, on the applicable LC Reimbursement Due Date, interest on each amount drawn under a Letter of Credit, for each day from and including the date such amount is drawn to but excluding such LC Reimbursement Due Date, (A) in the case of amounts drawn under Dollar-Denominated Letters of Credit, at the Alternate Base Rate for such day plus the Applicable Margin with respect to ABR Loans for such day, and (B) in the case of amounts drawn under Alternative Currency Letters of Credit, at the higher of (I) the Alternate Base Rate for such day plus the Applicable Margin with respect to ABR Loans for such day and (II) the rate which would be applicable to a one-month Loan in the relevant Alternative Currency borrowed on such day. The Borrower also agrees to pay, on demand, interest on any overdue amount (including any overdue interest) payable under this Section 2.14(i), for each day from and including the day such amount becomes due to but excluding the day such amount is paid in full, at a rate per annum equal to the sum of 2% plus the rate applicable to such reimbursement amounts for such day, as determined pursuant to the immediately preceding sentence.

              (iii) Each payment by the Borrower pursuant to this Section 2.14(i) shall be made (i) in the case of Dollar-Denominated Letters of Credit, in Federal or other funds immediately available to it and (ii) in the case of Alternative Currency Letters of Credit, in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, in each case to the LC Issuing Bank at its address specified in or pursuant to Section 11.01.

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

         (j) Payment by Lenders. (i) If the Borrower fails to pay any LC Reimbursement Obligation in full when due, the LC Issuing Bank may notify the Administrative Agent of the unreimbursed amount and request that the Revolving Lenders reimburse the LC Issuing Bank for their respective Revolving Credit Percentages thereof. Promptly after it receives any such notice, the Administrative Agent shall notify each Revolving Lender of the unreimbursed amount and such Lender's Revolving Credit Percentage thereof. Upon receiving such notice from the Administrative Agent, each Revolving Lender shall make available to the LC Issuing Bank, at its address specified in or pursuant to
Section 11.01, an amount equal to such Lender's Revolving Credit Percentage of such unreimbursed amount. Such amount shall be paid to the LC Issuing Bank (A) in the case of LC Reimbursement Obligations in respect of Dollar Denominated Letters of Credit, in Federal or other funds immediately available to the LC Issuing Bank, and (B) in the case of LC Reimbursement Obligations in respect of Alternative Currency Letter of Credit, in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, in each case by 3:00 P.M. (New York City time) (A) on the day such Revolving Lender receives such notice if it is received at or before 12:00 Noon (New York City time) on such day or (B) on the next Domestic Business Day if such notice is received after 12:00 Noon (New York City time) on the date of receipt. Each such amount shall be paid together with interest thereon for each day from and including the relevant LC Payment Date to but excluding the day such payment is due from such Revolving Lender, (A) in the case of LC Reimbursement Obligations in respect of Dollar-Denominated Letters of Credit, at the Federal Funds Rate for such day and (B) in the case of LC Reimbursement Obligations in respect of Alternative Currency Letter of Credit, at the rate which would be applicable to a one-month Loan in the relevant Alternative Currency borrowed on such day. Upon payment in full thereof, such Revolving Lender shall be subrogated to the rights of the LC Issuing Bank against the Borrower to the extent of such Lender's Revolving Credit Percentage of the related LC Reimbursement Obligation (including interest accrued thereon).

              (ii) If any Revolving Lender fails to pay when due any amount to be paid by it pursuant to clause (i) of this subsection, interest shall accrue on such Revolving Lender's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Revolving Lender makes such payment, at a rate per annum equal to (A) in the case of amounts due in respect of Dollar-Denominated Letters of Credit, (I) for each day from the day such payment is due to the third succeeding Domestic Business Day, inclusive, the Federal Funds Rate for such day and (II) for each day thereafter, the rate applicable to Revolving ABR Loans for such day, and (B) in the case of amounts due in respect of Alternative Currency Letters of Credit, (I) for each day from the day such payment is due to the third succeeding Euro-

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

              Currency Business Day, the rate which would be applicable to a one-month Loan in the relevant Alternative Currency borrowed on such day and (II) for each day thereafter, the sum of 2% plus the rate applicable to Revolving Euro-Currency Loans denominated in the relevant Alternative Currency with an Interest Period of one month for such day.

              (iii) If the Borrower shall reimburse the LC Issuing Bank for any drawing with respect to which any Revolving Lender shall have made funds available to the LC Issuing Bank in accordance with clause (i) of this subsection, the LC Issuing Bank shall promptly upon receipt of such reimbursement distribute to such Revolving Lender its Revolving Credit Percentage thereof, including interest, to the extent received by the LC Issuing Bank.

         (k) Exculpatory Provisions. The obligations of the Borrower and the Revolving Lenders under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any Revolving Lender may have or have had against the LC Issuing Bank, any Lender, any beneficiary of any Letter of Credit, the Administrative Agent or any other Person. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to the use of such Letter of Credit by such beneficiary. None of the LC Issuing Bank, the Lenders, the Administrative Agent and their respective officers, directors, employees and agents shall be responsible for, and the obligations of each Revolving Lender to make payments to the LC Issuing Bank and of the Borrower to reimburse the LC Issuing Bank for drawings pursuant to this Section shall not be excused or affected by, among other things, (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the LC Issuing Bank against presentation of documents to it which do not comply with the terms of the relevant Letter of Credit; or (iv) any dispute between or among the Borrower, any beneficiary of any Letter of Credit or any other Person or any claims or defenses whatsoever of the Borrower or any other Person against any beneficiary of any Letter of Credit. The LC Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by the LC Issuing Bank in connection with any Letter of Credit and the related drafts and documents shall be binding upon the Borrower and shall not place the LC Issuing Bank or any Revolving Lender under any liability to the Borrower. Notwithstanding the foregoing, the provisions of this subsection shall not relieve

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

the LC Issuing Bank from responsibility for its own gross negligence or willful misconduct.

         (l) Indemnification by Borrower. The Borrower agrees to indemnify and hold harmless each Revolving Lender, the LC Issuing Bank and the Administrative Agent (collectively, the "LC INDEMNITEES") from and against any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) which such LC Indemnitee may reasonably incur (or which may be claimed against such LC Indemnitee by any Person whatsoever) by reason of or in connection with any execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit; provided that the Borrower shall not be required to indemnify the LC Issuing Bank for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) its own willful misconduct or gross negligence or (ii) its failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection is intended to limit the obligations of the Borrower under any other provision of this Section.

         (m) Indemnification by Revolving Lenders. The Revolving Lenders shall, ratably in proportion to their Revolving Credit Percentages, indemnify the LC Issuing Bank (to the extent not reimbursed by the Borrower) against any claims, damages, losses, liabilities, reasonable costs and reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel) that any such indemnitee may suffer or incur in connection with this Section or any action taken or omitted by such indemnitee under this Section; provided that the Revolving Lenders shall not be required to indemnify the LC Issuing Bank for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) its own gross negligence or willful misconduct, (ii) its failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, (iii) its failure to comply with Section 2.14(f), (iv) its liabilities under any Letter of Credit issued by it in contravention of Section 2.14(d)(iii) (to the extent that the limitations referred to therein were in fact exceeded) or Section 2.14(d)(iv) or (v) its liabilities under any Letter of Credit extended by it in contravention of
Section 2.14(g)(ii) or 2.15(f)(ii); and provided further that no Revolving Lender shall be required to indemnify the LC Issuing Bank for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the failure of another Revolving Lender to pay its Revolving Credit Percentage of any LC Reimbursement Obligation unpaid by the Borrower.

         (n) Liability for Damages. Nothing in this Section shall preclude the Borrower or any Revolving Lender from asserting against the LC Issuing Bank any claim for damages suffered by the Borrower or such Revolving Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuing Bank or (ii) the LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions thereof.

         (o) Dual Capacities. In its capacity as a Lender, the LC Issuing Bank shall have the same rights and obligations under this Section as any other Lender.

         (p) Information to be Provided to Administrative Agent. The LC Issuing Bank shall furnish to the Administrative Agent upon request such information as the Administrative Agent shall reasonably request in order to calculate (i) the Aggregate Revolving LC Exposure existing from time to time and (ii) the amount of any fee payable for the account of the Lenders under Section 2.06(c).

         SECTION 2.15. Apollo Letter of Credit. (a) The Apollo LC Issuer agrees, on the terms and conditions set forth in this Agreement, to issue one or more Apollo Letters of Credit hereunder, at the request of the Company (which Apollo Letters of Credit shall be denominated in Sterling) on a single date on or prior to December 31, 1999; provided that the consummation of the Apollo Acquisition shall have occurred concurrently with or prior to such issuance; and provided further that, immediately after such Apollo Letters of Credit are issued and participations therein are sold to the Term Loan-A Lenders as provided in this subsection:

              (i) the sum of (x) the aggregate amount that is (or may thereafter become) available for drawing under any Apollo Letter of Credit outstanding at such time, plus (y) the aggregate unpaid amount of all Apollo LC Reimbursement Obligations at such time, shall not exceed the sum of the aggregate principal amount of the Apollo Loan Notes plus interest thereon accrued for a period not to exceed fifteen months at the rate set forth in the Apollo Loan Notes;

              (ii) in the case of each Term Loan-A Lender, its Term Loan-A Outstandings shall not exceed its Term Loan-A Commitments; and

              (iii) the aggregate amount of the Term Loan-A Outstandings shall not exceed the aggregate amount of the Term Loan-A Commitments.

Whenever the Apollo LC Issuer issues an Apollo Letter of Credit hereunder, such Apollo LC Issuer shall be deemed, without further action by any party hereto, to have sold to each Term Loan-A Lender, and each Term Loan-A Lender shall be deemed, without further action by any party hereto, to have purchased from the

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

Apollo LC Issuer, a participation (on the terms specified in this Section) in such Apollo Letter of Credit equal to such Lender's Term Loan-A Percentage thereof.

         (b) Notice of Proposed Issuance. With respect to any Apollo Letter of Credit, the Company or UKHC, as applicable, shall give the Apollo LC Issuer and the Administrative Agent at least five Euro-Dollar Business Days' prior notice specifying the date such Apollo Letter of Credit is to be issued. Promptly after it receives such notice, the Administrative Agent shall notify each Term Loan-A Lender of the contents thereof.

         (c) Conditions to Issuance. The Apollo LC Issuer shall not issue any Apollo Letter of Credit unless:

              (i) such Apollo Letter of Credit shall be satisfactory in form and substance to the Apollo LC Issuer,

              (ii) the Company or UKHC, as applicable, shall have executed and delivered such other instruments and agreements relating to such Apollo Letter of Credit as the Apollo LC Issuer shall have reasonably requested,

              (iii) the Apollo LC Issuer shall have confirmed with the Administrative Agent on the date of such issuance that the limitations specified in Section 2.15(a) will not be exceeded immediately after such Apollo Letter of Credit is issued, and

              (iv) the Apollo LC Issuer shall not have been notified in writing by the Company or the Administrative Agent expressly to the effect that any condition specified in Section 3.03(c) or 3.03(d) is not satisfied at the time such Apollo Letter of Credit is to be issued.

         (d) Notice of Actual Issuance. Promptly after it issues an Apollo Letter of Credit, the Apollo LC Issuer shall notify the Administrative Agent of the date, face amount, beneficiary or beneficiaries and expiry date of such Apollo Letter of Credit. Promptly after it receives such notice, the Administrative Agent shall notify each Term Loan-A Lender of the contents thereof and the amount of such Lender's participation in such Apollo Letter of Credit. Promptly after it issues an Apollo Letter of Credit, the Apollo LC Issuer shall send a copy of such Apollo Letter of Credit to the Administrative Agent.

         (e) Expiry Date. Each Apollo Letter of Credit shall expire on or before the first anniversary of the date of issuance; provided that the expiry date of any Apollo Letter of Credit may be extended from time to time at the account party's request, so long as such extension is for a period not exceeding one year and is

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

granted (or the last day on which notice to prevent such extension occurs) no earlier than three months before the then existing expiry date thereof. Notwithstanding the foregoing, no Apollo Letter of Credit issued hereunder shall have an expiry date later than the sixth anniversary of the date of original issuance thereof.

         (f) Notice of Proposed Extensions of Expiry Dates. The Apollo LC Issuer shall give the Administrative Agent at least three Domestic Business Days' notice before the Apollo LC Issuer extends the expiry date of any Apollo Letter of Credit. Such notice shall identify such Apollo Letter of Credit, the date on which it is to be extended and the date to which it is to be extended. Promptly after it receives such notice, the Administrative Agent shall notify each Term Loan-A Lender of the contents thereof. The Apollo LC Issuer shall not extend the expiry date of any Apollo Letter of Credit if:

              (i) such extension does not comply with Section 2.15(e), or

              (ii) the Apollo LC Issuer shall have been notified by the Company, UKHC or the Administrative Agent expressly to the effect that any condition specified in Section 3.03(c) or 3.03(d) is not satisfied at the time of such proposed extension.

If any Apollo Letter of Credit is not extended after notice of a proposed extension thereof has been given to the Term Loan A Lenders, the Apollo LC Issuer shall promptly notify the Administrative Agent of such failure to extend. Promptly after it receives such notice, the Administrative Agent shall notify each Term Loan-A Lender thereof.

         (g) Drawings. If the Apollo LC Issuer receives a demand for payment under an Apollo Letter of Credit issued by it and determines that such demand should be honored, the Apollo LC Issuer shall (i) promptly notify the Company or UKHC, as applicable, and the Administrative Agent as to the amount to be paid by the Apollo LC Issuer as a result of such demand and the date of such payment (an "APOLLO LC PAYMENT DATE") and (ii) make such payment in accordance with the terms of such Apollo Letter of Credit.

         (h) Reimbursement by the Borrower. (i) If any amount is drawn under an Apollo Letter of Credit, each of the Company and UKHC, as applicable, irrevocably and unconditionally agrees to reimburse the Apollo LC Issuer for such amount, together with any and all reasonable charges and expenses which such Apollo LC Issuer may pay or incur relative to such payment. Such reimbursement shall be due and payable on the relevant Apollo LC Payment Date or the date on which such Apollo LC Issuer notifies the Company or UKHC, as applicable, of such payment, whichever is later; provided that, if such notice is given after 12:00

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

Noon (New York City time) on the later of such dates, such reimbursement shall be due and payable on the next following Euro-Dollar Business Day (the date on which it is due and payable being an "APOLLO LC REIMBURSEMENT DUE DATE").

              (ii) In addition, each of the Company and UKHC, as applicable, agrees to pay, on the applicable Apollo LC Reimbursement Due Date, interest on each amount paid under an Apollo Letter of Credit, for each day from and including the date such amount is drawn to but excluding such Apollo LC Reimbursement Due Date, at the rate which would be applicable to a one-month Loan made in Sterling borrowed on such day. Each of the Company and UKHC, as applicable, also agrees to pay, on demand, interest on any overdue amount (including any overdue interest) payable under this Section 2.15(h), for each day from and including the day such amount becomes due to but excluding the day such amount is paid in full, at a rate per annum equal to the sum of 2% plus the rate which would be applicable to a one-month Loan made in Sterling borrowed on such day.

              (iii) Each payment by the Borrower pursuant to this Section 2.15(h) shall be made to the Apollo LC Issuer in Sterling (in such funds as may then be customary for the settlement of international transactions in Sterling) at its address specified in or pursuant to
         Section 11.01.

         (i) Payments by Term Loan-A Lenders. (i) If either the Company or UKHC, as applicable, fails to pay any Apollo LC Reimbursement Obligation in full when due, the Apollo LC Issuer may notify the Administrative Agent of the unreimbursed amount and request that the Term Loan-A Lenders reimburse such Apollo LC Issuer for their respective Term Loan-A Percentages thereof. Promptly after it receives any such notice, the Administrative Agent shall notify each Term Loan-A Lender of the unreimbursed amount and such Lender's Term Loan-A Percentage thereof. Upon receiving such notice from the Administrative Agent, each Term Loan-A Lender shall make available to the Apollo LC Issuer, at its address specified in or pursuant to Section 11.01, an amount equal to such Lender's Term Loan-A Percentage of such unreimbursed amount, in Sterling (in such funds as may then be customary for the settlement of international transactions in Sterling), by 3:00 P.M. (London time) (A) on the day such Term Loan-A Lender receives such notice if it is received at or before 12:00 Noon (London time) on such day or (B) on the next Euro-Dollar Business Day if such notice is received after 12:00 Noon (London time) on the date of receipt, in each case together with interest on such amount for each day from and including the relevant Apollo LC Payment Date to but excluding the day such payment is due from such Term Loan-A Lender at the Adjusted London Interbank Offered Rate for such day. Upon payment in full thereof, such Term Loan-A Lender shall be subrogated to the rights of the Apollo LC Issuer against the Company or UKHC,

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as the case may be, to the extent of such Lender's Term Loan-A Percentage of the related Apollo LC Reimbursement Obligation (including interest accrued thereon).

              (ii) If any Term Loan-A Lender fails to pay when due any amount to be paid by it pursuant to clause (i) of this subsection, interest shall accrue on such Term Loan-A Lender's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Term Loan-A Lender makes such payment, at a rate per annum equal to (x) for each day from the day such payment is due to the third succeeding Euro-Dollar Business Day, inclusive, the Adjusted London Interbank Offered Rate for such day and (y) for each day thereafter the rate applicable to Euro-Currency Term Loans-A denominated in Sterling with an Interest Period of one month for such day.

              (iii) If the Company or UKHC, as applicable, shall reimburse the Apollo LC Issuer for any drawing with respect to which any Term Loan-A Lender shall have made funds available to Apollo LC Issuer in accordance with clause (i) of this subsection, such Apollo LC Issuer shall promptly upon receipt of such reimbursement distribute to such Term Loan-A Lender its Term Loan-A Percentage thereof, including interest, to the extent received by such Apollo LC Issuer.

         (j) Exculpatory Provisions. The obligations of the Company, UKHC and the Term Loan-A Lenders under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company, UKHC or any Term Loan-A Lender may have or have had against the Apollo LC Issuer, any Lender, any beneficiary of an Apollo Letter of Credit, the Administrative Agent or any other Person. None of the Apollo LC Issuer, the Lenders, the Administrative Agent and their respective officers, directors, employees and agents shall be responsible for, and the obligations of each Term Loan-A Lender to make payments to the Apollo LC Issuer and of the Borrower to reimburse the Apollo LC Issuer for drawings pursuant to this Section shall not be excused or affected by, among other things, (i) the use which may be made of any Apollo Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under an Apollo Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(iii) payment by the Apollo LC Issuer against presentation of documents to it which do not comply with the terms of the relevant Apollo Letter of Credit or
(iv) any dispute between or among the Company, UKHC, any beneficiary of any Apollo Letter of Credit or any other Person or any claims or

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defenses whatsoever of the Company, UKHC or any other Person against any beneficiary of an Apollo Letter of Credit. The Apollo LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with an Apollo Letter of Credit. Any action taken or omitted by the Apollo LC Issuer in connection with an Apollo Letter of Credit and the related drafts and documents shall be binding upon the Company and UKHC and shall not place the Apollo LC Issuer or any Term Loan-A Lender under any liability to the Company or UKHC. Notwithstanding the foregoing, the provisions of this subsection shall not relieve the Apollo LC Issuer from responsibility for its own gross negligence or willful misconduct.

         (k) Indemnification by Borrower. Each of the Company and UKHC, as applicable, agrees to indemnify and hold harmless each Term Loan-A Lender, the Apollo LC Issuer and the Administrative Agent (collectively, the "APOLLO LC INDEMNITEES") from and against any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) which such Apollo LC Indemnitee may reasonably incur (or which may be claimed against such Apollo LC Indemnitee by any Person whatsoever) by reason of or in connection with any execution and delivery or transfer of or payment or failure to pay under an Apollo Letter of Credit or any actual or proposed use of an Apollo Letter of Credit; provided that neither the Company nor UKHC shall be required to indemnify any Apollo LC Issuer for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) its own willful misconduct or gross negligence or (ii) its failure to pay under any Apollo Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Apollo Letter of Credit. Nothing in this subsection is intended to limit the obligations of the Company or UKHC under any other provision of this Section.

         (l) Indemnification by Term Loan-A Lenders. The Term Loan-A Lenders shall, ratably in proportion to their Term Loan-A Percentages, indemnify the Apollo LC Issuer (to the extent not reimbursed by the Company or UKHC, as applicable) against any claims, damages, losses, liabilities, reasonable costs and reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel) that any such indemnitee may suffer or incur in connection with this Section or any action taken or omitted by such indemnitee under this Section; provided that the Term Loan-A Lenders shall not be required to indemnify the Apollo LC Issuer for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by
(i) its own gross negligence or willful misconduct, (ii) its failure to pay under an Apollo Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Apollo Letter of Credit, (iii) its failure to comply with Section 2.15(e), (iv) its liabilities under any Apollo Letter

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

of Credit issued by it in contravention of Section 2.15(c)(iii) (to the extent that the limitations referred to therein were in fact exceeded) or Section 2.15(c)(iv) or (v) its liabilities under any Apollo Letter of Credit extended by it in contravention of Section 2.15(f)(ii); and provided further that no Term Loan-A Lender shall be required to indemnify the Apollo LC Issuer for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the failure of another Term Loan-A Lender to pay its Term Loan-A Percentage of any Apollo LC Reimbursement Obligation unpaid by the Company or UKHC.

         (m) Liability for Damages. Nothing in this Section shall preclude the Company or UKHC, as applicable, or any Term Loan-A Lender from asserting against the Apollo LC Issuer any claim for damages suffered by the Company, UKHC or such Term Loan-A Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such Apollo LC Issuer or (ii) such Apollo LC Issuer's failure to pay under an Apollo Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions thereof.

         (n) Dual Capacities. In its capacity as a Lender, the Apollo LC Issuer shall have the same rights and obligations under this Section as any other Lender.

         (o) Information to be Provided to Administrative Agent. The Apollo LC Issuer shall furnish to the Administrative Agent upon request such information as the Administrative Agent shall reasonably request in order to calculate (i) the Aggregate Apollo LC Exposure existing from time to time and (ii) the amount of any fee payable for the account of the Term Loan-A Lenders under Section 2.06(h).

         SECTION 2.16. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any Note in the currency expressed to be payable herein or therein (the "SPECIFIED CURRENCY") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's New York office on the Euro-Currency Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency be discharged only to the extent that, on the Euro-Currency Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the specified

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

currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the relevant Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss. If the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.04, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

         SECTION 2.17. Designation of Subsidiary as a Borrower; Termination of Designation. (a) The Company may from time to time designate any Acquisition Holdco as an Eligible Subsidiary for purposes of this Agreement by delivering to the Administrative Agent: (i) a written request (an "ELIGIBLE SUBSIDIARY REQUEST"), duly executed by the Company and the relevant Acquisition Holdco, certifying that material cost savings to the Company and such Acquisition Holdco will be achieved as a result of such Acquisition Holdco's designation as an Eligible Subsidiary hereunder (and attaching reasonably detailed information and calculations demonstrating the foregoing), together with (ii) an Election to Participate, in form and substance satisfactory to the Administrative Agent, duly executed on behalf of such Acquisition Holdco and the Company, each in such number of copies as the Administrative Agent may request.

         (b) The Administrative Agent shall promptly notify the Lenders of its receipt of any Eligible Subsidiary Request and Election to Participate. The Required Lenders may consent to such designation of an Eligible Subsidiary by executing such Election to Participate; provided that any Lender may withhold consent in its sole discretion. When the Company has delivered an Eligible Subsidiary Request complying with Section 2.17(a)(i) and an Election to Participate complying with Section 2.17(a)(ii), and the Required Lenders have executed such Election to Participate, the designated Acquisition Holdco shall thereupon be an Eligible Subsidiary for all purposes hereunder, and the Administrative Agent shall promptly notify the Company and the Lenders to such effect.

         (c) The Company may at any time terminate the status of any Acquisition Holdco as an Eligible Subsidiary for purposes of this Agreement by delivering to the Administrative Agent an Election to Terminate duly executed on behalf of such Acquisition Holdco and the Company in such number of copies as the Administrative Agent may request. The delivery of such an Election to Terminate shall not affect any obligation of such Acquisition Holdco theretofore incurred under this Agreement and its Notes or any rights of the Lenders and the

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Administrative Agent against such Acquisition Holdco or against the Company in its capacity as guarantor of the obligations of such Acquisition Holdco. The Administrative Agent shall promptly notify the Lenders of its receipt of any Election to Terminate.

         SECTION 2.18. Foreign Subsidiary Costs. (a) If any of (x) the cost to any Lender of making or maintaining any Loan to a Foreign Borrower or participating in any Letter of Credit or Apollo Letter of Credit issued for the account of a Foreign Borrower, or (y) the cost to the LC Issuing Bank of issuing a Letter of Credit for the account of a Foreign Borrower, or (z) the cost to any Apollo LC Issuer of issuing an Apollo Letter of Credit for the account of a Foreign Borrower, is increased (or the amount of any sum received or receivable by any Lender (or its Applicable Lending Office), the LC Issuing Bank or the Apollo LC Issuer is reduced) by an amount deemed by such Lender, LC Issuing Bank or Apollo LC Issuer to be material, by reason of the fact that such Foreign Borrower is incorporated in, or conducts business in, a jurisdiction outside the United States, such Foreign Borrower shall indemnify such Lender, LC Issuing Bank or Apollo LC Issuer, as the case may be, for such increased cost or reduction within 15 days after demand by such Lender, LC Issuing Bank or Apollo LC Issuer (in each case, with a copy to the Administrative Agent). A certificate of such Lender, LC Issuing Bank or Apollo LC Issuer claiming compensation under this subsection and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

         (b) Each Lender, LC Issuing Bank and Apollo LC Issuer will promptly notify the Company and the Administrative Agent of any event of which it has knowledge that will entitle such Lender, LC Issuing Bank or Apollo LC Issuer to additional interest or payments pursuant to Section 2.18(a) and, in the case of any Lender, will designate a different Applicable Lending Office, if, in the judgment of such Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender.

         SECTION 2.19. Determining Dollar Amounts of Alternative Currency Loans, Alternative Currency Letters of Credit and Apollo Letters of Credit; Related Mandatory Prepayments. (a) The Administrative Agent shall determine the Dollar Amount of each Alternative Currency Loan promptly after it receives the related Notice of Borrowing based on the Spot Rate on the day it receives such notice. Thereafter, the Administrative Agent shall redetermine the Dollar Amount of each Alternative Currency Loan on the last Euro-Currency Business Day of each calendar month while such Alternative Currency Loan remains outstanding based on the Spot Rate on such Euro-Currency Business Day. The Administrative Agent shall promptly notify the Company, the relevant Borrower (if other than the Company) and the participating Lenders of each Dollar Amount so determined, and its determination thereof shall be conclusive in the absence of manifest error.

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

         (b) The Administrative Agent shall determine the Dollar Amount of each Alternative Currency Letter of Credit promptly after it receives the Borrower's notice of proposed issuance therefor based on the Spot Rate on the day it receives such request. Thereafter, the Administrative Agent shall redetermine the Dollar Amount of each Alternative Currency Letter of Credit on the last Euro-Currency Business Day of each calendar month while such Alternative Currency Letter of Credit remains outstanding based on the Spot Rate on such Euro-Currency Business Day. The Administrative Agent shall promptly notify the Company, the relevant Borrower (if other than the Company), the LC Issuing Bank and the participating Lenders of each Dollar Amount so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (c) The Administrative Agent shall determine the aggregate Dollar Amount of each Apollo Letter of Credit promptly after the Borrower's notice of proposed issuance therefor based on the Spot Rate on the day it receives such request. Thereafter, the Administrative Agent shall redetermine the Dollar Amount of each Apollo Letter of Credit on the last Euro-Currency Business Day of each calendar month while such Apollo Letter of Credit remains outstanding based on the Spot Rate on such Euro-Currency Business Day. The Administrative Agent shall promptly notify the Company, the relevant Borrower (if other than the Company), the Apollo LC Issuer and the participating Lenders of each Dollar Amount so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (d) If, after giving effect to any redetermination of a Dollar Amount pursuant to Section 2.19(a), (b) or (g), the sum of (i) the aggregate Dollar Amount of all outstanding Revolving Loans plus (ii) the Aggregate Revolving LC Exposure exceeds (x) in the case of any redetermination pursuant to Section 2.19(a) or (b), the aggregate amount of the Revolving Commitments, or (y) in the case of any redetermination pursuant to Section 2.19(g), 105% of the aggregate amount of the Revolving Commitments, the Administrative Agent shall notify the Company and the Lenders that the Company is required to cause one or more Revolving Loans to be prepaid pursuant to this subsection. Within five Euro-Currency Business Days after receiving such notice, the Company shall cause one or more Borrowers to prepay Revolving Loans (in accordance with the procedure for prepaying Loans set forth in Section 2.08) and, following repayment in full of all Revolving Loans, to provide cash cover for Aggregate Revolving LC Exposure (in accordance with the procedure for providing cover set forth in Section 2.03(h)), in each case to the extent required to eliminate any such excess.

         (e) If, after giving effect to any redetermination of a Dollar Amount pursuant to Section 2.19(a), (c) or (g), the sum of (i) the aggregate Dollar Amount of all outstanding Term Loans-A plus (ii) the Aggregate Apollo LC Exposure exceeds (x) in the case of any redetermination pursuant to Section 2.19(a) or (c),

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the aggregate amount of the Term Loan-A Commitments, or (y) in the case of any redetermination pursuant to Section 2.19(g), 105% of the aggregate amount of the Term Loan-A Commitments, the Administrative Agent shall notify the Company and the Lenders that the Company is required to cause one or more Term Loans-A to be prepaid pursuant to this subsection. Within five Euro-Currency Business Days after receiving such notice, the Company shall cause one or more Borrowers to prepay Term Loans-A (in accordance with the procedure for prepaying Loans set forth in Section 2.08) and, following repayment in full of all Term Loans-A, to provide cash cover for Aggregate Apollo LC Exposure (in accordance with the procedure for providing cover set forth in Section 2.03(a)), in each case to the extent required to eliminate any such excess.

         (f) If, after giving effect to any redetermination of a Dollar Amount pursuant to Section 2.19(a) or (g), the aggregate Dollar Amount of all outstanding Fronted Swedish Kroner Loans exceeds (x) in the case of any redetermination pursuant to Section 2.19(a), $35,000,000 (the "KRONER SUBLIMIT"), or (y) in the case of any redetermination pursuant to Section 2.19(g), 105% of such Kroner Sublimit, the Administrative Agent shall notify the Company and the Lenders that the Company is required to cause one or more Fronted Swedish Kroner Loans to be prepaid pursuant to this subsection. Within five Euro-Currency Business Days after receiving such notice, the Company shall cause one or more Borrowers to prepay Fronted Swedish Kroner Loans (in accordance with the procedure for prepaying Loans set forth in Section 2.08) to the extent required to eliminate any such excess.

         (g) In addition to the determinations required pursuant to clauses (a),
(b) and (c) of this Section, the Administrative Agent (i) shall promptly, at the request of the Required Lenders, and (ii) may, if it determines in its sole discretion that a significant fluctuation in the relevant currency market has occurred, determine the aggregate Dollar Amount of any Alternative Currency Loan, Alternative Currency Letter of Credit or Apollo Letter of Credit, in each case at the Spot Rate on such date of determination.

         SECTION 2.20. Additional Reserve Costs. (a) If and so long as any Lender or the LC Issuing Bank is required to make special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender's or LC Issuing Bank's Euro-Currency Loans in any Alternative Currency or participations in Alternative Currency Letters of Credit, such Lender or LC Issuing Bank may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Loans or LC Reimbursement Obligations in respect of Alternative Currency Letters of Credit, additional interest on such Loan or LC Reimbursement Obligation at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit T hereto.

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

         (b) If and so long as any Lender or the LC Issuing Bank is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in an applicable Euro-Currency Reserve Percentage or Mandatory Costs Rate) in respect of any of such Lender's or LC Issuing Bank's Euro-Currency Loans in any Alternative Currency or participations in Alternative Currency Letters of Credit, such Lender or LC Issuing Bank may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Lender's Euro-Currency Loans or LC Reimbursement Obligations in respect of Alternative Currency Letters of Credit subject to such requirements, additional interest on such Loans or LC Reimbursement Obligations at a rate per annum specified by such Lender or LC Issuing Bank to be the cost to such Lender or LC Issuing Bank of complying with such requirements in relation to such Loan or Letter of Credit.

         (c) Any additional interest owed pursuant to subsection (a) or (b) above shall be determined by the relevant Lender, which determination shall be conclusive in the absence of manifest error, and notified to the relevant Borrower (with a copy to the Administrative Agent) at least five Euro-Currency Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

         SECTION 2.21. Changes in Market Practice Following EMU. Market practice relating to the inter-bank deposit market, the method and timing of rate fixing and the calculation of interest may change in the Third Stage. As a result, it may differ from the method of rate fixing and the calculation of interest prescribed under the terms of this Agreement and may also change in relation to borrowings in any currency substituted by the Euro after the date of this Agreement. In this event, the Administrative Agent may notify the Company and Lenders of modifications to this Agreement which are required or reasonably desirable to reflect and conform to these changes. Such modifications may provide for the use of London interbank market offered rates or interbank market offered rates from a wider European market (or, in either case, screen rates reflecting these offered rates). They may also change, among other things, the rate-fixing time or date, the definition of "Euro-Currency Business Day" and the provisions of Section 2.12. The modifications set out in the Administrative Agent's notice will take effect on the later of the date specified in such notice, the date 10 Euro-Currency Business Days after the date of such notice and (in the case of such changes being made due to a country becoming a Participating Member State after the date of this Agreement) the date on which such participation commences. The modifications will not apply to interest which is computed for any Interest Period starting before

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the date the modifications take effect. This Section may, in appropriate circumstances, be invoked more than once.

         SECTION 2.22. General Cash Collateral Account; Term Loan-A Cash Collateral Account. (a) General Cash Collateral Account. At, or at any time before, the time any Borrower shall be required to make a deposit into the General Cash Collateral Account, the Administrative Agent shall establish and maintain at its offices at One Wall Street, New York, New York in the name of the Company but under the sole dominion and control of the Administrative Agent, a cash collateral account designated as "SFX Entertainment, Inc./Cash Collateral Account" (the "GENERAL CASH COLLATERAL ACCOUNT"). Any Borrower may from time to time make one or more deposits into the General Cash Collateral Account, and all amounts paid to the Administrative Agent pursuant to Section 6.03 shall be deposited into the General Cash Collateral Account. The Company hereby grants to the Administrative Agent, for the benefit of the Lender Parties, a Lien on and security interest in the General Cash Collateral Account and all sums at any time and from time to time on deposit therein (the General Cash Collateral Account, together with all sums on deposit therein, sometimes referred to herein collectively as the "GENERAL CASH COLLATERAL"), as collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, of the obligations of each Obligor under the Loan Documents. The Company agrees that at any time and from time to time at its expense, it will, and will cause each other Borrower to, promptly execute and deliver to the Administrative Agent any further instruments and documents, and take any further actions, that may be necessary or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any General Cash Collateral. The Company agrees that it will not (i) sell or otherwise dispose of any of the General Cash Collateral, or (ii) create or permit to exist any Lien upon any of the General Cash Collateral. The Company and each other Borrower hereby authorizes the Administrative Agent, promptly after each drawing under any Letter of Credit shall become due and payable, to apply cash on deposit in the Cash Collateral Account towards the payment of any LC Reimbursement Obligations for all sums paid in respect of such drawing, and all obligations under the Loan Documents which shall then be due and owing. The Administrative Agent shall notify the Company promptly of any such application.

         (b) Term-Loan A Cash Collateral Account. At, or at any time before, the time any Borrower shall be required to make a deposit into the Term Loan-A Cash Collateral Account, the Administrative Agent shall establish and maintain at its offices at One Wall Street, New York, New York in the name of the Company but under the sole dominion and control of the Administrative Agent, a cash collateral account designated as "SFX Entertainment, Inc./ Term Loan-A Cash

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Collateral Account" (the "TERM LOAN-A CASH COLLATERAL ACCOUNT"). Any Borrower
may from time to time make one or more deposits into the Term Loan-A Cash Collateral Account. The Company hereby grants to the Administrative Agent, for the benefit of the Term Loan-A Lenders, a Lien on and security interest in the Term Loan-A Cash Collateral Account and all sums at any time and from time to time on deposit therein (the Term Loan-A Cash Collateral Account, together with all sums on deposit therein, sometimes referred to herein collectively as the "TERM LOAN-A CASH COLLATERAL"), as collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, of all Apollo LC Reimbursement Obligations and all other amounts payable in respect of the Apollo Letters of Credit. The Company agrees that at any time and from time to time at its expense, it will, and will cause each other Borrower to, promptly execute and deliver to the Administrative Agent any further instruments and documents, and take any further actions, that may be necessary or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Term Loan-A Cash Collateral. The Company agrees that it will not (i) sell or otherwise dispose of any of the Term Loan-A Cash Collateral, or
(ii) create or permit to exist any Lien upon any of the Term Loan-A Cash Collateral. The Company and each other Borrower hereby authorizes the Administrative Agent, promptly after each drawing under any Apollo Letter of Credit shall become due and payable, to apply cash on deposit in the Term Loan-A Cash Collateral Account towards the payment of any Apollo LC Reimbursement Obligations for all sums paid in respect of such drawing. The Administrative Agent shall notify the Company promptly of any such application.

         SECTION 2.23. Fronted Swedish Kroner Loans. (a) Subject to the terms and conditions hereof, and at any time when Swedish Kroner is included as an "Alternative Currency" pursuant to the definition thereof, the Fronting Lender agrees, on the terms and conditions set forth in this Agreement, to make Term Loans-A and Revolving Loans denominated in Swedish Kroner (each, a "FRONTED SWEDISH KRONER LOAN") to the relevant Borrowers from time to time during the Term Loan-A Availability Period or Revolving Credit Period, as the case may be; provided that, subject to Section 2.19(f), the aggregate Dollar Amount of Fronted Swedish Kroner Loans shall at no time exceed $35,000,000.

         (b) Any Borrower may borrow (i) Fronted Swedish Kroner Loans that are Term Loans-A (each, a "FRONTED SWEDISH KRONER TERM LOAN-A") during the first six months of the Term Loan-A Availability Period and (ii) Fronted Swedish Kroner Loans that are Revolving Loans (each, a "FRONTED SWEDISH KRONER REVOLVING LOAN") during the Revolving Credit Period, in each case on any Euro-Currency Business Day, provided that the Company or such Borrower (if other than the Company) shall give the Fronting Lender and the Administrative

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Agent irrevocable written notice in the form of a Notice of Borrowing (which
Notice of Borrowing must be received by the Fronting Lender and the Administrative Agent prior to 10:30 A.M. on the fourth Euro-Currency Business Day before such Borrowing) specifying (x) all of the information required to be included in such Notice of Borrowing pursuant to Section 2.02, (y) the identity of the Borrower to which such Fronted Swedish Kroner Loan is to be made and (z) whether the requested Loan shall be a Revolving Loan or a Term Loan-A. Each Borrowing of Fronted Swedish Kroner Loans shall be in an amount not less than the minimum Dollar Amount applicable to Term Loan-A Borrowings or Revolving Borrowings, as the case may be, pursuant to Section 2.01. The proceeds of each Fronted Swedish Kroner Loan will be made available by the Fronting Lender to the relevant Borrower at the Fronting Lender's payment office identified on the signature pages hereof (or such other office as the Fronting Lender may specify for such purpose by notice to the other parties hereto) no later than 3:30 P.M. (London time) on the date of such Borrowing and in such funds as may then be customary for the settlement of international transactions in Swedish Kroner.

         (c) Each Borrower shall pay to the Fronting Lender, for the account of the Term Loan-A Lenders or the Revolving Lenders, as the case may be, a participation fee with respect to each Fronted Swedish Kroner Loan made by such Fronting Lender to such Borrower, with respect to the period from and including the date of such Loan to but excluding the date of repayment thereof, computed at a rate per annum equal to the Applicable Margin in respect of Euro-Currency Term Loans-A or Euro-Currency Revolving Loans, as the case may be, from time to time in effect on the average daily principal amount of such Fronted Swedish Kroner Loan outstanding during the period for which such fee is calculated. Each such participation fee shall be shared ratably among the relevant Term Loan-A Lenders or Revolving Lenders, as the case may be, in accordance with their respective Term Loan-A Percentages or Revolving Credit Percentages. Each such participation fee shall be payable in arrears on each Quarterly Payment Date to occur after the making of the relevant Fronted Swedish Kroner Loan and on the final maturity date in respect of such Fronted Swedish Kroner Loan (or on such earlier date as such Fronted Swedish Kroner Loan shall become due and payable as provided herein) and shall be nonrefundable. Upon receipt of any payment pursuant to this clause, the Fronting Lender shall promptly convert such payment to Dollars at the Spot the Rate determined by the Fronting Lender to be in effect on the date of such conversion and shall promptly forward such amount in Dollars to the Administrative Agent. Notwithstanding the foregoing, any Obligor may pay a participation fee on behalf of a Borrower, in which case such fee shall be paid directly to the Administrative Agent in Dollars (determined based on the Spot Rate determined by the Administrative Agent to be in effect on the relevant date).

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         (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Term Loan-A Lenders or the Revolving Lenders, as applicable, all fees received by the Administrative Agent for their respective accounts pursuant to Section 2.23(c).

         (e) The Fronting Lender irrevocably agrees to grant and hereby grants to each Term Loan-A Lender and, to induce the Fronting Lender to make Fronted Swedish Kroner Loans hereunder, each such Term Loan-A Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from such Fronting Lender, on the terms and conditions hereinafter stated, for such Term Loan-A Lender's own account and risk, an undivided interest equal to its Term Loan-A Percentage of the Fronting Lender's obligations and rights in respect of each Fronted Swedish Kroner Term Loan-A made by the Fronting Lender hereunder. Each such Term Loan-A Lender unconditionally and irrevocably agrees with the Fronting Lender that if any amount in respect of the principal, interest or fees owing to the Fronted Lender in respect of a Fronted Swedish Kroner Term Loan-A is not paid when due in accordance with the terms of this Agreement (collectively, "TERM LOAN-A FRONTED OVERDUE AMOUNTS"), such Term Loan-A Lender shall pay to the Fronting Lender (through the Administrative Agent) upon demand an amount in Dollars equal to such Term Loan-A Lender's Term Loan-A Percentage of the Dollar equivalent of such Term Loan-A Fronted Overdue Amounts (such Dollar equivalent to be determined based on the Spot Rate determined by the Administrative Agent to be in effect on such demand date).

         (f) The Fronting Lender irrevocably agrees to grant and hereby grants to each Revolving Lender and, to induce the Fronting Lender to make Fronted Swedish Kroner Loans hereunder, each such Revolving Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from such Fronting Lender, on the terms and conditions hereinafter stated, for such Revolving Lender's own account and risk an undivided interest equal to its Revolving Credit Percentage of the Fronting Lender's obligations and rights in respect of each Fronted Swedish Kroner Revolving Loan made by the Fronting Lender hereunder. Each such Revolving Lender unconditionally and irrevocably agrees with the Fronting Lender that, if any amount in respect of the principal, interest or fees owing to the Fronted Lender in respect of a Fronted Swedish Kroner Revolving Loan is not paid when due in accordance with the terms of this Agreement (collectively, "REVOLVING FRONTED OVERDUE AMOUNTS"), such Revolving Lender shall pay to the Fronting Lender (through the Administrative Agent) upon demand an amount in Dollars equal to such Revolving Lender's Revolving Credit Percentage of the Dollar equivalent of such Revolving Fronted Overdue Amounts (such Dollar equivalent to be determined based on the Spot Rate determined by the Administrative Agent to be in effect on such demand date).

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         (g) The purchase of participations in any Term Loan-A Fronted Overdue
Amount or Revolving Fronted Overdue Amount pursuant to clause (e) or (f) of this Section shall not relieve the relevant Borrower of any default in the payment thereof, and the relevant Borrower's repayment obligation in respect of any such Term Loan-A Fronted Overdue Amount or Revolving Fronted Overdue Amount shall automatically be converted into Dollars based on the Spot Rate in effect at the time such amount became overdue. The relevant Borrower shall be obligated to pay interest in respect of all such Term Loan-A Fronted Overdue Amounts and Revolving Fronted Overdue Amounts at a rate per annum equal to the sum of 2% plus the higher of (i) the Alternate Base Rate for such day and (ii) the rate which would be applicable to a one-month Loan made in Swedish Kroner borrowed on such day.

         (h) The obligation of each Term Loan-A Lender and each Revolving Lender to make the payments referred to in clause (e) or (f), as the case may be, shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which any Term Loan-A Lender or Revolving Lender or any Borrower may have against the Fronting Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Obligor or any of the Lender Parties or (v) any other circumstance, happening or event whatsoever.

         (i) If any amount required to be paid by a Term Loan-A Lender or a Revolving Lender to the Fronting Lender pursuant to the foregoing clauses of this Section is not paid to the Fronting Lender when due, such Term Loan-A Lender or Revolving Lender, as the case may be, shall pay interest on such amount to the Fronting Lender on demand computed at a rate per annum equal to the rate which would be applicable to a one-month Loan in Swedish Kroner borrowed on such day. A certificate of the Fronting Lender submitted to any Term Loan-A Lender or Revolving Lender, as the case may be, with respect to amounts owing under this Section shall be conclusive in the absence of manifest error.

         (j) Whenever, at any time after the Fronting Lender has received from any Term Loan-A Lender or Revolving Lender the full amount owing by such Term Loan-A Lender or Revolving Lender, as the case may be, pursuant to and in accordance with this Section in respect of Fronted Swedish Kroner Loans, the Fronting Lender receives any payment related to such Fronted Swedish Kroner Loan (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Fronting Lender), or any payment of interest on account thereof, the Fronting Lender will promptly distribute to such Term Loan-A Lender or Revolving Lender, as applicable, its pro rata share thereof.

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         (k) If any payment received by the Fronting Lender pursuant to clause
(j) of this Section with respect to any Fronted Swedish Kroner Term Loan-A is required to be returned by such Fronting Lender, each Term Loan-A Lender shall pay to the Fronting Lender its pro rata share thereof. If any payment received by the Fronting Lender pursuant to clause (j) of this Section with respect to any Fronted Swedish Kroner Revolving Loan is required to be returned by such Fronting Lender, each Revolving Lender shall pay to the Fronting Lender its pro rata share thereof.

         (l) Each Borrower hereby unconditionally promises to pay to the Fronting Lender the then unpaid principal amount of each Fronted Swedish Kroner Loan made to it by the Fronting Lender on the applicable Maturity Date for such Fronted Swedish Kroner Term Loans-A or Fronted Swedish Kroner Revolving Loans, as the case may be (or such earlier date on which such Fronted Swedish Kroner Loan becomes due and payable hereunder).

                                    ARTICLE 3
                                   CONDITIONS

         SECTION 3.01. Effectiveness. This Amended Agreement shall become effective when all the following conditions have been satisfied:

              (a) the Administrative Agent shall have received, from each party listed on the signature pages hereof, either a counterpart hereof signed by such party or facsimile or other written confirmation satisfactory to the Administrative Agent confirming that such party has signed a counterpart hereof;

              (b) the Administrative Agent shall have received a duly executed Note of the Company for the account of each Lender which shall have made written request therefor not less than one Domestic Business Day prior to the Effective Date, dated on or before the Effective Date and complying with the provisions of Section 2.13;

              (c) the Administrative Agent shall have received duly executed counterparts of the Domestic Subsidiary Guarantee signed on behalf of each Domestic Subsidiary Guarantor;

              (d) the Administrative Agent shall have received (i) duly executed counterparts of each Effective Date Collateral Document, together with evidence satisfactory to it in its sole good faith discretion of

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         the effectiveness and the perfection of the Liens contemplated thereby
         (including the filing of UCC-1s and the delivery of any stock certificates or promissory notes comprising the Collateral) and (ii) a completed and duly executed Perfection Certificate of the Company and each Domestic Subsidiary Guarantor, dated the Effective Date, substantially in the form of Annex A to the Domestic Security Agreement;

              (e) the Administrative Agent shall have received (i) an opinion of Winston & Strawn, counsel for the Obligors, substantially in the form of Exhibit K-1 hereto, and (ii) an opinion of the Associate General Counsel of the Company, substantially in the form of Exhibit K-2 hereto, each dated the Effective Date and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

              (f) the Administrative Agent shall have received (i) an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit L-1 hereto and (ii) an opinion of Norton Rose, special English counsel for the Administrative Agent substantially in the form of Exhibit L-2 hereto, each dated the Effective Date and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

              (g) the Administrative Agent shall have received duly executed counterparts of the Master Assignment Agreement, and all payments required to be made thereunder shall have been made (or arrangements satisfactory to the Administrative Agent shall have been made for the making of such payments), and the Company shall have paid in full (or made arrangements satisfactory to the Administrative Agent for paying in full) on the Effective Date all interest and fees accrued under the Existing Credit Agreement to but excluding the Effective Date and all other amounts (if any) then due and payable by the Company thereunder;

              (h) the Administrative Agent shall have received evidence satisfactory to it of the insurance coverage required by Section 5.03 and the Effective Date Collateral Documents;

              (i) the Administrative Agent shall have received all costs, fees, expense and other amounts payable on or prior to the Effective Date for the account of the Lenders, the Agents or the Arrangers in the amounts previously agreed to be payable on the Effective Date (including, without limitation, reimbursement or payment of all legal fees and other out-of-pocket expenses required to be reimbursed or paid by the Company in connection with the Loan Documents);

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

              (j) the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of the Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agents.

              (k) the Administrative Agent shall have received evidence satisfactory to it that all Indebtedness of the Obligors under the Loan Documents shall constitute "Senior Debt" and "Designated Senior Debt" as each such term is defined under each Subordinated Indenture;

              (l) the Administrative Agent shall have received evidence satisfactory to it that neither the amendment and restatement of the Existing Credit Agreement as set forth in this Amended Agreement, nor the transactions contemplated by the Loan Documents, violate or will violate any term or provision of either Subordinated Indenture;

              (m) the Administrative Agent shall have received a certificate of the Chief Financial Officer of the Company, dated the Effective Date, as to the solvency of each Obligor, in form and substance satisfactory to the Administrative Agent;

              (n) the Administrative Agent shall have received, for all Venues that are leased, a fully executed copy of the lease for such Venue, certified by the Secretary or Assistant Secretary of the Company to be a true and complete copy thereof;

              (o) the Administrative Agent shall have received a fully executed copy of the Apollo Purchase Agreement (together with all exhibits, schedules or other attachments thereto);

              (p) the Administrative Agent shall have received copies of all due diligence reports prepared by the Company or its counsel in connection with the Apollo Acquisition and addressed to the Administrative Agent (in its capacity as such), together with such additional documentation or information relating to such due diligence as the Administrative Agent may reasonably request;

              (q) the Administrative Agent shall have received a certificate of the chief financial officer of the Company, dated the Effective Date, which certificate contains calculations demonstrating on the basis of such financial statements that the Company is in compliance with the covenants contained in Section 5.12 to Section 5.18, inclusive, after giving effect to

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         all Borrowings and issuances of Letters of Credit and issuances of
         Apollo Letters of Credit (if any) on the Effective Date, all in form and substance satisfactory to the Administrative Agent; and

              (r) the Required Lenders shall not have determined in good faith that there has been an action, suit or proceeding pending or threatened
         (i) in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of the Loan Documents.

Promptly after the Effective Date occurs, the Administrative Agent shall notify the Company and the Lenders thereof, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02. Consequence of Effectiveness. (a) On the Effective Date, without further action by any of the parties thereto, (i) the Existing Credit Agreement will be automatically amended and restated to read as this Agreement reads, (ii) each lender not a party to the Existing Agreement shall become a Lender party to this Agreement with the Commitments set forth on its Lender Addendum and (iii) the Commitments of the Lenders shall be as set forth on their respective Lender Addenda.

         (b) On and after the Effective Date, the rights and obligations of the parties hereto shall be governed by the provisions of this Amended Agreement. The rights and obligations of the parties to the Existing Credit Agreement with respect to the period before the Effective Date shall continue to be governed by the provisions thereof as in effect before the Effective Date, except that all interest and fees accrued under the Existing Credit Agreement to but excluding the Effective Date shall be paid on the Effective Date.

         (c) Notwithstanding the amendment and restatement of the Existing Credit Agreement, the Loans under, and as defined in, the Existing Credit Agreement ("CONTINUING LOANS") which are outstanding as of the date hereof will remain outstanding as of the Effective Date, and will constitute continuing obligations hereunder and shall continue to be secured by the Collateral. All Continuing Loans shall be Term Loans-B under this Agreement.

         SECTION 3.03. Borrowings, Issuances of Letters of Credit and Issuances of Apollo Letters of Credit. The obligation of any Lender to make a Loan on the occasion of any Borrowing, the obligation of the LC Issuing Bank to issue (or extend the expiry date of) any Letter of Credit, and the obligation of the Apollo LC Issuer to issue (or extend the expiry date of) any Apollo Letter of Credit are subject to the limitations in Sections 2.01, 2.14(b) and 2.15, as applicable, and to the satisfaction of the following conditions:

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

              (a) the Effective Date shall have occurred;

              (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02, or receipt by the LC Issuing Bank of a notice of proposed issuance or extension as required by Section 2.14(d) or 2.14(g), or receipt by the Apollo LC Issuer of a notice of proposed issuance or extension as required by Section 2.15(b) or 2.15(f), as the case may be;

              (c) the fact that, immediately before and after such Borrowing or issuance or extension of a Letter of Credit or an Apollo Letter of Credit, no Default shall have occurred and be continuing; and

              (d) the fact that the representations and warranties of the Borrowers set forth in this Agreement shall be true on and as of the date of such Borrowing or issuance or extension of a Letter of Credit or an Apollo Letter of Credit.

Each Borrowing and each issuance or extension of a Letter of Credit or an Apollo Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the facts specified in clauses (a),
(c) and (d) of this Section.

         SECTION 3.04. Additional Conditions on Issuance of Apollo Letters of Credit; First Borrowing by or Issuance of Letter of Credit for Account of UKHC. The obligation of the Apollo LC Issuer to issue any Apollo Letter of Credit, and of each Lender to make a Loan on the occasion of the first Borrowing by UKHC, and of the LC Issuing Bank to issue an initial Letter of Credit for the account of UKHC are subject to the satisfaction of the following further conditions:

              (a) satisfaction of the Administrative Agent in its sole discretion with the terms and conditions of the Apollo Acquisition Documents and receipt by the Administrative Agent of evidence satisfactory to it in its sole discretion of the satisfaction (without waiver) of all conditions to the closing of the Apollo Acquisition, and that the Apollo Acquisition will be consummated prior to or simultaneously with such Borrowing, issuance of Letter of Credit or issuance of an Apollo Letter of Credit;

              (b) the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of UKHC and each direct and indirect Subsidiary of UKHC (after giving effect to the consummation of all transactions contemplated to occur on such date), the corporate authority for and the validity of the Loan

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

         Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agents;

              (c) receipt by the Administrative Agent of a duly executed original copy of an Acquisition Holdco Pledge Agreement signed on behalf of UKHC, pursuant to which UKHC shall have pledged, or caused to be pledged, (i) 66% of the Capital Stock of Apollo Parent and (ii) 66% of the Capital Stock of any other Subsidiary owned directly by UKHC (after giving effect to the consummation of the transactions contemplated to occur on such date);

              (d) receipt by the Administrative Agent of a duly executed original copy of a Foreign Borrower Pledge Agreement signed on behalf of UKHC, pursuant to which UKHC shall have pledged, or caused to be pledged, all of the Capital Stock of Apollo Parent and any other Subsidiary owned directly by UKHC (after giving effect to the consummation of the transactions contemplated to occur on such date); provided that the foregoing condition shall be waived or modified (including, without limitation, a modification that would require such condition to be satisfied by a certain date after the occurrence of the first Borrowing by, or initial issuance of a Letter of Credit or Apollo Letter of Credit to, UKHC) (in each case, as reasonably determined by the Administrative Agent) to the extent necessary to avoid any violation of applicable law (including, without limitation, Financial Assistance Laws) which cannot be avoided pursuant to an available exception or exemption;

              (e) receipt by the Administrative Agent of copies (which, in the case of clauses (i)-(iv), shall be duly executed original copies) of each of the following:

              (i) a Foreign Borrower Subsidiary Guarantee signed on behalf of Apollo Parent and each other direct and indirect Subsidiary of UKHC (after giving effect to the consummation of the transactions contemplated to occur on such date);

              (ii) a Foreign Borrower Subsidiary Pledge Agreement signed on behalf of Apollo Parent and each other direct and indirect Subsidiary of UKHC (after giving effect to the consummation of all transactions contemplated to occur on such date), pursuant to which each such Person shall have pledged, or cause to be pledged, 100% of any Capital Stock owned directly by it to secure its obligations under its Foreign Borrower Subsidiary Guarantee;

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

              (iii) a Foreign Borrower Subsidiary Security Agreement signed on behalf of Apollo Parent and each other direct and indirect Subsidiary of UKHC (after giving effect to the consummation of the transactions contemplated to occur on such date), together with (x) any other documents or agreements, in each case in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable in order to grant a perfected first priority security interest upon all of the assets of each such Person to secure its obligations under the Foreign Borrower Subsidiary Guarantee, and (y) evidence reasonably satisfactory to the Administrative Agent that the Company and UKHC have used their commercially reasonable efforts to obtain all landlord or other third party consents required to be obtained in connection with the creation of a Lien on any leasehold property subject to the Foreign Borrower Subsidiary Security Agreement;

              (iv) the Foreign Mortgage Documents with respect to Apollo Parent and each other direct and indirect Subsidiary of UKHC (after giving effect to the consummation of the transactions contemplated to occur on such date), in each case acceptable in form and substance to the Administrative Agent and its counsel in their sole discretion; and

              (v) all necessary statutory declarations, reports and resolutions required to comply with Sections 151 to 158 Companies Act 1985 in respect of each of the Collateral Documents, Foreign Borrower Subsidiary Guarantees and other Loan Documents to be executed by UKHC, Apollo Parent or any Apollo Subsidiary;

         provided that the conditions set forth in this subsection (e) shall be waived or modified (including, without limitation, a modification that would require such condition to be satisfied by a certain date after the occurrence of the first Borrowing by, or initial issuance of a Letter of Credit or Apollo Letter of Credit to, UKHC) (in each case, as reasonably determined by the Administrative Agent) to the extent necessary to avoid any violation of applicable law (including, without limitation, Financial Assistance Laws) which cannot be avoided pursuant to an available exception or exemption; and

         provided further that the conditions set forth in clauses (iii) and
(iv) of this subsection shall be waived or modified (including, without limitation, a modification that would require such condition to be satisfied by a certain date after the occurrence of the first Borrowing by, or initial issuance of a Letter of Credit or Apollo Letter of Credit to, UKHC) (in each case, as reasonably determined by the Administrative Agent) to the extent necessary to avoid contravention of or default under any contract or agreement restricting the creation

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

of Liens on personal or real property held by Subsidiaries that are not Wholly Owned Foreign Subsidiaries; and

         provided further that the conditions set forth in clauses (iii) and
(iv) of this subsection with respect to any assets or real property (other than assets or real property of Apollo Parent or any Apollo Subsidiary) shall be waived or modified (including, without limitation, a modification that would require such condition to be satisfied by a certain date after the occurrence of the first Borrowing by, or initial issuance of a Letter of Credit or Apollo Letter of Credit to, UKHC) (in each case, as reasonably determined by the Administrative Agent) to the extent necessary to avoid or reduce (x) any materially adverse tax consequences reasonably expected to result therefrom (as determined by the Administrative Agent and the Company) or (y) other materially burdensome costs reasonably expected to be incurred in connection therewith (as determined by the Administrative Agent and the Company); and

         provided further that if the Administrative Agent shall determine in its sole good faith discretion that, with respect to any Subsidiary of UKHC that is not a Wholly Owned Foreign Subsidiary, satisfaction of any or all of the conditions set forth in this subsection (e) is impossible, impractical or unreasonably burdensome, the Administrative Agent may, in its good faith discretion, consent to a waiver of any or all of such conditions with respect to any such Subsidiary of UKHC that is not a Wholly Owned Foreign Subsidiary;

              (f) receipt by the Administrative Agent of certificates of title to all of the Apollo Mortgaged Properties, each addressed to the Administrative Agent (in its capacity as such) and in form and substance satisfactory to the Administrative Agent;

              (g) receipt by the Administrative Agent of such evidence as it may reasonably require that, except as the Administrative Agent shall have otherwise determined in its sole discretion, all Indebtedness of Apollo Parent and the Apollo Subsidiaries has been retired, and all commitments with respect thereto terminated, on terms and conditions satisfactory to the Administrative Agent, and all Liens securing such Indebtedness have been discharged;

              (h) receipt by the Administrative Agent of an opinion of Norton Rose, special English counsel for the Administrative Agent, substantially in the form of Exhibit L-3, dated as of the date of such issuance of an Apollo Letter of Credit, or first Borrowing by, or issuance of an initial Letter of Credit for the account of, UKHC;

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              (i) receipt by the Administrative Agent of a duly executed Note of
         UKHC for the account of each Lender which shall have made written request therefore not less than one Domestic Business Day prior to the Effective Date, dated on or before the Effective Date and complying with the provisions of Section 2.13; and

              (j) in the case of an issuance of any Apollo Letter of Credit, the date of such issuance shall be on or prior to December 31, 1999.

         SECTION 3.05. First Borrowing by Each Eligible Subsidiary. The obligation of each Lender to make a Loan on the occasion of the first Borrowing by each Eligible Subsidiary, and of the LC Issuing Bank to issue an initial Letter of Credit for the account of each Eligible Subsidiary, are subject to the satisfaction of the following further conditions:

              (a) receipt by the Administrative Agent for the account of each Lender of a duly executed Note of such Eligible Subsidiary, dated on or before the date of such Borrowing, complying with the provisions of
         Section 2.13;

              (b) receipt by the Administrative Agent of an opinion of counsel for such Eligible Subsidiary acceptable to the Administrative Agent, substantially to the effect of Exhibit O hereto and covering such additional matters (including, without limitation, the effectiveness and perfection of any security interests granted to the Administrative Agent by such Eligible Subsidiary and its Subsidiaries) relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

              (c) receipt by the Administrative Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, its authority for and the validity of its Election to Participate, this Agreement and the other Loan Documents, and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent;

              (d) receipt by the Administrative Agent of duly executed counterparts of an Acquisition Holdco Pledge Agreement signed on behalf of such Eligible Subsidiary, pursuant to which such Eligible Subsidiary shall have pledged, or caused to be pledged, 66% of the Capital Stock of any other Foreign Operating Company owned directly by it (after giving effect to the consummation of the transactions contemplated to occur on such date);

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              (e) receipt by the Administrative Agent of duly executed
         counterparts of a Foreign Borrower Pledge Agreement signed on behalf of such Eligible Subsidiary, pursuant to which such Eligible Subsidiary shall have pledged, or caused to be pledged, 34% of the Capital Stock of any Foreign Operating Company owned directly by it (after giving effect to the consummation of the transactions contemplated to occur on such date); provided that the foregoing condition shall be waived or modified (including, without limitation, a modification that would require such condition to be satisfied by a certain date after the occurrence of the first Borrowing by, or initial issuance of a Letter of Credit to, such Eligible Subsidiary) (in each case, as reasonably determined by the Administrative Agent) to the extent necessary to avoid (x) any violation of applicable law (including, without limitation, Financial Assistance Laws) which cannot be avoided pursuant to an available exception or exemption, (y) any materially adverse tax consequences reasonably expected to result therefrom (as determined by the Administrative Agent and the Company) or (z) other materially burdensome costs reasonably expected to be incurred in connection therewith (as determined by the Administrative Agent and the Company);

              (f) receipt by the Administrative Agent of duly executed counterparts (or, in the case of clause (iv) below, original versions of):

              (i) a Foreign Borrower Subsidiary Guarantee signed on behalf of each direct and indirect Subsidiary of such Eligible Subsidiary (after giving effect to the consummation of the transactions contemplated to occur on such date);

              (ii) a Foreign Borrower Subsidiary Pledge Agreement signed on behalf of each direct and indirect Subsidiary of such Eligible Subsidiary (after giving effect to the consummation of all transactions contemplated to occur on such date), pursuant to which each such Person shall have pledged, or cause to be pledged, 100% of any Capital Stock owned directly by it to secure its obligations under its Foreign Borrower Subsidiary Guarantee;

              (iii) a Foreign Borrower Subsidiary Security Agreement signed on behalf of each direct and indirect Subsidiary of such Eligible Subsidiary (after giving effect to the consummation of the transactions contemplated to occur on such date), together with any other documents or agreements, in each case in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable in order to grant a perfected first priority security interest upon all of the assets of each such Person to

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         secure its obligations under the Foreign Borrower Subsidiary
         Guarantee; and

              (iv) originals of the Foreign Mortgage Documents with respect to each direct and indirect Subsidiary of such Eligible Subsidiary (after giving effect to the consummation of the transactions contemplated to occur on such date), in each case acceptable in form and substance to the Administrative Agent and its counsel in their sole discretion;

         provided that the conditions set forth in this subsection (f) shall be waived or modified (including, without limitation, a modification that would require such condition to be satisfied by a certain date after the occurrence of the first Borrowing by, or initial issuance of a Letter of Credit to, such Eligible Subsidiary) (in each case, as reasonably determined by the Administrative Agent) to the extent necessary to avoid any violation of applicable law (including, without limitation, Financial Assistance Laws) which cannot be avoided pursuant to an available exception or exemption; and

         provided further that the conditions set forth in clauses (iii) and
(iv) of this subsection (f) shall be waived or modified (including, without limitation, a modification that would require such condition to be satisfied by a certain date after the occurrence of the first Borrowing by, or initial issuance of a Letter of Credit or Apollo Letter of Credit to, UKHC) (in each case, as reasonably determined by the Administrative Agent) to the extent necessary to avoid (x) contravention of or default under any contract or agreement restricting the creation of Liens on personal or real property held by Subsidiaries that are not Wholly Owned Foreign Subsidiaries, (y) any materially adverse tax consequences reasonably expected to result therefrom (as determined by the Administrative Agent and the Company) or (z) other materially burdensome costs reasonably expected to be incurred in connection therewith (as determined by the Administrative Agent and the Company); and

         provided further that if the Administrative Agent shall determine in its sole good faith discretion that, with respect to any Subsidiary of an Eligible Subsidiary that is not a Wholly Owned Foreign Subsidiary, satisfaction of any or all of the conditions set forth in this subsection (f) is impossible, impractical or unreasonably burdensome, the Administrative Agent may, in its good faith discretion, consent to a waiver of any or all of such conditions with respect to any such Subsidiary of an Eligible Subsidiary that is not a Wholly Owned Foreign Subsidiary.

The opinion referred to in Section 3.05(b) shall be dated on or before the date of the first Borrowing by such Eligible Subsidiary.

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                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

          The Company (and, for purposes of Section 4.21, each of the Company and UKHC) represents and warrants that:

         SECTION 4.01. Corporate Organization. The Company is a corporation duly incorporated and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, consents, authorizations and approvals required to carry on its business as now conducted, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.02. Authorization; No Conflict. The execution, delivery and performance by the Company of the Loan Documents are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than filings which have been made on or prior to the Effective Date, and are in full force and effect) and do not and will not (i) contravene, or constitute a default under, any provision of applicable law or regulation or (ii) contravene, or constitute a default under, any provision of the Company's Organizational Documents or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any Subsidiary or (iii) except as contemplated by the Collateral Documents, result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary.

         SECTION 4.03. Binding Effect. Each of the Loan Documents (other than the Notes) is a legal, valid and binding obligation of the Company, and the Notes, when executed and delivered in accordance with this Agreement will be, legal, valid and binding obligations of the Company, in each case enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

         SECTION 4.04. Financial Statements. (a) The consolidated balance sheets of the Company and its Consolidated Subsidiaries as of December 31, 1998 and the related consolidated statements of operations, cash flows and shareholders' equity for the Fiscal Year then ended, reported on by Ernst & Young LLP and set forth in the Company's 1998 Form 10-K, fairly present, in conformity with GAAP, the consolidated financial condition of the Company and its Consolidated

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

Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

         (b) The unaudited consolidated balance sheets of the Company and its Consolidated Subsidiaries as of March 31, 1999 and the related unaudited consolidated statements of operations, cash flows and shareholders' equity for the three months then ended, set forth in the Company's Latest Form 10-Q, fairly present, on a basis consistent with the financial statements referred to in
Section 4.04(a), the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three month period (subject to normal year-end adjustments).

         (c) Since December 31, 1998, there has been no material adverse change in the business, financial position, assets, properties, prospects, operations, performance or capital structure of the Company and its Consolidated Subsidiaries, taken as a whole.

         SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the Company's knowledge threatened against or affecting, the Company or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of the Loan Documents.

         SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (x) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (y) failed to make any contribution or payment required to be made to a Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (z) incurred any liability under Title IV of ERISA other than the liability to the Pension Benefit Guaranty Corporation for premiums under Section 4007 of ERISA.

         SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously

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

owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that such associated liabilities and costs, including the costs of complying with Environmental Laws, are unlikely to have a Material Adverse Effect.

         SECTION 4.08. Taxes. The Company and its Subsidiaries have filed all United Stated federal income tax returns and all other material tax returns which are required to have been filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except to the extent that any such assessment is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the Company's opinion, adequate.

         SECTION 4.09. Subsidiaries; Domestic Subsidiary Guarantors. (a) Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to be so licensed or possess such authorizations, consents or approvals could not reasonably be expected to have a Material Adverse Effect.

         (b) Schedule 4.09 lists all of the Subsidiaries of the Company as of the Effective Date. Each Domestic Subsidiary of the Company is a Domestic Subsidiary Guarantor, and each Domestic Subsidiary Guarantor is a direct or indirect Subsidiary of the Company.

         (c) Each of the representations made by each Domestic Subsidiary Guarantor in the Domestic Subsidiary Guarantee is true and correct.

         SECTION 4.10. No Regulatory Restrictions on Borrowing. Neither the Company nor any of its Subsidiaries is (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) otherwise subject to any regulatory scheme which restricts its ability to incur debt.

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

         SECTION 4.11. Full Disclosure. All information heretofore furnished by the Company to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Company to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified, provided that any projections or pro-forma financial information contained therein are understood and agreed to be based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being understood and agreed that such projections as to future events are not to be viewed as facts, and that actual results during the period or periods covered thereby may differ from the projected results. The Company has disclosed to the Lenders in writing any and all facts which materially and adversely affect, or may affect (to the extent the Company can now reasonably foresee), the business, operations or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, or any Obligor's ability to perform its obligations under the Loan Documents.

         SECTION 4.12. Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

         (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.13. Collateral Documents. Each of the representations made by each of the Company and its Subsidiaries in the Collateral Documents to which it is a party is true and correct.

         SECTION 4.14. No Burdensome Restrictions. No contract, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of its property is bound or affected, no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation has had or is reasonably expected to have a Material Adverse Effect.

         SECTION 4.15. Labor Matters. There are no strikes or other labor disputes pending or, to the best knowledge of the Company, threatened, against the Company or any of its Subsidiaries, except which either individually or in the

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

aggregate could not reasonably be expected to have a Material Adverse
Effect. Hours worked and payments made to the employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Company or any of its Subsidiaries, or for which any claim may be made against any of them, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on their books.

         SECTION 4.16. Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any governmental authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 4.17. Solvency. As of the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, and on the occasion of any extension of credit under this Agreement: (i) the aggregate fair market value of the assets of each of the Company and its Material Subsidiaries will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) each of the Company and its Material Subsidiaries will be able to pay its debts as they mature and (iii) each of the Company and its Material Subsidiaries will not have unreasonably small capital for the business in which it is engaged.

         SECTION 4.18. Status as Senior Debt. The Indebtedness of the Obligors under the Loan Documents constitutes "Designated Senior Debt" and "Senior Debt", as each such term is defined in each of the Subordinated Indentures.

         SECTION 4.19. Year 2000 Compliance. The Company has (i) initiated a review and assessment of all areas within the business and operations of the Company and each of its Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by it or any of its Subsidiaries (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented such plan in accordance with such timetable. The Company reasonably believes that all computer applications (including those of suppliers and vendors) that are material to the business or operations of the Company or any of its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT"),

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

except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.20. Eligible Subsidiaries. (a) Each Eligible Subsidiary is duly organized and existing under the laws of its jurisdiction of organization.

         (b) The execution and delivery by each Eligible Subsidiary of its Election to Participate, its Notes and the other Loan Documents executed by it, and the performance by it of this Agreement, its Notes and the other Loan Documents to which it is a party, are within its legal powers, have been duly authorized by all necessary legal action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than (i) Exchange Act reporting requirements and (ii) actions which have been taken, and filings which have been made, and are in full force and effect) and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of the organizational documents of such Eligible Subsidiary, or of any agreement for borrowed money or other material agreement binding upon the Company or any of its Subsidiaries. Such Eligible Subsidiary has duly executed and delivered its Election to Participate.

         (c) This Agreement is a legal, valid and binding obligation of each Eligible Subsidiary, and its Notes, when duly executed and delivered will be, legal, valid and binding obligations of such Eligible Subsidiary, in each case enforceable against such Eligible Subsidiary in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

         (d) Except as disclosed in its Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, in the nature of a withholding tax or otherwise, which is imposed on any payment to be made by each Eligible Subsidiary pursuant to this Agreement or its Notes, or is imposed in respect of the execution, delivery or enforcement of its Election to Participate, this Agreement or its Notes.

          (e) Each of the representations of each Eligible Subsidiary set forth herein is true and correct.

         SECTION 4.21. UKHC. (a) UKHC is duly organized and existing under the laws of its jurisdiction of organization.

         (b) The execution, delivery and performance by UKHC of this Agreement, its Notes and the other Loan Documents to which it is a party are within its legal powers, have been duly authorized by all necessary legal action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than (i) Exchange Act reporting requirements and (ii) actions which have been taken, and filings which have been made on or prior to the Effective Date, and are in full force and effect) and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of the Organizational Documents of UKHC, or of any agreement for borrowed money or other material agreement binding upon the Company or any of its Subsidiaries.

         (c) This Agreement is a legal, valid and binding obligation of UKHC, and its Notes, when duly executed and delivered will be, legal, valid and binding obligations of UKHC, in each case enforceable against UKHC in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                                    ARTICLE 5
                                    COVENANTS

         The Company agrees that, so long as any Lender has any Credit Exposure hereunder or any interest or fees accrued hereunder remain unpaid:

         SECTION 5.01. Financial Statements and Other Information. The Company will deliver to each of the Lenders:

         (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, the consolidated balance sheets of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, cash flows and shareholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on in a manner acceptable to the SEC (without (i) a "going concern" or like qualification or exception, (y) any qualification or exception as the scope of such audit or (z) any exception or qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause the Company to be in default of any of its obligations under Section 5.12 through 5.18, inclusive) by Ernst & Young LLP or other independent public accountants of nationally recognized standing selected by the Company and reasonably satisfactory to the Administrative Agent;

         (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheets of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related consolidated statement of operations for such

Fiscal Quarter and the related consolidated statements of operations, cash flows and shareholders' equity for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in the case of each such statement of operations, cash flows and changes in shareholders' equity in comparative form the figures for the corresponding period in the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with GAAP by the Company's chief financial officer or chief accounting officer;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses 5.01(a) and 5.01(b) above, a certificate in the form of Exhibit S of the Company's chief financial officer or chief accounting officer (each such certificate called a "COMPLIANCE CERTIFICATE"),
(i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.10 to 5.21, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of financial statements referred to in Section 5.01(a) above, a statement of the firm of independent public accountants which reported on such statements, stating whether anything has come to their attention to cause them to believe that any Default existed on the date of such financial statements (which certificate may be limited to the extent required by accounting rules or guidelines);

         (e) within five Domestic Business Days after any officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the Company's chief financial officer or chief accounting officer setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

         (f) promptly after the mailing thereof to the Company's shareholders generally, copies of all financial statements, reports and proxy statements so mailed;

         (g) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) filed by the Company with the SEC;

         (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Company's chief financial officer or chief accounting officer setting forth details as to such occurrence and the action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

         (i) as soon as available but in any event no later than 30 days after the end of each calendar month, (i) a report on the Unconsolidated Investments in such form as shall be mutually agreed upon by the Company and the Administrative Agent, and (ii) unaudited revenue and expense statements as of the end of such calendar month and for the period from the beginning of the then current Fiscal Year to the end of such calendar month, including comparative figures from comparable periods in the prior year and a comparison of actual results to those set forth in the budget for such period, all prepared by the Company and otherwise in form and detail satisfactory to the Administrative Agent;

         (j) concurrently with any delivery of financial statements under subsection (a) above, a certificate executed by an executive financial officer and the general counsel of the Company (i) setting forth the information required pursuant to Section 1(a) and Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of such Perfection Certificate or the date of the most recent certificate delivered pursuant to this subsection (j), (ii) certifying that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and re-registrations, containing a description of the Collateral, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interest of the Administrative

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Agent for a period of not less than 18 months after the date of such certificate
(except as noted therein with respect to any continuation statements to be filed within such period) and (iii) identifying in the format of Schedules 9, 10 and 11 to the Perfection Certificate, as applicable, the intellectual property assets of the Company and each Domestic Subsidiary Guarantor, the Equity Interests (as defined in the Domestic Security Agreement) of the Company and each Domestic Subsidiary Guarantor, and the Instruments (as defined in the Domestic Security Agreement) of the Company and each Domestic Subsidiary Guarantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Administrative Agent;

         (k) not later than 30 days after the first day of each Fiscal Year, a budget for the Company and its Subsidiaries for such Fiscal Year, in form and substance reasonably satisfactory to the Administrative Agent; and

         (l) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

Information required to be delivered pursuant to Section 5.01(a), 5.01(b), 5.01(f), or 5.01(g) above shall be deemed to have been delivered on the date on which the Company provides notice to the Lenders that such information has been posted on the Company's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered pursuant to
Section 5.01(c) and (ii) the Company shall deliver paper copies of the information referred to in Section 5.01(a), 5.01(b), 5.01(f) or 5.01(g) to any Lender which requests such delivery.

         SECTION 5.02. Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), which, if unpaid, could reasonably be expected to result in a Material Adverse Effect, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted, (ii) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be excepted to result in a Material Adverse Effect.

         SECTION 5.03. Maintenance of Property; Insurance. (a) The Company shall, and shall cause each Subsidiary to, maintain, protect and keep in good

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repair, working order and condition (ordinary wear and tear excepted) at all times, all of its property other than property, the loss of which could not reasonably be expected to have a Material Adverse Effect.

         (b) The Company will, and will cause each Subsidiary to, maintain (either in the Company's name or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts (with no greater risk retention) and against at least such risks as are usually maintained, retained or insured against in the same general area by companies of established repute engaged in the same or a similar business. The Company will furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

         SECTION 5.04. Conduct of Business and Maintenance of Existence. The Company and its Subsidiaries will continue to engage in business limited to the live entertainment business of the same general type as now conducted by the Company and its Subsidiaries (and any business reasonably similar, complementary, ancillary or related thereto), and will preserve, renew and keep in full force and effect their respective corporate existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit:

              (a) the merger of a Subsidiary into the Company if, after giving effect thereto, no Default shall have occurred and be continuing;

              (b) the merger or consolidation of a Subsidiary with or into a Person other than the Company if the corporation surviving such consolidation or merger is a Subsidiary and, after giving effect thereto, no Default shall have occurred and be continuing; or

              (c) the termination of the corporate existence of a Subsidiary if the Company in good faith determines that such termination is in the best interest of the Company and is not materially disadvantageous to the Lenders.

         SECTION 5.05. Compliance with Laws . The Company will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

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         SECTION 5.06. Inspection of Property, Books and Records. The Company
will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times upon reasonable prior notice and as often as may reasonably be requested.

         SECTION 5.07. Mergers; Consolidations; Asset Sales. (a) The Company will not, and will not permit any Subsidiary to, consolidate or merge with or into any other Person; provided that nothing in this Section shall prohibit (i) the Company from merging with another Person if the Company is the corporation surviving such merger and, immediately after giving effect to such merger, no Default shall have occurred and be continuing, or (ii) any Subsidiary from merging with another Person (including another Subsidiary) in a transaction in which the surviving entity is a Subsidiary (and if either party to such merger is a Domestic Subsidiary Guarantor, the entity surviving the merger is a Domestic Subsidiary Guarantor) and, immediately after giving effect to such merger, no Default shall have occurred and be continuing; and provided further that any such merger involving a Person that is not a Wholly Owned Domestic Subsidiary or a Wholly Owned Foreign Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 5.20.

         (b) The Company will not, and will not permit any Subsidiary to, make any Asset Sale unless (i) at the time of such proposed Asset Sale and immediately after giving effect thereto, no Default shall have occurred and be continuing, (ii) the aggregate amount of Operating Cash Flow attributable to Asset Sales in the period of four Fiscal Quarters most recently completed on the date of the proposed Asset Sale (or, in the case of any proposed Asset Sale occurring prior to the first anniversary of the Effective Date, during the period beginning on the Effective Date and ending on the date of such proposed Asset Sale) shall not exceed 10% of the aggregate amount of Operating Cash Flow for such four Fiscal Quarter (or applicable shorter) period, (iii) the aggregate amount of Operating Cash Flow attributable to Asset Sales made from and after the Effective Date (calculated after giving effect to the proposed Asset Sale) shall not exceed 20% of the aggregate amount of Operating Cash Flow for such period, (iv) the consideration received in respect of such proposed Asset Sale is equal to the fair market value of the assets subject thereto and (v) at least 75% of the consideration received in respect of such proposed Asset Sale consists of cash or cash equivalents payable at the closing thereof.

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         SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of
Loans will be applied by the Borrowers for working capital and general corporate purposes, including without limitation to finance directly or indirectly (through the making of intercompany loans to Subsidiaries) the Specified Acquisitions and other Acquisitions permitted under this Agreement; provided that after February 23, 2000, the proceeds of Term Loans-A may only be applied to repay Apollo LC Reimbursement Obligations. Letters of Credit (other than an Apollo Letter of Credit) will be issued only to support obligations of the Company and its Subsidiaries incurred in the ordinary course of business. An Apollo Letter of Credit will be issued only to support the obligations of the Company and UKHC under the Apollo Loan Notes. Neither such proceeds of the Loans nor the Letters of Credit will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

         SECTION 5.09. Subordinated Debt. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, redeem, retire, purchase, acquire, defease or otherwise make any payment in respect of the principal of any Subordinated Debt other than regularly scheduled mandatory redemptions or sinking fund payments. Without the prior written consent of the Required Lenders, the Company will not, and will not permit any of its Subsidiaries to, amend, supplement, waive or otherwise modify, or consent to or solicit any amendment, supplement, waiver or other modification of, any agreement or instrument evidencing or governing any Subordinated Debt, if the effect of such amendment, supplement, waiver or modification is to (A) increase the interest rate payable on any Subordinated Debt, (B) advance the dates upon which payments of principal or interest are due on any Subordinated Debt (including any such change that adds or modifies mandatory or voluntary prepayments), (C) change, in a manner which is adverse to the Company and its Subsidiaries or which confers additional rights on the holders thereof, any event of default or covenant (or any definition relating thereto) with respect to any Subordinated Debt, (D) change the redemption or repurchase provisions with respect to any Subordinated Debt in a manner which is adverse to the Company and its Subsidiaries or which confers additional rights on the holders thereof, (E) change the subordination provisions of any Subordinated Debt or (F) otherwise materially increase the obligations of the obligor or confer material additional rights or benefits on the holders of any Subordinated Debt.

         SECTION 5.10. Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

              (a) Liens existing on the date of this Agreement and set forth in
         Schedule 5.10; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall

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         secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

              (b) any Lien existing on any fixed or capital asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

              (c) any Lien on any fixed or capital asset of any Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

              (d) any Lien existing on any fixed or capital asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

              (e) Liens arising in the ordinary course of its business which (i) do not secure Indebtedness or Derivatives Obligations, (ii) do not secure any single obligation (or class of obligations having a common cause) in an amount exceeding $15,000,000 and (iii) do not, in the aggregate, secure obligations in an aggregate amount exceeding $50,000,000 (it being understood that judgment liens shall be considered to be Liens arising in the ordinary course of business to the extent they do not give rise to an Event of Default under Section 6.01(j));

              (f) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens shall at no time exceed $1,000,000;

              (g) Liens in favor of the Trustee under each Subordinated Indenture to the extent such Liens are permitted under each Subordinated Indenture; and

              (h) Liens created under the Collateral Documents.

         SECTION 5.11. Limitation on Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Indebtedness except:

              (a) Indebtedness created under the Loan Documents;

              (b) Indebtedness (i) of the Company to any Domestic Subsidiary Guarantor or (ii) of any Domestic Subsidiary Guarantor to the Company or any other Domestic Subsidiary Guarantor or (iii) of an Acquisition Holdco

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

         to the Company to the extent the proceeds of such Indebtedness are used to finance a permitted Acquisition of, or other Investment in, a Foreign Operating Company hereunder;

              (c) Guarantees by the Company of Indebtedness of any Domestic Subsidiary Guarantor, and by any Domestic Subsidiary Guarantor of Indebtedness of the Company or any other Domestic Subsidiary Guarantor;

              (d) Indebtedness outstanding on the date hereof and identified on
         Schedule 5.11 and refinancings thereof; provided that (i) the principal amount thereof is not increased beyond the amount outstanding thereunder on the date hereof and (ii) the terms thereof are no more onerous to the Company or its Subsidiaries than the terms of the Indebtedness being refinanced;

              (e) Indebtedness secured by Liens permitted by Section 5.10;

              (f) other unsecured Indebtedness of the Company owing to one or more institutions not otherwise permitted by this Section incurred after the Effective Date in an aggregate principal amount at any time outstanding not to exceed $750,000,000; provided that (i) any such Indebtedness requires no payment of principal prior to June 30, 2007,
         (ii) except for an aggregate principal amount of Indebtedness not to exceed $250,000,000, Indebtedness incurred pursuant to this subsection
         (f) shall be Subordinated Debt, and (iii) any Indebtedness (other than Subordinated Debt) otherwise permitted pursuant to this subsection (f) shall contain terms and conditions which are no more restrictive to the issuer, and no more favorable to the holders, of such Indebtedness than the terms and conditions (excluding the subordination provisions) governing the Subordinated Notes;

              (g) Indebtedness not otherwise permitted by this Section consisting of obligations of the Company or any of its Subsidiaries as lessee which are capitalized in accordance with GAAP in an aggregate amount not to exceed $25,000,000;

              (h) Indebtedness represented by the Apollo Loan Notes and reimbursement obligations with respect to the Apollo Loan Note Guarantee; and

              (i) other Indebtedness of the Company and its Subsidiaries not otherwise permitted by this Section in an aggregate principal amount at any time outstanding not to exceed $25,000,000;

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

         provided that, notwithstanding anything to the contrary set forth in this Section, no Foreign Subsidiary of the Company (other than an Acquisition Holdco or a Subsidiary of an Acquisition Holdco) shall incur or at any time be liable with respect to any Indebtedness (other than pursuant to Section 5.20(f)(iii)) in excess of $2,000,000 at any time outstanding.

         SECTION 5.12. Total Leverage Ratio. At any time during any period set forth below, the Total Leverage Ratio will not exceed the ratio set forth below opposite such period:

                           PERIOD                           RATIO
                           ------                           -----
          Effective Date - September 29, 2000               6.00:1
          September 30, 2000 - September 29, 2001           5.50:1
          September 30, 2001 - September 29, 2002           5.00:1
          September 30, 2002 - September 29, 2003           4.50:1
          September 30, 2003 - September 29, 2004           4.00:1
          On or after September 30, 2004                    3.50:1


         ; provided that at any time during the period from August 1, 1999 to and including September 29, 2000 when the Company shall have consummated one or more issuances of Capital Stock (other than Disqualified Stock) for aggregate net cash proceeds in excess of $100,000,000, the ratio set forth above shall be 5.75:1.00.

         SECTION 5.13. Senior Leverage Ratio. At any time during any period set forth below, the Senior Leverage Ratio will not exceed the ratio set forth below opposite such period:

                           PERIOD                           RATIO
                           ------                           -----
          Effective Date - September 29, 2000               4.00:1
          September 30, 2000 - September 29, 2001           3.50:1
          September 30, 2001 - September 29, 2002           3.00:1
          On or after September 30, 2002                    2.50:1

         SECTION 5.14. Pro Forma Interest Expense Ratio. At the last day of any Fiscal Quarter ending during any period set forth below, the Pro Forma Interest Expense Ratio shall not be less than the ratio set forth below opposite such period:

                           PERIOD                           RATIO
                           ------                           -----

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

          Effective Date - September 29, 2000               1.50:1
          September 30, 2000 - September 29, 2001           1.75:1
          On or after September 30, 2001                    2.00:1

         SECTION 5.15. Pro Forma Debt Service Ratio. At the last day of any Fiscal Quarter, the Pro Forma Debt Service Ratio shall not be less than 1.50:1.00.

         SECTION 5.16. Fixed Charges Ratio. At the last day of any Fiscal Quarter, the Fixed Charges Ratio shall not be less than 1.05:1.00.

         SECTION 5.17. Adjusted Total Debt to Rental Expense Ratio. At the last day of any Fiscal Quarter, the Adjusted Total Debt to Rental Expense Ratio will not exceed 6.50:1.00.

         SECTION 5.18. Limitation on Adjusted Operating Cash Flow from Foreign Subsidiaries. At the last day of any Fiscal Quarter, the portion of Adjusted Operating Cash Flow derived from operations and businesses owned by Foreign Subsidiaries (after giving pro forma effect to all investments, acquisitions and dispositions of assets made by the Company and its Consolidated Subsidiaries during the period of four consecutive Fiscal Quarters ending on such date (the "MEASUREMENT PERIOD") as if the same had occurred at the beginning of such Measurement Period) shall not exceed 35% of pro forma Adjusted Operating Cash Flow for such Measurement Period.

         SECTION 5.19. Restricted Payments. Neither the Company nor any Subsidiary will declare or make any Restricted Payment, except (a) any Subsidiary may declare and pay dividends or distributions ratably with respect to its equity securities, (b) the Company may make Restricted Payments pursuant to and in accordance with employee stock option plans in an aggregate amount not to exceed $1,000,000 during the term of this Agreement, and (c) the Company and its Subsidiaries may make Restricted Payments in cash in an amount not to exceed 50% of Excess Cash Flow for the Fiscal Year then most recently ended (beginning with the Fiscal Year ending December 31, 2001); provided that no such Restricted Payment referred to in this subsection (c) shall be permitted hereunder unless
(i) the Company shall have delivered to each of the Lenders a Compliance Certificate with respect to the Fiscal Year in respect of the Excess Cash Flow of which such Restricted Payment is being made, (ii) immediately prior to and after giving effect to such Restricted Payment, no Default or Event of Default shall exist and (iii) immediately prior to and after giving effect to such Restricted Payment, the Total Leverage Ratio (calculated for purposes hereof as if such Restricted Payment were made during the applicable period of four Fiscal Quarters for which Adjusted Operating Cash Flow is measured) shall be less than 3.50:1.

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         SECTION 5.20. Investments. Neither the Company nor any Subsidiary will hold, make or acquire any Investment in any Person other than:

              (a) Investments in existence on the Effective Date and listed on
         Schedule 5.20;

              (b) Temporary Cash Investments;

              (c) (i) Unconsolidated Investments made by the Borrower or any Domestic Subsidiary Guarantor and (ii) Investments made after the Effective Date in non-wholly owned Subsidiaries not permitted by any of the foregoing clauses, in an aggregate amount for all such Unconsolidated Investments and other Investments not to exceed $20,000,000 in any period of four Fiscal Quarters;

              (d) Acquisitions permitted pursuant to Section 5.21;

              (e) Guarantees constituting Indebtedness permitted by Section
         5.11;

              (f) (i) loans or advances made by the Company to any Domestic Subsidiary Guarantor, or by any Domestic Subsidiary Guarantor to the Company or another Domestic Subsidiary Guarantor; (ii) loans or advances made by the Company to any Subsidiary (other than a Domestic Subsidiary Guarantor), or by any Subsidiary to another Subsidiary (other than a Domestic Subsidiary Guarantor), provided that the aggregate principal amount of loans or advances at any time outstanding and permitted by this clause (ii) shall not exceed $5,000,000; (iii) loans or advances made by any Foreign Subsidiary to another Foreign Subsidiary in the ordinary course of business consistent with past practice of such Subsidiary or the Company's other Subsidiaries and
         (iv) loans (but not capital contributions or other advances) made by the Company to an Acquisition Holdco or another Foreign Subsidiary, the proceeds of which are used by such Acquisition Holdco or other Foreign Subsidiary to finance Acquisitions permitted pursuant to Section 5.21; provided that the Company may make capital contributions or other advances to a Foreign Subsidiary in connection with an Acquisition permitted pursuant to Section 5.21 to the extent required (in the good faith determination of the Company, based on advice of legal counsel) to comply with capitalization requirements under applicable tax laws to preserve the deductibility of interest payments made by such Foreign Subsidiary; and

              (g) employee loans and advances for travel, relocation, entertainment and other ordinary business expense.

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

         SECTION 5.21. Acquisitions; Acquisition Deposits. (a) The Company shall not, and shall not permit any Subsidiary to make any Acquisition other than:

         (i) the Specified Acquisitions;

         (ii) other Acquisitions, provided that: (A) the Acquisition Consideration for such Acquisition does not exceed $75,000,000, (B) no Default exists immediately before and immediately after giving effect to such Acquisition, (C) all of the representations and warranties set forth in Article 4 of this Agreement shall be true on and as of the date of such Acquisition, (D) if the Acquisition Consideration for such Acquisition exceeds $5,000,000, the Company shall have delivered, or cause to be delivered to the Administrative Agent and each Lender (x) at least five Domestic Business Days' prior written notice of such Acquisition, (y) a certificate of the chief financial officer or chief accounting officer of the Company, certifying that (1) no Default has occurred and is continuing, both before and after giving effect to the consummation of such Acquisition, (2) such Acquisition will be consummated in accordance with the terms of the applicable Acquisition documents with no amendment, supplement or other modification of any term or provision thereof which adversely affects the interests of any Lender Party under the Loan Documents, (3) the Company is in compliance with all covenants on a pro-forma basis after giving effect to such Acquisition, and (4) attaching a copy of a pro-forma consolidated balance sheet of the Company utilized for purposes of preparing such Compliance Certificate, which pro-forma consolidated balance sheet presents the Company's good faith estimate of its pro-forma consolidated financial condition at the date thereof, after giving effect to such Acquisition, and (z) such other information and documents as the Administrative Agent shall reasonably request; and

         (iii) other Acquisitions with the prior written consent of the Required Lenders; and

         (b) The Company shall not, and shall not permit any Subsidiary to, make any deposit in connection with a potential Acquisition, unless (i) immediately after giving effect to each deposit, the aggregate amount of all outstanding deposits under this Section 5.21(b) does not exceed $25,000,000, (ii) each such deposit (together with earnings thereon) is to be applied in full to the purchase price of the related Acquisition if such Acquisition is consummated, and (iii) such deposit is invested in Temporary Cash Investments pending such application.

         SECTION 5.22. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, (i) pay any funds to or for the account of any Affiliate, (ii) make any investment in any Affiliate (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise), (iii) lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to any Affiliate, or
(iv) participate in, or effect, any transaction with any Affiliate, except in each case on an arms-length basis on terms at least as favorable to the Company or such Subsidiary as could have been obtained from a third party that was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit (x) any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all its Capital Stock of the relevant class so long as, after giving effect thereto, no Event of Default shall have occurred and be continuing, (y) so long as no Event of Default has occurred and is continuing, payments by the Company or any Subsidiary pursuant to executive compensation arrangements in the form of salary, bonuses or stock options approved by the Company's Board of Directors in accordance with the Company's by-laws and (z) transactions between and among the Company and its Wholly Owned Subsidiaries.

         SECTION 5.23. Limitation on Restrictions Affecting Subsidiaries. Neither the Company nor any of its Subsidiaries will enter into, or suffer to exist, any agreement with any Person, other than this Agreement, which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Company or any Subsidiary or to Guarantee any Indebtedness of the Company or any other Subsidiary, (b) make loans or advances to the Company or any Subsidiary, (c) transfer any of its properties or assets to Company or any Subsidiary or (d) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired (other than with respect to assets subject to consensual liens permitted under Section 5.10); provided that the foregoing shall not apply to (i) restrictions imposed by law or pursuant to the Loan Documents, (ii) restrictions in effect on the date of this Agreement contained in agreements governing Indebtedness outstanding on the date of this Agreement and, if such Indebtedness is renewed, extended or refinanced, restrictions in the agreements governing the renewed, extended or refinancing Indebtedness (and successive renewals, extensions and refinancings thereof) if such restrictions are no more restrictive than those contained in the agreements governing the Indebtedness being renewed, extended or refinanced or (iii) restrictions contained in agreements governing Indebtedness permitted to be incurred after the Effective Date pursuant to the terms of this Agreement so long as such restrictions are no more restrictive than those contained in the Subordinated Indentures.

         SECTION 5.24. Sale and Leaseback. Neither the Company nor any of its Subsidiaries will engage in any Sale-Leaseback Transactions.

         SECTION 5.25. Limitation of Interest Rate Risk. Not later than six months after the Effective Date, the Company shall have entered into at its own cost and expense, and shall thereafter maintain in full force and effect for a period of three years after such date, (i) agreements or arrangements whereby the interest rate payable on its Indebtedness is fixed rate interest and/or (ii) interest rate protection agreements between the Company and one or more Lenders effectively limiting the Company's floating rate interest risk with respect to the interest rate payable on its Indebtedness, such that at least 40% of the aggregate Indebtedness of the Company either bears interest at a fixed rate or is subject to such interest rate protection agreements, all in a manner satisfactory to the Administrative Agent.

         SECTION 5.26. Year 2000. The Company will take all action necessary to
(i) implement its plan for addressing the Year 2000 Problem (as defined in Section 4.19) in accordance with its current timetable and (ii) ensure that all computer applications (including those of suppliers and vendors) that are material to the business or operations of the Company or any of its Subsidiaries will be Year 2000 compliant (as defined in Section 4.19) on a timely basis, except to the extent that a failure to be Year 2000 compliant could not reasonably be expected to have a Material Adverse Effect. At the request of the Administrative Agent, the Company shall provide assurance reasonably acceptable to the Administrative Agent of such Year 2000 compliance.

         SECTION 5.27. Limitation on Activities by Certain Subsidiaries. None of the Foreign Subsidiaries of the Company (other than the Foreign Operating Companies and their respective Subsidiaries) shall engage in any business or conduct any activity other than (i) the holding, directly or indirectly, of the investments in the Foreign Operating Companies and any holding companies through which such investments in the Foreign Operating Companies may be held, (ii) the payment and provision of compensation and benefits to members of senior management of regional or national groups of Foreign Subsidiaries with funds provided to it in compliance with Section 5.22, (iii) the performance of the Loan Documents, their respective Organizational Documents and other operating documents, and instruments evidencing Indebtedness not prohibited hereunder, in each case in accordance with the terms thereof and (iv) the ministerial activities incidental thereto.

         SECTION 5.28. Modification of Certain Documents. Without the consent of the Administrative Agent, the Company will not, and will not permit any of its Subsidiaries to, consent to or solicit or enter into any amendment or supplement to, or any waiver or other modification of, the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, which amendment, supplement, waiver or modification, as the case may be, could reasonably be expected to have a material adverse effect on the rights of the Lenders or the Administrative Agent under the Loan Documents.

         SECTION 5.29. Further Assurances. (a) The Company will and will cause each of the other Obligors to, at the Company's sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment and transfers as the Administrative Agent shall from time to time request, which may be necessary or desirable in the reasonable judgment of the Administrative Agent from time to time to assure, perfect, convey, assign and transfer to the Administrative Agent the property and rights conveyed or assigned pursuant to the Collateral Documents, or which may facilitate the performance of the terms of the Collateral Documents, or the filing, registering or recording of the Collateral Documents.

         (b) All costs and expenses in connection with the grant of any security interests under the Collateral Documents, including, without limitation, reasonable legal fees and other reasonable costs and expenses in connection with the granting, perfecting and maintenance of any security interests under the Collateral Documents or the preparation, execution, delivery, recordation or filing of documents and any other acts as the Administrative Agent may reasonably request in connection with the grant of such security interests, shall be paid by the Company promptly upon demand.

         (c) The Company will:

              (i) cause each Person which becomes a Domestic Subsidiary of the Company after the Effective Date (A) to become a party to the Domestic Subsidiary Guarantee by executing a Domestic Subsidiary Guarantee Supplement and (B) to enter into a Domestic Subsidiary Security Agreement and any other agreements, each in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable in order to grant perfected first priority security interests upon all of its assets to secure its obligations under the Domestic Subsidiary Guarantee;

              (ii) pledge, or cause to be pledged, pursuant to the Domestic Security Agreement, (A) all of the Capital Stock owned directly or indirectly by the Company of any Domestic Subsidiary described in clause (i), and (B) Capital Stock owned directly or indirectly by the Company of any joint venture or partnership in which the Company or a Domestic Subsidiary has an interest;

              (iii) cause each Person which becomes an Acquisition Holdco on or after the Effective Date to pledge, or cause to be pledged, pursuant to an Acquisition Holdco Pledge Agreement, 66% of any Capital Stock of any Foreign Operating Company owned directly by it;

              (iv) cause each Person which becomes a direct or indirect Subsidiary of UKHC or any Eligible Subsidiary on or after the Effective Date (A) to become a party to the Foreign Borrower Subsidiary Guarantee or a supplement thereof in form and substance satisfactory to the Administrative Agent, (B) to enter into a Foreign Borrower Subsidiary Security Agreement, a Foreign Borrower Subsidiary Mortgage and any other agreements, each in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable in order to grant perfected first priority security interests upon all of its assets to secure its obligations under the Foreign Borrower Subsidiary Guarantee and (C) to pledge, or cause to be pledged, pursuant to an Foreign Borrower Subsidiary Pledge Agreement, 100% of any Capital Stock owned directly by it to secure its obligations under the Foreign Borrower Subsidiary Guarantee;

              (v) cause each Person which, after the Effective Date, becomes a direct or indirect Subsidiary of any Acquisition Holdco to which the Company or any Subsidiary of the Company has made an intercompany loan to (A) enter into a Security Agreement, and any other agreements, each in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable in order to grant perfected first priority security interests upon all of its assets to secure the obligations of the Acquisition Holdco under such intercompany loan, and (B) deliver appropriate Foreign Mortgage Documents to secure such intercompany loan obligations; and

              (vi) cause each Person which has entered into a Foreign Borrower Subsidiary Mortgage to use its commercially reasonable efforts to obtain all landlord or other third party consents required to be obtained in connection with the creation of a Lien on any leasehold properties subject to such Foreign Borrower Subsidiary Mortgage.

         The Company shall take, or shall cause the relevant Person described in clause (i), (iii), (iv) or (v) above to take, such actions as may be necessary or desirable to effect the foregoing within 30 days after the relevant Person becomes a Subsidiary (or, in the case of clause (ii)(B) above, within 30 days after the Company acquires the Capital Stock of such joint venture or partnership, or in the case of clause (iii) above, within 30 days after such Acquisition Holdco acquires a Foreign Operating Company), including, without limitation, causing such Person to (x) execute and deliver to the Administrative Agent such number of copies as the Administrative Agent may specify of such supplements, pledge agreements, security agreements and other documents creating security interests and (y) deliver such certificates, evidences of corporate action or other documents as the Administrative Agent may reasonably request, all in form and substance

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satisfactory to the Administrative Agent, relating to the satisfaction of the
Company's obligations under this Section.

         (d) (i) As promptly as practicable (and in any event within 45 days) after the Effective Date with respect to the Designated Mortgaged Properties (other than the Ford Oriental Theater in Chicago, Illinois (the "FORD ORIENTAL THEATER"), (ii) as promptly as practicable (and in any event on or before December 1, 1999 (or, if the Company has not received the requisite certificate of completion for redevelopment work by such date, on or before such later date as the Administrative Agent may determine in its sole discretion)) after the Effective Date with respect to the Ford Oriental Theater, (iii) as promptly as practicable (and in any event within 45 days) after completion of the Apollo Acquisition with respect to the Apollo Mortgaged Properties, and (iv) at any time, and from time to time, after the Effective Date, at the request of the Administrative Agent or the Required Lenders with respect to any other property owned or leased by an Obligor (or any property owned or leased by a Subsidiary of an Acquisition Holdco subject to the provisions of Section 5.29(c)(v)), the Company will, and will cause each of its Subsidiaries to:

              (A) with respect to Domestic Mortgaged Properties, provide the Administrative Agent, all at the expense of the Obligors, with originals of the following items, each of which must, unless indicated otherwise, be acceptable in form and substance to the Administrative Agent and its counsel in their sole discretion (collectively, the "DOMESTIC MORTGAGE DOCUMENTS"): (i) counterparts of a Mortgage with respect to each Mortgaged Property duly signed on behalf of the record owner or lessee, as applicable, of such Domestic Mortgaged Property properly acknowledged and in recordable form, (ii) an original policy or policies of title insurance issued by Chicago Title Insurance Company or another nationally recognized title insurance company reasonably acceptable to the Administrative Agent, insuring the Lien of each such Mortgage as a valid first Lien on the Domestic Mortgaged Property described therein, free of any other Liens except as permitted by Section 5.10(e) , in form and substance reasonably acceptable to the Administrative Agent, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, (iii) such surveys as may be required pursuant to such Mortgages (except in the case of Mortgaged Properties with respect to which the Administrative Agent has, in its sole good faith discretion, waived such survey requirement) or as the Administrative Agent or the Required Lenders may reasonably request, (iv) upon request of the Administrative Agent or the Required Lenders a copy of the original permanent certificate or temporary certificate of occupancy as the same may have been amended or issued from time to time, covering each improvement located upon the

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         Domestic Mortgaged Properties, that were required to have been issued by the appropriate governmental authority for such improvement, (v) upon request of the Administrative Agent or the Required Lenders, and to the extent available, written confirmation from the applicable zoning commission or other appropriate governmental authority stating that with respect to each Domestic Mortgaged Property as built it complies with existing land use and zoning ordinances, regulations and restrictions applicable to such Domestic Mortgaged Property, (vi) upon request of the Administrative Agent or the Required Lenders for each of the Domestic Mortgaged Properties, a current appraisal of the land and the improvements thereon prepared by an appraiser selected by the Administrative Agent, which appraisal must indicate an appraised value satisfactory to the Administrative Agent and which must be, in all other respects, satisfactory to the Administrative Agent, (vii) an environmental audit (which shall be a Phase I Audit, unless the initial findings indicate a need for additional review) in form and substance satisfactory to it from Dames and Moore (or another environmental consulting firm acceptable to the Administrative Agent) with respect to any environmental hazards, conditions or liabilities (contingent or otherwise) to which any Obligor may be subject (or, in the case of properties for which environmental audits conforming to this description have been previously delivered pursuant to the Existing Agreement, updates of such environmental audits in form and substance satisfactory to the Administrative Agent), (viii) UCC-1 Financing Statements with respect to each Domestic Mortgaged Property duly signed on behalf of the recorded owner or lessee, as applicable, of each of the Domestic Mortgaged Properties in recordable form, covering all fixtures and appurtenances situated upon such Domestic Mortgaged Properties, (ix) certificates of insurance confirming fire, hazard and liability coverage in amounts satisfactory to the Administrative Agent, naming the Administrative Agent as mortgagee, with true and complete copies of such policies, and (x) flood insurance policies or evidence that the Domestic Mortgaged Properties are not located in Federal Flood Hazard Areas, (xi) an opinion from the Borrower's counsel concerning the execution and enforceability of the Mortgages and other documents required to be delivered by the Obligors to the Administrative Agent in connection with the Mortgages, any litigation, judgment or agreement adversely affecting any record owner or lessee, as applicable, or the ability of such record owner or lessee, as applicable, to perform their respective obligations under the Mortgages, (xii) with respect to any Mortgage which will be a leasehold mortgage, a copy of the ground lease for such Domestic Mortgaged Properties (the "GROUND LEASE") duly executed by the ground landlord and ground tenant, (xiii) with respect to any Mortgage which will be a leasehold mortgage, use its commercially reasonable efforts to obtain a duly executed consent (if necessary) from the ground landlord under the

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         Ground Lease in form and substance reasonably satisfactory to the
         Administrative Agent, and (xiv) any and all other documents, financing statements, agreements and instruments that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to create and perfect a first mortgage Lien against the Domestic Mortgaged Properties, all at the expense of the Obligors;

              (B) with respect to the Apollo Mortgaged Properties, provide the Administrative Agent with originals of the following items, each of which must, unless indicated otherwise, be acceptable in form and substance to the Administrative Agent and its counsel in their sole discretion (collectively, the "APOLLO MORTGAGE DOCUMENTS"): (i) with respect to any registered land, (x) the relevant land or charge certificates, (y) all pre-registration deeds and documents (if any), and (z) forms DS1 in respect of any charges to be discharged, (ii) with respect to any unregistered land, all relevant title deeds and documents and deeds of release in respect of any charges or mortgages to be discharged, (iii) with respect to any properties acquired pursuant to an asset sale, duly stamped transfers in respect of such properties (if any), (iv) landlord consents with respect to any assignment of and the charging of any leasehold properties where such consent is required (or, in the case of any such consents not provided to the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent that UKHC and its relevant Subsidiaries have used their commercially reasonable efforts to obtain such consents), (v) Land Registry of England and Wales (the "HM LAND REGISTRY") application forms in respect of the transfer of any property and the registration of charge in favor of the Administrative Agent duly completed on behalf of each charging Foreign Borrower Subsidiary, together with all appropriate fees, (vi) an undertaking of counsel for the charging Foreign Borrower Subsidiaries to use reasonable endeavors to address and resolve any requisitions raised by HM Land Registry and relating to any transfer of properties to any of the charging Foreign Borrower Subsidiaries, and (vii) at the request of the Administrative Agent, surveys and environmental audits to be delivered within a reasonable period (as determined by the Administrative Agent after consultation with the Company and its counsel) after such request is made; and

              (C) with respect to Foreign Mortgaged Properties (other than the Apollo Mortgaged Properties), provide the Administrative Agent with originals of the following items, each of which must, unless indicated otherwise, be acceptable in form and substance to the Administrative Agent and its counsel in their sole discretion (collectively, the "FOREIGN MORTGAGE DOCUMENTS"): (A) counterparts of a Foreign Borrower

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         Subsidiary Mortgage and such other security documents as may be necessary or desirable to subject all real property owned or leased by it (subject to certain exceptions to be mutually agreed by the Administrative Agent, the Company and such Subsidiary) to a first Lien securing its obligations under the Foreign Borrower Subsidiary Guarantee (subject only to Liens permitted thereby) (or, in the case of a Mortgage granted pursuant to Section 5.29(c)(v), securing the mortgagor's obligations in respect of the relevant intercompany loan), duly signed on behalf of the record owner or lessee, as applicable, of the relevant Foreign Mortgaged Property, properly acknowledged and in recordable form, (B) an opinion from the Obligor's (or other mortgagor's) counsel concerning the execution and enforceability of the Mortgages and other documents required to be delivered by the Obligors (or other mortgagor) to the Administrative Agent in connection with the Mortgages, any litigation, judgment or agreement adversely affecting any record owner or lessee, as applicable, or the ability of such record owner or lessee, as applicable, to perform their respective obligations under the Mortgages, compliance of the Foreign Mortgaged Properties with all laws and governmental ordinances, and other matters as may be required by the Administrative Agent or its counsel, (C) in the case of Foreign Mortgaged Properties of a Subsidiary of UKHC (other than the Apollo Parent and the Apollo Subsidiaries), the documents and other items described in Section 5.29(d)(B) above (all on the terms set forth in such Section 5.29(d)(B)), (D) with respect to Foreign Mortgaged Properties other than those described in the immediately preceding clause (C), such documents as are analogous to those required pursuant to such immediately preceding clause or are otherwise customarily required (in the good faith discretion of the Administrative Agent, based on advice of counsel) in connection with a mortgage on property in the relevant jurisdiction of such Foreign Mortgaged Property, and (E) any and all other documents, financing statements, agreements and instruments that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to create and perfect a first mortgage Lien against the Foreign Mortgaged Properties, all at the expense of the Obligors.

         (e) The Company will not, and will not permit any of its Subsidiaries to, enter into or become subject to any agreement which would impair their ability to comply, or which would purport to prohibit them from complying, with the provisions of this Section.

         (f) Notwithstanding anything to the contrary in this Section 5.29, if the Administrative Agent shall determine in its sole good faith discretion that, with respect to any Subsidiary that is neither a Wholly Owned Domestic Subsidiary nor

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a Wholly Owned Foreign Subsidiary, satisfaction of any or all of the conditions set forth in this Section 5.29 is impossible, impractical or unreasonably burdensome, the Administrative Agent may, in its good faith discretion, consent to a waiver of any or all of such conditions with respect to any such Subsidiary.

                                    ARTICLE 6
                                    DEFAULTS

         SECTION 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

              (a) any principal of any Loan or any LC Reimbursement Obligation or any Apollo LC Reimbursement Obligation payable by a Borrower hereunder shall not be paid when due, or any interest, fee or other amount payable by a Borrower hereunder shall not be paid within three Domestic Business Days of the date when due;

              (b) the Company shall fail to observe or perform any covenant contained in Article 5, other than those contained in Sections 5.01(a)-(d), Sections 5.01(f)-(l) and Sections 5.02 through 5.06, or any Domestic Obligor shall fail to observe or perform any covenant contained in Section 4.01(a) or 5.04 of the Domestic Security Agreement, or any Obligor shall fail to observe or perform any covenant contained in provisions substantially similar to the foregoing set forth in the Collateral Documents to which such Obligor is a party;

              (c) any Obligor shall fail to observe or perform any covenant, condition or agreement (other than those covered by clause (a) or (b) above) contained in the Loan Documents for 30 days after the Administrative Agent gives notice thereof to the Company at the request of any Lender;

              (d) any representation, warranty, certification or statement made (or deemed made) by or on behalf of any Obligor in connection with the Loan Documents or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with the Loan Documents or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made (or deemed made);

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              (e) one or more payments in respect of Material Financial
         Obligations shall not be paid when due or within any applicable grace period;

              (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Material Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

              (g) the Company or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

              (h) an involuntary case or other proceeding shall be commenced against the Company or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

              (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial

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         withdrawal from, or a default, within the meaning of Section
         4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

              (j) judgments or orders for the payment of money exceeding $5,000,000 in aggregate amount shall be rendered, in each case against the Company and/or one or more Subsidiaries, and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days;

              (k) a Change of Control shall occur;

              (l) the Company Guarantee set forth in Article 10 shall at any time fail to constitute a valid and binding agreement of the Company in full force and effect, or any Obligor shall so assert in writing;

              (m) (i) the Domestic Subsidiary Guarantee shall at any time fail to constitute a valid and binding agreement of each Domestic Subsidiary Guarantor in full force and effect, or any Obligor shall so assert in writing, or (ii) the Foreign Borrower Subsidiary Guarantee shall at any time fail to constitute a valid and binding agreement of each Foreign Borrower Subsidiary Guarantor in full force and effect, or any Obligor shall so assert in writing; or

              (n) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and (to the extent required by the Collateral Documents) perfected first priority Lien on the Collateral securing the obligations purported to be secured thereby, or any Obligor shall so assert in writing;

         then, and in every such event, the Administrative Agent shall:

              (i) if requested by Lenders having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate;

              (ii) if requested by Lenders having more than 50% of the Aggregate Revolving LC Exposure, by notice to the LC Issuing Bank instruct the LC Issuing Bank not to extend the expiry date of any outstanding Letter of Credit, whereupon the LC Issuing Bank shall deliver notice to that effect promptly (or as soon thereafter as is permitted by the provisions of the relevant Letter of Credit) to the beneficiary of each such Letter of Credit and the Borrower; and

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              (iii) if requested by Lenders holding Notes evidencing more than
         50% in aggregate unpaid Dollar Amount of the Loans, by notice to each Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower;

provided that, if any Event of Default specified in clause (g) or (h) above occurs with respect to the Company or any other Borrower, then without any notice to any Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

         SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

         SECTION 6.03. General Cash Collateral. If an Event of Default shall have occurred and be continuing and Lenders having (x) more than 50% of the Aggregate Revolving LC Exposure, or (y) more than 50% of the Aggregate Apollo LC Exposure, instruct the Administrative Agent to request cash collateral pursuant to this Section, the Borrower will, promptly after it receives such request from the Administrative Agent, pay to the Administrative Agent an amount in immediately available funds equal to the then aggregate amount available for subsequent drawings under all outstanding Letters of Credit or Apollo Letters of Credit, as the case may be, to be held by the Administrative Agent, under arrangements satisfactory to it, to secure the payment of (i) all LC Reimbursement Obligations arising from subsequent drawings under such Letters of Credit, or (ii) all Apollo LC Reimbursement Obligations arising from subsequent drawings under any Apollo Letter of Credit, as the case may be; provided that, if any Event of Default specified in Section 6.01(g) or 6.01(h) occurs with respect to the Borrower, the Borrower shall pay such amount to the Administrative Agent forthwith without any notice or demand or any other act by the Administrative Agent or the Lenders.

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                                    ARTICLE 7
                                   THE AGENTS

         SECTION 7.01. Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agents and Affiliates. Each Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not one of the Agents. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not one of the Agents.

         SECTION 7.03. Action by Agents. The obligations of the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article 6.

         SECTION 7.04. Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Agents. None of the Agents, their affiliates and their respective directors, officers, agents and employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders (or such different number of Lenders as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents, their affiliates and their respective directors, officers, agents and employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Loan Documents or any borrowing or issuance of a Letter of Credit hereunder; (ii) the performance or observance of any of the covenants or agreements of any Obligor; (iii) the satisfaction of any condition specified in
Article 3 except, in the case of the Administrative Agent, receipt of items required to be delivered to it; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection herewith or (v) the existence, validity or sufficiency of any Collateral. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing

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(which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

         SECTION 7.06. Indemnification. The Lenders shall, ratably in proportion to their Credit Exposures, indemnify the Agents, their respective affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

         SECTION 7.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance on any other Lender Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance on any other Lender Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent resigns as Administrative Agent hereunder, the provisions

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of this Article shall inure to its benefit as to actions taken or omitted to be taken by it while it was Administrative Agent.

         SECTION 7.09. Agents' Fee. The Company shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon by the Company and such Agent.

         SECTION 7.10. Other Agents and Arrangers. Neither the Documentation Agent nor the Arrangers, in their capacities as such, shall have any duties or obligations of any kind under this Agreement.

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or before the first day of any Interest Period for any Euro-Currency Loans of any Class, Lenders having at least 50% in aggregate amount of the Commitments of such Class (or (x) in the case of the Term Loan-A Lenders after the Term Loan-A Availability Period, holding at least 50% of the Term Loan-A Outstandings, and (y) in the case of the Term Loan-B Lenders after the Effective Date, holding at least 50% of the aggregate outstanding principal amount of the Term Loans-B) advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Currency Loans in the relevant currency for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Company and the Lenders, whereupon until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Euro-Currency Loans in the relevant currency or to continue or convert outstanding Loans as or into Euro-Currency Loans in the relevant currency shall be suspended.

         SECTION 8.02. Illegality. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender (or its Applicable Lending Office) to make, maintain or fund its Euro-Currency Loans in any currency to any Borrower and such Lender shall so notify the Administrative Agent, the

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Administrative Agent shall forthwith give notice thereof to the other Lenders and the Company, whereupon until such Lender notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Currency Loans to such Borrower in such currency or to continue outstanding Loans to such Borrower as Euro-Currency Loans in such currency, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

         (b) If such notice is given, each Euro-Dollar Loan of such Lender in such currency then outstanding to such Borrower shall be converted to an ABR Loan either (i) on the last day of the then current Interest Period applicable to such Euro-Currency Loan if such Lender may lawfully continue to maintain and fund such Loan as a Euro-Currency Loan to such day or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Currency Loan to such day. Interest and principal on any such ABR Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Currency Loans of the other Lenders.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office), the LC Issuing Bank or the Apollo LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement with respect to which such Lender is entitled to compensation during the relevant Interest Period under Section 2.20), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit (including letters of credit and participations therein) extended by, any Lender (or its Applicable Lending Office), the LC Issuing Bank or the Apollo LC Issuer or shall impose on any Lender (or its Applicable Lending Office), the LC Issuing Bank or the Apollo LC Issuer or the London interbank market any other condition affecting its Euro-Currency Loans, its Notes or its obligation to make Euro-Currency Loans or its obligations hereunder in respect of Letters of Credit or Apollo Letters of Credit and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office), the LC Issuing Bank or the Apollo LC Issuer of making or

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maintaining any Euro-Currency Loan or issuing or participating in any Letter of
Credit or Apollo Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office), the LC Issuing Bank or the Apollo LC Issuer under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender, LC Issuing Bank or Apollo LC Issuer to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the relevant Borrower shall pay to such Lender, LC Issuing Bank or Apollo LC Issuer such additional amount or amounts as will compensate such Lender, LC Issuing Bank or Apollo LC Issuer for such increased cost or reduction.

         (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Company shall pay (or cause the relevant Borrowers to pay) to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

         (c) Each Lender, LC Issuing Bank and Apollo LC Issuer will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender, LC Issuing Bank or Apollo LC Issuer to compensation pursuant to this Section and will designate a different Applicable Lending Office or LC Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, LC Issuing Bank or Apollo LC Issuer, be otherwise disadvantageous to it. A certificate of any Lender, LC Issuing Bank or Apollo LC Issuer claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender, LC Issuing Bank or Apollo LC Issuer may use any reasonable averaging and attribution methods.

         SECTION 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

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         "TAXES" means any and all present or future taxes or other charges of any nature deducted, withheld or otherwise imposed with respect to any payment by any Borrower pursuant to this Agreement or any Note, and all liabilities with respect thereto, excluding:

              (i) with respect to each Lender Party, taxes imposed on its net income (other than income taxes payable in respect of gross-up payments pursuant to this Section), and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which it is organized or in which its principal executive office or Applicable Lending Office or LC Office is located, and

              (ii) any withholding tax required by law and imposed, in the case of the Company, by the United States of America, in the case of UKHC, the United Kingdom or, in the case of any Eligible Subsidiary, the jurisdiction of organization of such Eligible Subsidiary (or, if different, the jurisdiction from which it makes any payment) on such payment ("WITHHOLDING TAX"), but not excluding any portion of such tax that exceeds the Withholding Tax which would have been imposed on such a payment to such Lender Party under the laws and treaties in effect when such Lender Party first becomes a party to this Agreement (taking into account the laws applicable to any branch from which a Lender Party advances funds under this Agreement).

         "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or any Note or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any Note.

         (b) Each payment by a Borrower to or for the account of a Lender Party hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if a Borrower shall be required by law to deduct any Taxes or Other Taxes from such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender Party receives an amount equal to the sum it would have received had no such deduction been made, (ii) such Borrower shall make such deduction, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall promptly furnish to the Administrative Agent, at its address specified in or pursuant to Section 11.01, the original or a certified copy of a receipt evidencing payment thereof.

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         (c) The relevant Borrower shall indemnify each Lender Party for the full amount of any Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section) paid by such Lender Party with respect to amounts paid by such Borrower pursuant to this Agreement or any Note, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided that such Lender Party shall cooperate in good faith to obtain a refund of any Taxes or Other Taxes that are, in the sole opinion of such Lender Party, incorrectly imposed. This indemnification shall be paid within 15 days after such Lender Party makes written demand therefor.

         (d) Each Lender Party organized under the laws of a jurisdiction outside the United States, before it signs and delivers this Agreement in the case of each Lender Party listed on the signature pages hereof and before it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by any Borrower (but only so long as such Lender Party remains lawfully able to do so), shall provide such Borrower and the Administrative Agent with any form or certificate that is required by any taxing authority, including (i) Internal Revenue Service Form 1001 or 4224 in duplicate, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Lender Party from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender Party or certifying that the income receivable by it pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a Form W-8, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of such Borrower and is not a controlled foreign corporation related to such Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code). In the event that a payment under this Agreement is made by a Borrower which is not organized under the laws of the United States, each Lender Party that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which such Borrower is located, or any treaty to which such jurisdiction is a party, shall comply with the certification procedures set forth in the preceding sentence. Each Lender Party represents that its Loans to UKHC will be made through either a Lender Party organized under the laws of the United Kingdom, or a United Kingdom branch of a Lender Party which is not organized under the laws of the United Kingdom, provided that in each case, such Lender

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Party or United Kingdom branch of a Lender Party is within the charge to United
Kingdom corporation tax in respect of interest on such Loans.

         (e) For any period with respect to which a Lender Party has failed to provide the Borrower or the Administrative Agent with the appropriate form as required by Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided or results from the Company's failure to make a timely written request pursuant to Section 8.04(d)), such Lender Party shall not be entitled to indemnification under Section 8.04(b) or 8.04(c) with respect to Taxes imposed by the United States; provided that if a Lender Party, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

         (f) If any Borrower is required to pay additional amounts to or for the account of a Lender Party pursuant to this Section as a result of a change of law or treaty occurring after such Lender Party first became a party to this Agreement, such Lender Party will, at the Company's request, change the jurisdiction of its Applicable Lending Office if, in the sole judgment of such Lender Party, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender Party.

         (g) If any Lender Party, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes or Other Taxes as to which indemnification has been paid by any Borrower pursuant to Section 8.04(b) or 8.04(d), it shall promptly remit such refund (including any interest) to such Borrower, net of all out-of-pocket expenses of such Lender Party; provided, however, that such Borrower, upon the request of such Lender Party, agrees promptly to return such refund (plus any interest) to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender Party shall provide the Borrower with a copy of any notice or assessment from the relevant taxing authority (deleting any confidential information contained therein) requiring repayment of such refund. Nothing contained herein shall impose an obligation on any Lender Party to apply for any refund or to disclose to any party any information regarding their proprietary information regarding tax affairs and computations.

         SECTION 8.05. ABR Loans Substituted for Affected Euro-Currency Loans. If (i) the obligation of any Lender to make, or to continue or convert outstanding Loans as or to, Euro-Currency Loans in any currency to any Borrower has been suspended pursuant to Section 8.01 or Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-

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Currency Loans in any currency and the Company shall, by at least five
Euro-Currency Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans to such Borrower which would otherwise be made by such Lender as (or continued as or converted to) Euro-Currency Loans in such currency shall instead be ABR Loans (in the case of Alternative Currency Loans, in the same Dollar Amount as the Euro-Currency Loan that such Lender would otherwise have made in the Alternative Currency) on which interest and principal shall be payable contemporaneously with the related Euro-Currency Loans of the other Lenders (or, if Section 8.01 applies, shall be payable as provided in Section 2.04(a)). If such Lender (or, in the case of Section 8.01, the Administrative Agent) notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such ABR Loan shall be converted into a Euro-Currency Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Currency Loans of the other Lenders (or, if Section 8.01 was applicable, on the Euro-Currency Business Day following the date of such notice). If such Loan is converted into an Alternative Currency Loan, each affected Lender, the Administrative Agent and the relevant Borrower shall make such arrangements as shall be required (including increasing or decreasing the amount of such Alternative Currency Loan) so that such Alternative Currency Loan shall be in the same amount as it would have been if the provisions of this Section had never applied thereto.

                                    ARTICLE 9
             REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

         Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

         SECTION 9.01. Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is an Acquisition Holdco.

         SECTION 9.02. Corporate and Governmental Authorization; Contravention. The execution and delivery by it of its Election to Participate, and the execution, delivery and performance by it of the Loan Documents to which it is a party, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a

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default under, any provision of applicable law or regulation or of its Organizational Documents or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary or result in the creation or imposition of any Lien (other than Liens created by the Collateral Documents) on any asset of the Company or any of its Subsidiaries.

         SECTION 9.03. Binding Effect. Each Loan Document to which it is a party (other than the Notes) constitutes a valid and binding agreement of such Eligible Subsidiary, and each of its Notes, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of such Eligible Subsidiary, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and general principles of equity.

         SECTION 9.04. Limited Activities. It does not (and will not, after giving effect to any Specified Acquisition or other Investment to be financed with proceeds of borrowings hereunder) engage in any business, conduct any activity, or own assets, other than (i) the holding of its investment in one or more Foreign Operating Companies, (ii) the performance of the Loan Documents to which it is a party, its Organizational Documents and other operating documents, and instruments evidencing Indebtedness not prohibited hereunder, in each case in accordance with the terms thereof, and (iii) the performance of ministerial activities incidental thereto.

         SECTION 9.05. Taxes. Except as disclosed in its Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant to the Loan Documents to which it is a party, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or any of the Loan Documents to which it is a party.

                                   ARTICLE 10
                                COMPANY GUARANTY

         SECTION 10.01. The Company Guaranty. The Company hereby unconditionally, absolutely and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to UKHC and any Eligible Subsidiary pursuant to this Agreement, each LC Reimbursement Obligation of UKHC and any Eligible Subsidiary pursuant to this Agreement and all interest thereon, each Apollo LC Reimbursement Obligation of UKHC pursuant to this Agreement and

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interest thereon, and the full and punctual payment of all other amounts payable by UKHC and any Eligible Subsidiary under the Loan Documents. The Company's obligations hereunder constitute a guaranty of payment and not of collection merely. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner and currency specified in this Agreement.

         SECTION 10.02. Guaranty Unconditional. The obligations of the Company under this Article 10 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of UKHC or any Eligible Subsidiary under any Loan Document, by operation of law or otherwise;

         (b) any modification or amendment of or supplement to this Agreement, any Note, any Letter of Credit, any Apollo Letter of Credit or any other Loan Document;

         (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of UKHC or any Eligible Subsidiary under any Loan Document;

         (d) any change in the corporate existence, structure or ownership of UKHC or any Eligible Subsidiary, or any bankruptcy, insolvency, reorganization or other similar proceeding affecting UKHC or any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of UKHC or any Eligible Subsidiary contained in any Loan Document;

         (e) the existence of any claim, set-off or other rights which the Company may have at any time against UKHC or any Eligible Subsidiary, any Agent, any Lender or any other Person, whether in connection with this Agreement or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (f) the invalidity or unenforceability relating to or against UKHC or any Eligible Subsidiary for any reason of this Agreement, any of its Notes, any Letter of Credit, any Apollo Letter of Credit or any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by UKHC or any Eligible Subsidiary of the principal of or interest on any of its Notes or any other amount payable by it under the Loan Documents; or

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         (g) any other act or omission to act or delay of any kind by UKHC or any Eligible Subsidiary, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section, constitute a legal or equitable discharge of the Company's obligations hereunder.

         SECTION 10.03. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. The Company's obligations under this Article 10 shall remain in full force and effect until (i) the Commitments shall have terminated,
(ii) the principal of and interest on the Loans made to UKHC and each Eligible Subsidiary, the LC Reimbursement Obligations of UKHC and each Eligible Subsidiary and all interest thereon, the Apollo LC Reimbursement Obligations of UKHC and all interest thereon and all other amounts payable by each Eligible Subsidiary under the Loan Documents shall have been paid in full, and (iii) the Letters of Credit and any Apollo Letters of Credit shall have expired or been cancelled. If at any time any payment of the principal of or interest on any Loan made to UKHC or an Eligible Subsidiary, or any payment of LC Reimbursement Obligations of UKHC or an Eligible Subsidiary or interest thereon, or any payment of Apollo LC Reimbursement Obligations of UKHC or interest thereon, or any other amount payable by UKHC or an Eligible Subsidiary under the Loan Documents is rescinded or must be otherwise restored or returned upon the bankruptcy, insolvency or reorganization of UKHC or such Eligible Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         SECTION 10.04. Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, protest, demand of payment, and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against UKHC or any Eligible Subsidiary or any other Person.

         SECTION 10.05. Subrogation. Upon making full payment with respect to any obligation of UKHC or any Eligible Subsidiary under this Article 10, the Company shall be subrogated to the rights of the payee against UKHC or such Eligible Subsidiary, as the case may be, with respect to such obligation; provided that the Company shall not enforce any payment by way of subrogation against UKHC or such Eligible Subsidiary so long as (i) any Lender has any Commitment hereunder, (ii) any Letter of Credit or Apollo Letter of Credit is outstanding or (iii) any amount payable by UKHC or such Eligible Subsidiary under the Loan Documents remains unpaid.

         SECTION 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by UKHC or any Eligible Subsidiary under any

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Loan Document is stayed upon any bankruptcy, insolvency or reorganization of
UKHC or such Eligible Subsidiary or otherwise, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

                                   ARTICLE 11
                                  MISCELLANEOUS

         SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party: (a) in the case of the Company, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of the Administrative Agent, the LC Issuing Bank and the Apollo LC Issuer, at its address, facsimile number or telex number in New York City set forth on the signature pages hereof (or, where so provided herein, at its London Office), (c) in the case of an Eligible Subsidiary, at its address, facsimile number or telex number set forth in its Election to Participate, (d) in the case of any Lender, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (e) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section; provided that notices to the Administrative Agent or the LC Issuing Bank under Article 2 or Article 8 shall not be effective until received.

         SECTION 11.02. No Waivers. No failure or delay by any Lender Party in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 11.03. Expenses; Indemnification. (a) The Company shall pay (i) all out-of-pocket expenses of the Administrative Agent and the Syndication Agent, including fees and disbursements of special counsel for the Agents, in

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connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Lender Party, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, or any bankruptcy, insolvency, reorganization or other enforcement proceedings resulting therefrom.

         (b) The Company agrees to indemnify the Agents, the LC Issuing Bank, the Apollo LC Issuer and each Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of any Letter of Credit or Apollo Letter of Credit or any proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 11.04. Set-Offs. (a) If (i) an Event of Default has occurred and is continuing and (ii) the requisite Lenders have requested the Administrative Agent to declare the Loans to be immediately due and payable pursuant to Section 6.01, or the Loans have become immediately due and payable without notice as provided in Section 6.01, then each Lender Party is hereby authorized by each Borrower at any time and from time to time, to the extent permitted by applicable law, without notice to such Borrower (any such notice being expressly waived by such Borrower), to set off and apply all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party to or for the account of such Borrower against any obligations of such Borrower to such Lender Party now or hereafter existing under this Agreement, regardless of whether any such deposit or other obligation is then due and payable or is in the same currency or is booked or otherwise payable at the same office as the obligation against which it is set off and regardless of whether such Lender Party shall have made any demand for payment under this Agreement. Each Lender Party agrees promptly to notify the relevant Borrower after any such set-off and application made by such Lender Party; provided that any failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender Parties under this subsection are in addition to any other rights and remedies which they may have.

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        (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to the participations in LC Reimbursement Obligations, participations in Apollo LC Reimbursement Obligations and Loans to any Borrower held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest then due with respect to the participations in LC Reimbursement Obligations, participations in Apollo LC Reimbursement Obligations and Loans to the same Borrower held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in LC Reimbursement Obligations and Apollo LC Reimbursement Obligations and Loans to such Borrower held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the participations in LC Reimbursement Obligations and Apollo LC Reimbursement Obligations and Loans to such Borrower held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the relevant Borrower other than its indebtedness in respect of the Loans, the LC Reimbursement Obligations and the Apollo LC Obligations. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in an LC Reimbursement Obligation, participation in an Apollo LC Reimbursement Obligation or Loan to such Borrower, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

         SECTION 11.05. Amendments and Waivers. (a) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Lenders (and, if the rights or duties of any Agent, LC Issuing Bank, Apollo LC Issuer or Fronting Lender are affected thereby, by such Agent, the LC Issuing Bank, the Apollo LC Issuer or such Fronting Lender, as the case may be); provided that no such amendment or waiver shall:

              (i) unless signed by all the Lenders of the affected Class, (A) increase or decrease the Commitment of such Class of any Lender (except for a ratable decrease in the Commitments of such Class of all the Lenders) or subject any Lender to any additional obligation, (B) reduce the principal of or rate of interest on any Loan of such Class or the amount of any LC Reimbursement Obligation or the amount of any Apollo LC Reimbursement Obligation or any interest thereon or any fees hereunder, (C) postpone the date fixed for any payment of principal of or interest on any Loan of such Class or of any LC Reimbursement Obligation or of any Apollo LC Reimbursement Obligation or any fees hereunder or for the scheduled reduction or termination of any Commitment or (except as expressly set forth in Sections 2.14 and 2.15) extend the expiry date of any Letter of Credit, (D) change the percentage of the Commitments of such Class or of the Aggregate Revolving LC Exposure or of the Aggregate Apollo LC Exposure or of the aggregate unpaid principal amount of the Loans of such Class, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement (it being understood that, pursuant to subsection (c) of this Section 11.05, additional extensions of credit may be included in the determination of "Required Lenders" on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date) or (E) change this Section 11.05(a)(i);

              (ii) unless signed by Lenders having at least 51% in aggregate amount of the Credit Exposure of each affected Class (determined, for this purpose, separately for each Class, and not as the sum of the credit exposures of every Class), (A) amend or modify the provisions set forth in Section 2.03(f) or 2.03(g) hereof, (B) amend or modify the events requiring mandatory prepayments pursuant to Section 2.03(f) (or the related definitions), (C) waive any prepayment so required pursuant to Section 2.03(f), (D) amend or modify Section 5.10 to permit the sharing of the Collateral to secure Indebtedness or other obligations which are not described in the definition of "Secured Obligations" set forth in the Domestic Security Agreement as in effect on the Effective
         Date), or (D) change this Section 11.05(a)(ii);

              (iii) unless signed by (A) a Designated Lender or its Designating Lender, (I) subject such Designated Lender to any additional obligation, or (II) affect its rights hereunder (unless the rights of all the Lenders hereunder are similarly affected) or (B) all Designated Lenders, change this Section 11.05(a)(iii);

              (iv) unless signed by (A) an Eligible Subsidiary, (I) subject such Eligible Subsidiary to any additional obligation, (II) increase the principal of or rate of interest on any outstanding Loan to such Eligible Subsidiary, or (III) accelerate the stated maturity of any outstanding Loan to such Eligible Subsidiary or (B) all Eligible Subsidiaries, change this Section 11.05(a)(iv);

              (v) unless signed by all the Lenders, release all or substantially all of the Collateral from the Liens of the Collateral Documents or release any of the Guarantors from their respective obligations under this

         Agreement, the Domestic Subsidiary Guarantee or the Foreign Borrower Subsidiary Guarantee, as the case may be; or

              (vi) unless signed by all the Lenders, amend or modify the definition of "Interest Period" such that any Interest Period could exceed six months (before giving effect to the provisions set forth in the proviso to the definition of "Interest Period").

         (b) Any provision of the Collateral Documents, the Domestic Subsidiary Guarantee or the Foreign Borrower Subsidiary Guarantee may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Obligor party thereto and the Administrative Agent with the consent of the Required Lenders; provided that no such amendment or waiver shall, unless signed by all the Lenders, effect or permit a release of all or substantially all of the Collateral or permit termination of the Subsidiary Guarantee or the Foreign Borrower Subsidiary Guarantee.

         Notwithstanding Section 11.05(a)(v) or Section 11.05(b), Obligors shall be released from their obligations under the Domestic Subsidiary Guarantee or the Foreign Borrower Subsidiary Guarantee, as the case may be, and Collateral (but not the proceeds thereof) shall be released from the Lien of the Collateral Documents from time to time as necessary to effect any sale of assets, including the sale of a Domestic Subsidiary Guarantor or a Foreign Borrower Subsidiary Guarantor, permitted by the Loan Documents, and the Administrative Agent shall execute and deliver all release documents reasonably requested to evidence such release.

         (c) Notwithstanding anything to the contrary set forth in subsection
(a) above, at any time or from time to time after the Effective Date and prior to (w) February 23, 2000, in the case of Term Loan-A Commitments, (x) March 31, 2001, in the case of Term Loans-A, (y) September 30, 2001, in the case of Term Loans-B, and (z) March 31, 2003, in the case of Revolving Commitments, if no Default shall have occurred and be continuing, the Company may, if it so elects (and without the consent of the Required Lenders), increase the aggregate amount of the Term Loan-A Commitments, Term Loans-A, Term Loans-B or Revolving Commitments, either (i) by designating a financial institution not theretofore a Lender to become a Lender (such designation to be effective only with the prior written consent of the Administrative Agent and the Syndication Agent, which consent will not be unreasonably withheld) or (ii) by agreeing with an existing Lender that such Lender's Commitment or Loans of the relevant Class shall be increased, in each case on terms acceptable to the Administrative Agent and the Syndication Agent. Upon execution and delivery by the Company and such Lender or other financial institution of an instrument in form reasonably satisfactory to the Administrative Agent, such existing Lender shall have a

Commitment or Loans of the relevant Class as therein set forth or such other financial institution shall become a Lender with a Commitment or Loans of the relevant Class as therein set forth and all the rights and obligations of a Lender with such a Commitment or Loans hereunder; provided:

              (i) that the Company shall provide prompt notice of such increase to the Administrative Agent, who shall promptly notify the Lenders;

              (ii) that the amount of such increase shall be equal to or greater than $25,000,000;

              (iii) that the amount of such increase, together with the aggregate amount of all other increases in the Commitments and Loans pursuant to this Section 11.05(c) since the Effective Date, does not exceed $200,000,000; and

              (iv) such additional Commitments or Loans shall be subject to the same terms (including, without limitation, interest rates and commitment fees) as are applicable to the existing Commitments or Loans of such Class hereunder, provided that notwithstanding any other provision of this Agreement, the reductions of Commitments or payments of Loans of such Class scheduled pursuant to Section 2.03 shall be increased pro rata to reflect the increase in aggregate Commitments or Loans as a result of the operation of this Section 11.05(c).

         Upon any increase in the aggregate amount of the Term Loan-A Commitments pursuant to this Section 11.05(c), the Term Loan-A Lenders shall purchase and sell participations in or assignments of outstanding Term Loans-A to the extent necessary so that each Term Loan-A Lender's Term Loan-A Outstandings (taking such participations and assignments into account) reflect its Term Loan-A Percentage. Upon any increase in the aggregate amount of the Revolving Commitments pursuant to this Section 11.05(c), (i) each repayment of Revolving Loans then outstanding shall be made in accordance with the respective Revolving Commitments without giving effect to any increase hereunder and (ii) each new Revolving Borrowing shall be made from the Revolving Lenders in proportion to their respective Revolving Commitments after giving effect to such increase.

         (d) Modifications to this Agreement by the Administrative Agent pursuant to Section 2.21 or Exhibit T are not amendments subject to the provisions of this Section.

         SECTION 11.06. Successors; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lender Parties.

         (b) Any Lender may at any time grant to one or more banks or other entities (each a "PARTICIPANT") participating interests in any of its Commitments or any or all of its Loans, participations in Letters of Credit and participations in Apollo Letters of Credit. If a Lender grants any such participating interest to a Participant, whether or not upon notice to any of the Borrowers or the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers, the LC Issuing Bank, the Apollo LC Issuer and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers, the LC Issuing Bank and the Apollo LC Issuer hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i) of Section 11.05(a) without the consent of the Participant. Each Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 2.16, 2.18 and 2.20 and Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by Section 11.06(c) or 11.06(d) shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection.

         (c) Any Lender may at any time assign to one or more banks or other entities (each, an "ASSIGNEE") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit Q hereto signed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Company (which shall not be unreasonably withheld or delayed), the Administrative Agent (and, in the case of an assignment of a Term Loan-A Commitment or Term Loan-A Outstandings or a Revolving Commitment, the Apollo LC Issuer or LC Issuing Bank, as the case may be); provided that (i) unless the Company and the Administrative Agent otherwise consent, after giving effect to any proposed assignment (A) the Credit Exposure of the transferor Lender (together with its affiliates or, in the case of a transferor Lender that is a fund, the aggregate Credit Exposure of such Lender and its Related Funds) shall be equal to

$0 or at least $5,000,000, and (B) the Credit Exposure of the proposed Assignee (together with its affiliates or, in the case of an Assignee that is a fund, the aggregate Credit Exposure of such proposed Assignee and its Related Funds) shall be at least equal to $5,000,000 and (ii) if a proposed Assignee is an affiliate of a Lender, a Related Fund of any Lender or was a Lender immediately before such assignment, no such consent of the Company, the Administrative Agent, the LC Issuing Bank or the Apollo LC Issuer shall be required; and provided further that no such consent of the Company shall be required if at the time an Event of Default is continuing. When such Assignment and Assumption Agreement has been signed and delivered by the parties thereto, and such Assignee has paid to such transferor Lender the purchase price agreed between them, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment(s) and, if applicable, Loans as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Lender, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500; provided that only one such fee shall be due in respect of a simultaneous assignment to more than one Related Fund. If the Assignee is not incorporated under the laws of the United States or a State thereof, it shall deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of United States federal income taxes in accordance with Section 8.04.

         (d) The provisions of this Section 11.06 concerning assignments relate only to absolute assignments; such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law. No such assignment creating any security interest shall release the transferor Lender from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 11.07. Designated Lenders. (a) Subject to the provisions of this subsection (a), any Lender may at any time designate an Eligible Designee to provide all or a portion of the Loans to be made by such Lender pursuant to this Agreement; provided that such designation shall not be effective unless the Company and the Administrative Agent consent thereto (which consents shall not be unreasonably withheld). When a Lender and its Eligible Designee shall have signed an agreement substantially in the form of Exhibit R hereto (a "DESIGNATION AGREEMENT") and the Company and the Administrative Agent shall have signed their respective consents thereto, such Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit such Designated Lender to provide all or a portion of the Loans to be made by such Designating Lender pursuant to Section 2.01, and the making of such Loans or portion thereof shall satisfy the obligation of the Designating Lender to the same extent, and as if, such Loans or portion thereof were made by the Designating Lender. As to any Loans or portion thereof made by it, each Designated Lender shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement and otherwise; provided that (x) its voting rights under this Agreement shall be exercised solely by its Designating Lender and (y) its Designating Lender shall remain solely responsible to the other parties hereto for the performance of such Designated Lender's obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it. No additional Note shall be required to evidence the Loans or portion thereof made by a Designated Lender; and the Designating Lender shall be deemed to hold its Note as agent for its Designated Lender to the extent of the Loans or portion thereof funded by such Designated Lender. Each Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrowers nor the Administrative Agent shall be responsible for any Designating Lender's application of such payments. In addition, any Designated Lender may, with notice to (but without the prior written consent of) the Company and the Administrative Agent, (i) assign all or portions of its interest in any Loans to its Designating Lender or to any financial institutions consented to by the Company and the Administrative Agent that provide liquidity and/or credit facilities to or for the account of such Designated Lender to support the funding of Loans or portions thereof made by it and (ii) disclose on a confidential basis any non-public information relating to its Loans or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Lender.

         (b) Each party to this Agreement agrees that it will not institute against, or join any other person in instituting against, any Designated Lender any bankruptcy, insolvency, reorganization or other similar proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Lender is paid in full. The

Designating Lender for each Designated Lender agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This subsection (b) shall survive the termination of this Agreement.

         SECTION 11.08. No Reliance on Margin Stock. Each Lender represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 11.09. Governing Law; Judicial Proceedings. (a) This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York.

         (b) Each of the Company and the Foreign Borrowers hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Foreign Borrowers irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         (c) Each Borrower (other than the Company) irrevocably designates and appoints the Company as such Borrower's authorized agent, to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding referred to in Section 11.09(b) in any federal or New York State court sitting in New York City. Each Borrower (other than the Company) represents and warrants that such agent has agreed to accept such appointment. Said designation and appointment shall not be revocable by any Borrower until the Commitments have terminated (or, in the case of an Eligible Subsidiary, its status as a Borrower hereunder is terminated) and all principal, interest and other amounts payable by it hereunder shall have been paid in full. If such agent shall cease to act as agent for any Borrower, such Borrower agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Administrative Agent.

         (d) Each Borrower consents to process being served in any suit, action or proceeding referred to in Section 11.09(b) in any federal or New York State court sitting in New York City by service of process upon its agent appointed as provided in Section 11.09(c); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to such Borrower at its address specified in or pursuant to Section 11.01. Each of the Company and the Foreign Borrowers irrevocably waives, to the fullest extent permitted by law, all claim or error by reason of service in such manner and agrees that such service shall be deemed in every respect effective service of process upon the Company or such Foreign Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, constitute valid and personal service upon and personal delivery to the Company or such Foreign Borrower.

         (e) Nothing in this Section shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or limit the right of the Administrative Agent or any Lender to bring proceedings against the Company or any Borrower in the courts of any jurisdiction or jurisdictions.

         SECTION 11.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The Loans Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire agreement and understanding among the parties hereto and supercede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 11.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         SECTION 11.12. Acknowledgment of Lender Addendum. By its execution hereof, each Lender acknowledges that the information set forth in its Lender Addendum, attached to its signature page hereof, is true and correct.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       SFX ENTERTAINMENT, INC.


                                       By: /s/
                                          --------------------------------------
                                          Title:
                                          Address: 650 Madison Avenue
                                                   New York, NY 10022
                                          Attn:
                                          with a copy to:
                                          Facsimile:
                                          Web Site:


                                       SFX U.K. HOLDINGS LIMITED


                                       By: /s/
                                          --------------------------------------
                                          Title:
                                          Address:
                                          Attn:
                                          Facsimile:

                                       THE BANK OF NEW YORK, as Lender, as
                                         LC Issuing Bank, as Apollo LC Issuer,
                                         and as Administrative Agent


                                       By: /s/
                                          --------------------------------------
                                          Title:

                                       New York Office
                                       ---------------

                                       The Bank of New York
                                       One Wall Street
                                       New York, NY 10286
                                       Attn:
                                       (P)
                                       (F)

                                       London Office
                                       -------------

                                       The Bank of New York
                                       London Office

                                       Attn:
                                       (P)
                                       (F)

                                       LEHMAN COMMERCIAL PAPER INC., as
                                         Lender and as Syndication Agent


                                       By: /s/
                                          --------------------------------------
                                          Title:

                                       SOCIETE GENERALE, as Lender and as
                                         Documentation Agent


                                       By: /s/
                                          --------------------------------------
                                          Title:

                                 OTHER LENDERS:
                                 --------------

                                       BANKBOSTON, N.A.


                                       By: /s/
                                          --------------------------------------
                                          Name:
                                          Title:

                                       CREDIT LYONNAIS NEW YORK
                                       BRANCH


                                       By: /s/
                                          --------------------------------------
                                          Name:
                                          Title:

                                       PNC BANK, NATIONAL ASSOCIATION


                                       By: /s/
                                          --------------------------------------
                                          Name:
                                          Title:

                                       ABN-AMRO BANK N.V.


                                       By: /s/
                                          --------------------------------------
                                          Name:
                                          Title:


                                       By: /s/
                                          --------------------------------------
                                          Name:
                                          Title:

                                       NATIONAL CITY BANK


                                       By: /s/
                                          --------------------------------------
                                          Name:
                                          Title:

                                       BANK OF AMERICA, N.A.


                                       By: /s/
                                          --------------------------------------
                                          Name:
                                          Title:

                                       VAN KAMPEN PRIME RATE INCOME TRUST
                                       By: Van Kampen Investment Advisory Corp.


                                       By: /s/
                                          --------------------------------------
                                          Name:
                                          Title:

                                       VAN KAMPEN SENIOR INCOME TRUST
                                       By: Van Kampen Investment Advisory Corp.


                                       By: /s/
                                          --------------------------------------
                                          Name:
                                          Title:

                                       FIRST UNION NATIONAL BANK


                                       By: /s/
                                          --------------------------------------
                                          Name:
                                          Title:

                                       FRANKLIN FLOATING RATE TRUST


                                       By: /s/
                                          --------------------------------------
                                          Name:
                                          Title:

                                       HELLER FINANCIAL, INC.


                                       By: /s/
                                          --------------------------------------
                                          Name:
                                          Title:

                                       KZH SHOSHONE LLC


                                       By: /s/
                                          --------------------------------------
                                          Name:
                                          Title:

                                PRICING SCHEDULE


         "ABR MARGIN" means, with respect to ABR Loans of any Class at any date, the applicable percentage rate per annum for ABR Loans of such Class set forth in Table I, based on the Total Leverage Ratio on such date; provided that until the date on which the Company has delivered the financial statements required to be delivered pursuant to Section 5.01(b) of the Amended Agreement with respect to the Fiscal Quarter ending September 30, 1999, together with the related Compliance Certificate, the Total Leverage Ratio shall be deemed to be in excess of 5.50:1.00 for purposes of calculating the ABR Margin hereunder.

         "EUROCURRENCY MARGIN" means, with respect to Eurocurrency Loans of any Class at any date, the applicable percentage rate per annum for Eurocurrency Loans of such Class set forth in Table I, based on the Total Leverage Ratio on such date; provided that until the date on which the Company has delivered the financial statements required to be delivered pursuant to Section 5.01(b) of the Amended Agreement with respect to the Fiscal Quarter ending September 30, 1999, together with the related Compliance Certificate, the Total Leverage Ratio shall be deemed to be in excess of 5.50:1.00 for purposes of calculating the Eurocurrency Margin hereunder.

         "LC FEE RATE" means at any date, the applicable percentage rate per annum set forth in Table I below under the heading "LC Fee Rate", based on the Total Leverage Ratio on such date; provided that until the date on which the Company has delivered the financial statements required to be delivered pursuant to Section 5.01(b) of the Amended Agreement with respect to the Fiscal Quarter ending September 30, 1999, together with the related Compliance Certificate, the Total Leverage Ratio shall be deemed to be in excess of 5.50:1.00 for purposes of calculating any LC Fee Rate hereunder.

         "APOLLO LC FEE RATE" means at any date, the applicable percentage rate per annum set forth in Table I below under the heading "Apollo LC Fee Rate", based on the Total Leverage Ratio on such date; provided that until the date on which the Company has delivered the financial statements required to be delivered pursuant to Section 5.01(b) of the Amended Agreement with respect to the Fiscal Quarter ending September 30, 1999, together with the related Compliance Certificate, the Total Leverage Ratio shall be deemed to be in excess of 5.50:1.00 for purposes of calculating any Apollo LC Fee Rate hereunder.

       TABLE I - APPLICABLE MARGINS, LC FEE RATES AND APOLLO LC FEE RATES

----------------------------------------------------------------------------------------------------------------------------
                                                                  EUROCURRENCY
                                                  ABR MARGIN FOR   MARGIN FOR
                                                   TERM LOANS-A   TERM LOANS-A                   EUROCURRENCY   LC FEE RATE
                                                  AND REVOLVING   AND REVOLVING  ABR MARGIN FOR   MARGIN FOR   AND APOLLO LC
              TOTAL LEVERAGE RATIO                    LOANS           LOANS       TERM LOANS-B   TERM LOANS-B    FEE RATE
----------------------------------------------------------------------------------------------------------------------------
x (greater than or equal to) 5.50                     2.000%         3.125%          2.375%        3.500%         3.125%
----------------------------------------------------------------------------------------------------------------------------
5.00 (less than or equal to) x (less than) 5.50       1.750%         2.875%          2.375%        3.500%         2.875%
----------------------------------------------------------------------------------------------------------------------------
4.50 (less than or equal to) x (less than) 5.00       1.375%         2.500%          2.375%        3.500%         2.500%
----------------------------------------------------------------------------------------------------------------------------
4.00 (less than or equal to) x (less than) 4.50       1.125%         2.250%          2.375%        3.500%         2.250%
----------------------------------------------------------------------------------------------------------------------------
3.50 (less than or equal to) x (less than) 4.00       0.875%         2.000%          2.375%        3.500%         2.000%
----------------------------------------------------------------------------------------------------------------------------
x (less than) 3.50                                    0.500%         1.625%          2.375%        3.500%         1.625%
----------------------------------------------------------------------------------------------------------------------------

         "COMMITMENT FEE RATE" means (i) with respect to Term Loan-A Commitments for any date prior to the three-month anniversary of the Effective Date, a rate per annum equal to 0.750%, and (ii) with respect to Revolving Commitments for any date, and with respect to Term Loan-A Commitments for any date from the three-month anniversary of the Effective Date to the six-month anniversary of the Effective Date, inclusive, the applicable rate per annum for Commitments of such Class set forth in Table II below, based on the Total Leverage Ratio on such date; provided that until the date on which the Company has delivered the financial statements required to be delivered pursuant to Section of the Amended Agreement with respect to the Fiscal Quarter ending September 30, 1999, together with the related Compliance Certificate, the Total Leverage Ratio shall be deemed to be in excess of 5.50:1.00 for purposes of calculating any Commitment Fee Rate hereunder.

                         TABLE II - COMMITMENT FEE RATES

-------------------------------------------------------------------------------------
                                                       REVOLVER       TERM LOAN-A
              TOTAL LEVERAGE RATIO                  COMMITMENT FEE  COMMITMENT FEE(1)
-------------------------------------------------------------------------------------
x (greater than or equal to) 5.50                      0.750%            1.5625%
-------------------------------------------------------------------------------------
5.00 (less than or equal to) x (less than) 5.50        0.625%            1.4375%
-------------------------------------------------------------------------------------
4.50 (less than or equal to) x (less than) 5.00        0.500%            1.2500%
-------------------------------------------------------------------------------------
4.00 (less than or equal to) x (less than) 4.50        0.500%            1.1250%
-------------------------------------------------------------------------------------
3.50 (less than or equal to) x (less than) 4.00        0.500%            1.0000%
-------------------------------------------------------------------------------------
x (less than) 3.50                                     0.500%            0.8125%
-------------------------------------------------------------------------------------

--------------
(1) From the three-month anniversary of the Effective Date to the six-month anniversary of the Effective Date.